UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2020 (October 19, 2020)

FRONT YARD RESIDENTIAL CORPORATION

(Exact name of Registrant as specified in its charter)

MARYLAND	001-35657	46-0633510
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Altisource Asset Management Corporation
5100 Tamarind Reef
Christiansted, United States Virgin Islands 00820
(Address of principal executive offices including zip code)

(340) 692-0525

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RESI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On October 19, 2020, Front Yard Residential Corporation, a Maryland corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Pretium Midway Holdco, LP, a Delaware limited partnership (“Parent”), and Midway AcquisitionCo REIT, a Maryland real estate investment trust (“Merger Sub”), pursuant to which the Company will be acquired by a partnership led by Pretium Midway Investments, LP (the “Pretium Investor”), a fund managed by affiliates of Pretium Partners, LLC, and including funds managed by the real estate equity and alternative credit strategies of Ares Management Corporation (the “Ares Investors”).

The Merger Agreement provides that, among other things, upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (“Effective Time”), the Company will merge with and into Merger Sub (the “Merger”), with Merger Sub as the successor in the Merger and continuing as a wholly owned subsidiary of Parent.

Pursuant to the Merger Agreement, each share of common stock, par value $0.01 per share, of the Company (the “Shares” and each, a “Share”) issued and outstanding immediately prior to the Effective Time (other than Shares owned by Parent, Merger Sub or any Company Subsidiary) shall be converted into the right to receive $13.50 per Share in cash without interest and subject to deduction for any required withholding tax (the “Merger Consideration”).

At the Effective Time, each outstanding stock option held by our employees to purchase Shares (the “Company Options”), whether vested or unvested, shall be cancelled immediately prior to the Effective Time in exchange for the right to receive a cash payment in an amount equal to (A) the number of Shares underlying the Company Option immediately prior to the Effective Time multiplied by (B) the excess (if any) of the Merger Consideration over the applicable exercise price of the Company Option. Each outstanding restricted stock unit with respect to the Shares held by our employees and non-employee directors (the “Company RSUs”), whether vested or unvested, shall be cancelled immediately prior to the Effective Time in exchange for the right to receive a cash payment equal to (A) the number of Shares underlying such Company RSU (irrespective of whether any performance goals have been met), multiplied by (B) the Merger Consideration.

The parties’ obligation to consummate the Merger is subject to the satisfaction or waiver of conditions set forth in the Merger Agreement, including: (i) the approval of the Merger by the holders of a majority of the outstanding Shares entitled to vote thereon, (ii) the absence of any law or governmental order prohibiting the Merger, (iii) the Company’s receipt of a tax opinion relating to the REIT status of the Company, (iv) (A) each of the existing lender consents to the Merger under certain of the Company’s existing credit facilities shall remain in full force and effect and, if in escrow pending the consummation of the Merger, shall be released from escrow at the closing, and shall be effective not later than, and substantially concurrently with, the consummation of the Merger, and (B) a consent to the Merger under the Company’s credit facility with the Federal Home Loan Mortgage Corporation shall have been delivered to the Company, shall be in full force and effect and shall be effective not later than, and substantially concurrently with, the consummation of the Merger, (v) no specified event of default or financial covenant event of default shall have occurred and be continuing under any of the existing credit facilities and (vi) certain other customary conditions relating to the parties’ representations and warranties in the Merger Agreement and the performance of their respective obligations.

The Company has made customary representations and warranties in the Merger Agreement. The Merger Agreement also contains customary covenants and agreements, including covenants and agreements relating to the conduct of the Company’s business between the date of the signing of the Merger Agreement and the closing of the transactions contemplated under the Merger Agreement. The representations and warranties made by the Company are, subject to certain limited exceptions, qualified by disclosures made in its disclosure schedules and Securities and Exchange Commission (“SEC”) filings.

The Merger Agreement also contains covenants by the Company not to participate in any discussions or negotiations with any person making any proposal for an alternative transaction, and requiring the board of directors of the Company (the “Board”) to recommend to its stockholders that they approve the transactions contemplated by the Merger Agreement, in each case, subject to certain exceptions. The Board may change its recommendation in certain circumstances specified in the Merger Agreement in response to an unsolicited proposal for an alternative transaction or following an intervening event.

Under the Merger Agreement, each of the Company and Parent has also agreed to use reasonable best efforts to consummate the Merger.

Parent has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the proceeds of which will be used by Parent to pay the Merger Consideration and all related fees and expenses. The Pretium Investor and the Ares Investors have committed to capitalize Parent with an equity contribution and have provided the Company with a limited guarantee in favor of the Company guaranteeing the payment of certain monetary obligations that may be owed by Parent pursuant to the Merger Agreement, including any Parent Termination Fee (as defined below) that may become payable by Parent.

The Merger Agreement contains certain termination rights for the Company and Parent, and provides that, upon termination of the Merger Agreement by the Company or Parent upon specified conditions, the Company will be required to pay Parent a termination fee equal to $24,000,000 and reimburse Parent for any and all reasonable and documented out-of-pocket fees and expenses up to a maximum amount of $8,200,000.

The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of $24,000,000 (the “Parent Termination Fee”) and reimburse Parent for any and all reasonable and documented out-of-pocket fees and expenses up to a maximum amount of $8,200,000 upon the termination of the Merger Agreement by the Company or Parent under specified conditions. In addition, Parent will be required to pay the Company a fee of $10,000,000 (the “Parent Burdensome Condition Termination Fee”) if the Merger fails to close by April 19, 2021, and the sole reason for such failure is the proposed imposition under the Company’s credit facility with the Federal Home Loan Mortgage Corporation of certain conditions with respect to such lender’s consent to the Merger; provided that, in no event will Parent be required to pay both the Parent Termination Fee and the Parent Burdensome Condition Termination Fee. The Pretium Investor and the Ares Investors have entered into a limited guarantee with the Company to guarantee Parent’s obligation to pay to the Company the Parent Termination Fee and the Parent Burdensome Condition Termination Fee and make certain other specified payments to the Company, subject to the terms and conditions set forth in the limited guarantee.

In addition to the foregoing termination rights, and subject to certain limitations, either party may terminate the Merger Agreement if the Merger is not consummated by April 19, 2021.

In connection with the Merger Agreement, Parent has entered into a voting and support agreement (the “Voting Agreements”) with STS Master Fund, Ltd. on behalf of its investment adviser Deer Park Road Management Co. (representing approximately 14.8% of the outstanding Shares) pursuant to which such stockholder has agreed to vote in favor of the Merger. The Voting Agreement terminates upon termination of the Merger Agreement.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement and any related agreements. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or any other party to the Merger Agreement or any related agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

A copy of the Merger Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the Merger Agreement is qualified in its entirety by reference thereto.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2020, the Company entered into amended and restated change in control severance agreements (the “CIC Agreements”) with each of the executive officers of the Company, including George Ellison, Robin Lowe, Stephen Gray, Michael Lubin and Rene Dittrich. The material changes to the CIC Agreements were as follows: the CIC Agreements were renewed for three-year terms beginning on October 19, 2020; the amount of cash lump sum severance payments under the CIC Agreements will not be reduced by the amount of any other compensatory payments that the executive receives in connection with a change in control; and for any qualifying termination prior to January 1, 2022, the base salary and annual bonus amounts used for purposes of determining the severance payment to each executive shall not be less than the amounts set forth in the CIC Agreements.

The foregoing description of the CIC Agreements is a summary only and is qualified in its entirety by the full text of the agreements, which are attached hereto as Exhibits 10.1, 10. 2, 10.3, 10.4 and 10.5, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

2.1*	Agreement and Plan of Merger, dated as of October 19, 2020, by and among Front Yard Residential Corporation, Pretium Midway Holdco, LP and Midway AcquisitionCo

10.1	Amended and Restated Change in Control Severance Agreement, dated October 19, 2020, by and between Front Yard Residential Corporation and Rene Dittrich

10.2	Amended and Restated Change in Control Severance Agreement, dated October 19, 2020, by and between Front Yard Residential Corporation and George G. Ellison

10.3	Amended and Restated Change in Control Severance Agreement, dated October 19, 2020, by and between Front Yard Residential Corporation and Stephen H. Gray

10.4	Amended and Restated Change in Control Severance Agreement, dated October 19, 2020, by and between Front Yard Residential Corporation and Robin N. Lowe

10.5	Amended and Restated Change in Control Severance Agreement, dated October 19, 2020, by and between Front Yard Residential Corporation and Michael G. Lubin

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of October 19, 2020, by and among Front Yard Residential Corporation, Pretium Midway Holdco, LP and Midway AcquisitionCo REIT

10.1	Amended and Restated Change in Control Severance Agreement, dated October 19, 2020, by and between Front Yard Residential Corporation and Rene Dittrich

10.2	Amended and Restated Change in Control Severance Agreement, dated October 19, 2020, by and between Front Yard Residential Corporation and George G. Ellison

10.3	Amended and Restated Change in Control Severance Agreement, dated October 19, 2020, by and between Front Yard Residential Corporation and Stephen H. Gray

10.4	Amended and Restated Change in Control Severance Agreement, dated October 19, 2020, by and between Front Yard Residential Corporation and Robin N. Lowe

10.5	Amended and Restated Change in Control Severance Agreement, dated October 19, 2020, by and between Front Yard Residential Corporation and Michael G. Lubin

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules and Exhibits omitted pursuant to item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request, provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Front Yard Residential Corporation

October 22, 2020	By:	/s/ Robin N. Lowe
Robin N. Lowe Chief Financial Officer

Exhibit 2.1

Execution Version

AGREEMENT AND PLAN OF MERGER

among

FRONT YARD RESIDENTIAL CORPORATION,

PRETIUM MIDWAY HOLDCO, LP

AND

MIDWAY ACQUISITIONCO REIT

Dated as of October 19, 2020

i

TABLE OF CONTENTS

(cont.)

ii

INDEX OF DEFINED TERMS

Defined Term	Section
Alternative Financing	6.2(e)
Alternative Financing Commitments	6.2(e)
Acquisition Proposal	6.2(d)
Additional Contract	5.1(k)(ii)
Affiliate	5.1(a)
Agreement	Preamble
Alternative Acquisition Agreement	6.2(e)
AMA	5.1(r)
Antitrust Laws	6.5(b)
Applicable Date	5.1(e)(i)
Articles of Merger	1.3
Bankruptcy and Equity Exception	5.1(c)
Business Day	1.2
Bylaws	2.2
Certificate	4.1(a)(i)
Chancery Court	9.5(b)
Change in Recommendation	6.2(e)
Chosen Courts	9.5(b)
Closing	1.2
Closing Date	1.2
COBRA	5.1(h)(iv)
Code	4.2(f)
Common Share	4.1(b)
Company	Preamble
Company Balance Sheet	5.1(g)(ii)
Company Bylaws	5.1(d)(ii)
Company Charter	5.1(d)(ii)
Company Director-Granted RSU	4.5(b)
Company Disclosure Letter	5.1
Company Escrow Account	8.6(b)(i)
Company Excess Amount	8.6(b)
Company Excess Amount Tax Opinion	8.6(b)(i)
Company Expenses	8.5(c)(i)
Company IP	5.1(o)(ii)
Company Lease	5.1(p)(viii)
Company Leases	5.1(p)(viii)
Company Market-Based RSU	4.5(d)
Company Material Adverse Effect	5.1(a)
Company Option	4.5(a)
Company Plan	5.1(h)(i)
Company Properties	5.1(p)(i)
Company Property	5.1(p)(i)
Company Recommendation	5.1(c)
Company REIT Qualification Ruling	8.6(b)(i)

Defined Term	Section
Company Related Parties	8.5(g)
Company Reports	5.1(e)(i)
Company Service-Based RSU	4.5(c)
Company Severance Arrangements	6.9(b)
Company Stock Plans	4.5(a)
Company Stockholders Meeting	6.4(a)
Company Tax Protection Agreement	5.1(n)(ix)
Company Third Party Consents	6.5(a)
Company Tenant Lease	5.1(p)(iii)
Company Termination Fee	8.5(b)
Company Title Insurance Policies	5.1(p)(ix)
Company Title Insurance Policy	5.1(p)(ix)
Confidentiality Agreement	9.7
Continuation Period	6.9(a)
Continuing Employee	6.9(a)
Contract	5.1(k)(i)
Contracts	5.1(k)(i)
COVID-19 Measures	5.1(a)
COVID-19 Pandemic	5.1(a)
Customary Redactions	5.2(g)(ii)
D&O Insurance	6.11(b)
Data Tape	5.1(p)(xiii)
Debt Commitment Letter	5.2(g)(ii)
Debt Financing	5.2(g)(ii)
Debt Financing Related Parties	6.15(h)
Debt Financing Sources	6.15(d)
Deutsche Bank	5.1(c)
Effective Time	1.3
Environmental Law	5.1(m)(ii)
Equity Commitment Letters	5.1(g)(iii)
Equity Financing	5.1(g)(iii)
Equity Investor	5.1(g)(iii)
ERISA	5.1(h)(i)
ERISA Affiliate	5.1(h)(iv)
Exchange Act	5.1(d)(i)(A)
Exchange Fund	4.2(a)
Excluded Share	4.1(a)(i)
Excluded Shares	4.1(a)(i)
Existing Credit Facilities	5.1(d)(ii)
Existing Lender Consents	5.1(d)(ii)
FCPA	5.1(j)(iv)(A)(I)
Financial Assurances	5.1(e)(vi)
Financing	5.2(g)(iii)
Foreign Plan	5.1(h)(viii)
FYR LP	5.1(r)

Defined Term	Section
GAAP	5.1(a)
Government Official	5.1(j)(iv)(B)
Governmental Entity	5.1(d)(i)
Guarantor	5.2(h)
Hazardous Substance	5.1(m)(ii)(B)
Indebtedness	5.1(e)(vi)
Indemnified Parties	6.11(a)
Information Technology Systems	5.1(o)(vii)(A)
Intellectual Property	5.1(o)(vii)(B)
Intervening Event	6.2(d)
IRS	5.1(h)(iii)
Knowledge of Parent	5.1(a)
Knowledge of the Company	5.1(a)
Laws	4.2(d)
Lender	5.2(g)(ii)
License	5.1(j)(i)
Licenses	5.1(j)(i)
Lien	5.1(b)(iii)
Limited Guarantee	5.2(h)
Manager	6.9(a)
Material Contracts	5.1(k)(i)
Measurement Date	5.1(b)(i)
Merger	Recitals
Merger Consideration	4.1(a)(i)
Merger Sub	Preamble
MGCL	1.1
MRL	1.1
Nonqualifying Income	8.6(a)
NYSE	5.1(a)
Option Payment	4.5(a)
Order	5.1(j)(i)
Parent	Preamble
Parent Burdensome Condition Termination Fee	8.5(c)(ii)
Parent Escrow Account	8.6(e)(i)
Parent Excess Amount	8.6(e)
Parent Excess Amount Tax Opinion	8.6(e)(i)
Parent Expenses	8.5(b)
Parent Material Adverse Effect	5.2(a)
Parent Parties	5.1(u)
Parent REIT Qualification Ruling	8.6(e)(i)
Parent Related Parties	8.5(f)
Parent Termination Fee	8.5(c)
Paying Agent	4.2(a)
Payment	8.5(e)
Permitted Investments	4.2(a)

Defined Term	Section
Permitted Liens	5.1(o)(ii)
Person	4.2(b)
Personal Data	5.1(o)(vii)(C)
Post-Signing Plan	5.1(h)(i)
Post-Termination Payments	5.1(f)
Preferred Shares	5.1(b)(i)
Proceedings	5.1(g)(i)
Property Date	5.1(p)(i)
Property Management Agreements	5.1(p)(x)
Proxy Statement	6.3(a)
Qualified REIT Subsidiary	5.1(b)(iv)
Real Estate Purchase Contract	5.1(p)(ii)
Recovery Matters	8.5(f)(ii)(B)
Registered IP	5.1(o)(i)
REIT	6.1(a)
REIT Requirements	8.6(a)
Release	5.1(m)(ii)(C)
REO Property	5.1(p)(ii)
Representatives	6.2(d)
Requested Transactions	6.21
Requisite Company Vote	5.1(c)
Revolving Promissory Note	6.1(a)(v)
Sarbanes-Oxley Act	5.1(e)(i)
SDAT	1.3
SEC	5.1(e)(i)
Section 409A	5.1(h)(vi)
Securities Act	5.1(e)(i)
Security Incident	5.1(o)(vii)(D)
Share	4.1(a)(i)
Shares	4.1(a)(i)
Specified Lender Consent	6.5(a)(i)(D)
Staff	6.3(b)
Subsidiary	5.1(a)
Superior Proposal	6.2(d)
Surviving Company	1.1
Takeover Statute	5.1(l)
Tax	5.1(n)
Tax Return	5.1(n)
Taxable	5.1(n)
Taxable REIT Subsidiary	5.1(b)(iv)
Taxes	5.1(n)
Termination Agreement	5.1(r)
Termination Date	8.2(a)
Uncertificated Shares	4.1(a)(i)
Willful Breach	8.5(i)

v

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (hereinafter referred to as this “Agreement”), dated as of October 19, 2020, among Front Yard Residential Corporation, a Maryland corporation (the “Company”), Pretium Midway Holdco, LP, a Delaware limited partnership (“Parent”) and Midway AcquisitionCo REIT, a Maryland real estate investment trust and a direct wholly owned Subsidiary of Parent (“Merger Sub”).

RECITALS

WHEREAS, the board of directors of the Company, by resolutions duly adopted, has (i) approved this Agreement and the merger of the Company with and into Merger Sub, with Merger Sub surviving the merger as the surviving company (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement, (ii) determined that the Merger and the other transactions provided for in this Agreement on the terms and conditions set forth in this Agreement are fair and reasonable and advisable to, and in the best interests of, the Company, (iii) directed that the Merger be submitted for consideration at a meeting of the stockholders of the Company and (iv) resolved to recommend that the stockholders of the Company vote in favor of the approval of the Merger;

WHEREAS, the board of directors of Parent, by resolutions duly adopted, has (i) approved the Merger and the transactions contemplated hereby to which it is a party upon the terms and subject to the conditions set forth in this Agreement and (ii) adopted and approved this Agreement;

WHEREAS, the board of trustees of Merger Sub, by resolutions duly adopted, has (i) approved the Merger and the transactions contemplated by this Agreement to which it is a party upon the terms and subject to the conditions set forth in this Agreement, (ii) adopted and approved this Agreement, and (iii) directed that the Merger be submitted for approval by Parent as sole shareholder of Merger Sub;

WHEREAS, Parent, as sole shareholder of Merger Sub has approved the Merger;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent’s willingness to enter into this Agreement, an affiliate of Deer Park Road Management who beneficially owns approximately 14.8% of the outstanding Shares (as defined below), is entering into a voting and support agreement, pursuant to which it has agreed, among other things, to vote its Shares in favor of the Merger; and

WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the sufficiency of which is acknowledged and agreed, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

THE MERGER; CLOSING; EFFECTIVE TIME

1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, the Company shall be merged with and into Merger Sub and the separate corporate existence of the Company shall thereupon cease. Merger Sub shall be the successor in the Merger (in such capacity, sometimes hereinafter referred to as the “Surviving Company”) and shall continue as a wholly owned subsidiary of Parent. The Merger shall have the effects specified in the Maryland General Corporation Law (the “MGCL”) and the Maryland REIT Law (the “MRL”).

1.2 Closing. The closing of the Merger (the “Closing”) shall take place (i) remotely by the electronic exchange of documents and signatures (or their electronic counterparts), and closing deliverables, as soon as reasonably practicable, and in no event later than three (3) Business Days, following the day on which the last to be satisfied or waived of each of the conditions set forth in ARTICLE VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) shall have been satisfied or waived in accordance with this Agreement or (ii) at such other place and/or on such other date as the Company and Parent may otherwise agree in writing. For purposes of this Agreement, the term “Business Day” shall mean any day of the year on which banks are not required or authorized by Law to close in New York City. The date on which the Closing actually occurs is referred to as the “Closing Date”.

1.3 Effective Time. Immediately following the Closing, the Company and Parent will cause the articles of merger with respect to the Merger (the “Articles of Merger”) to be executed, acknowledged and filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) as provided in the MGCL and the MRL. The Merger shall become effective at the time when the Articles of Merger are accepted for record by the SDAT or at such later time (not to exceed thirty (30) days from the date the Articles of Merger are accepted for record by the SDAT) as may be agreed upon by the parties hereto in writing and set forth in the Articles of Merger in accordance with the MGCL and the MRL (the “Effective Time”).

ARTICLE II

ORGANIZATIONAL DOCUMENTS

OF THE SURVIVING COMPANY

2.1 The Declaration of Trust of the Surviving Company. At the Effective Time, the declaration of trust of Merger Sub, in effect immediately prior to the Effective Time shall be the declaration of trust of the Surviving Company, until thereafter amended as provided therein or by applicable Law, subject to Section 6.11.

2.2 The Bylaws of the Surviving Company. At the Effective Time, the bylaws of Merger Sub in effect immediately prior to the Effective Time shall remain unchanged and shall be the bylaws of the Surviving Company (the “Bylaws”), until thereafter amended as provided therein or by applicable Law, subject to Section 6.11, except that the name of the Surviving Company shall be such name as Parent may designate.

ARTICLE III

MANAGEMENT OF THE SURVIVING COMPANY

3.1 Management of Surviving Company. The parties hereto shall take all actions necessary so that that the trustee(s) and officers of Merger Sub in office immediately prior to the Effective Time shall, from and after the Effective Time, continue as the only trustee(s) and officers of the Surviving Company until their respective successors have been duly elected and qualified or until their earlier resignation or removal in accordance with the declaration of trust and bylaws of the Surviving Company.

ARTICLE IV

EFFECT OF THE MERGER ON SECURITIES;

EXCHANGE

4.1 Effect on Capital Stock.

(a) At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company, Parent or Merger Sub:

(i) Merger Consideration. Each share of common stock, par value $0.01 per share, of the Company (the “Shares” and each, a “Share”) issued and outstanding immediately prior to the Effective Time (other than Shares owned by Parent, Merger Sub or any Company Subsidiary (each such Share, an “Excluded Share” and, collectively, the “Excluded Shares”)) shall be converted into the right to receive $13.50 per Share in cash without interest and subject to deduction for any required withholding Tax in accordance with Section 4.2(f) (the “Merger Consideration”). At the Effective Time, all of the Shares (other than Excluded Shares) shall cease to be outstanding, shall be cancelled and shall cease to exist, and (A) each certificate (a “Certificate”) formerly representing any of the Shares (other than the Excluded Shares) and (B) each book-entry account formerly representing any uncertificated Shares (“Uncertificated Shares”) (other than Excluded Shares) shall thereafter represent only the right to receive the Merger Consideration.

(ii) Cancellation of Excluded Shares. Subject to Section 4.3, each Excluded Share shall, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holder thereof, cease to be outstanding, shall be cancelled without payment of any consideration therefor and shall cease to exist.

(b) Merger Sub. Each common share of beneficial interest, par value $0.01 per share (“Common Share”), of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding as one Common Share of the Surviving Company, such that immediately following the Merger, Parent shall continue as the sole shareholder of the Surviving Company.

4.2 Exchange of Certificates.

(a) Paying Agent. On the Closing Date, Parent shall deposit, or cause to be deposited, with a paying agent selected by Parent with the Company’s prior approval, which shall not be unreasonably withheld, conditioned or delayed (the “Paying Agent”), for the benefit of the holders of Shares (other than Excluded Shares), an aggregate amount of cash comprising the amounts required to be delivered pursuant to Section 4.1(a) in respect of Shares (such aggregate amount of cash being hereinafter referred to as the “Exchange Fund”). The Paying Agent shall invest the Exchange Fund as directed by Parent; provided, that (i) such investments shall be an obligation of, or guaranteed by, the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or bankers’ acceptances of commercial banks (collectively, the “Permitted Investments”) and (ii) no such investment (or losses thereon) shall affect the amount of Merger Consideration payable to the holders of Shares pursuant to Section 4.1(a). To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level required to make prompt cash payment of the Merger Consideration as contemplated hereby, Parent shall promptly replace or restore the cash in the Exchange Fund lost through such investments or other events so as to ensure that the Exchange Fund is at all times maintained at a level sufficient to make such cash payments. No later than three (3) Business Days prior to the Closing, Parent shall enter into an agreement with the Paying Agent, in form and substance reasonably satisfactory to the Company (which confirmation of satisfaction shall not be unreasonably withheld, conditioned or delayed), to effect the applicable terms of this Agreement.

(b) Exchange Procedures. Promptly after the Effective Time (and in any event within four (4) Business Days thereafter), Parent shall cause the Paying Agent to mail to each holder of record of Certificates (other than Excluded Shares) a letter of transmittal in customary form advising such holder of the effectiveness of the Merger and the conversion of its Shares into the right to receive the Merger Consideration, and specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 4.2(e)) and instructions for use in effecting the surrender of the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 4.2(e)). Upon the surrender of a Certificate (or affidavit of loss in lieu thereof as provided in Section 4.2(e)) to the Paying Agent in accordance with the terms of such transmittal materials, the holder of such Certificate shall be entitled to receive in exchange therefor an amount by check after giving effect to any required Tax withholding provided in Section 4.2(f) equal to the cash amount that such holder is entitled to receive pursuant to Section 4.1(a), and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a check for any cash to be paid upon due surrender of the Certificate may be issued and/or paid to such a transferee if the Certificate formerly representing such Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable, in each case, reasonably acceptable to the Paying Agent. For the purposes of this Agreement, the term “Person” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

(c) Transfers. From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time.

(d) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments of the Exchange Fund) that remains unclaimed by the stockholders of the Company for twelve (12) months after the Effective Time shall be delivered, at Parent’s option, to Parent. Any holder of Shares (other than Excluded Shares) who has not theretofore complied with this ARTICLE IV shall thereafter look only to Parent for delivery of any payment of cash (after giving effect to any required Tax withholdings as provided in Section 4.2(f)) upon due surrender of its Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 4.2(e)), without any interest thereon. Notwithstanding the foregoing, none of the Surviving Company, Parent, the Paying Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar federal, state, local, foreign or transnational law, statute or ordinance, common law, or any rule or regulation (collectively, “Laws”). To the fullest extent permitted by Law, immediately prior to the date any Merger Consideration would otherwise escheat to or become the property of any Governmental Entity, such Merger Consideration shall become the property of the Surviving Company, free and clear of all claims or interest of any Person previously entitled thereto.

(e) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount and upon such terms as may be required by Parent as indemnity against any claim that may be made against it, the Paying Agent or the Surviving Company with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration that would have been issuable or payable pursuant to the provisions of this ARTICLE IV (after giving effect to any required Tax withholdings as provided in Section 4.2(f)) had such lost, stolen or destroyed Certificate been surrendered.

(f) Withholding Rights. Each of Parent, Merger Sub, the Surviving Company, the Company and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended (the “Code”), or any other applicable state, local or foreign Tax Law. To the extent that amounts are so deducted or withheld by Parent, Merger Sub, the Surviving Company, the Company or the Paying Agent, as the case may be, and timely remitted to the applicable Governmental Entity, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

(g) Uncertificated Shares. Promptly after the Effective Time (and in any event within four (4) Business Days thereafter), Parent shall cause the Paying Agent to (i) mail to each holder of Uncertificated Shares (other than Excluded Shares) materials advising such holder of the effectiveness of the Merger and the conversion of its Shares into the right to receive the Merger Consideration and (ii) deliver the cash that such holder is entitled to receive in respect of its Shares pursuant to Section 4.1(a) (after giving effect to any required Tax withholdings as provided in Section 4.2(f)), without interest thereon.

4.3 No Dissenters’ or Appraisal Rights. No dissenters’ or appraisal rights will be available with respect to the Merger and the other transactions contemplated hereby, including any remedy under Section 3-201 et seq. of the MGCL.

4.4 Adjustments to Prevent Dilution. Without limiting the Company’s obligations under Section 6.1, in the event that the Company changes the number of Shares or securities convertible or exchangeable into or exercisable for any such Shares, in each case issued and outstanding prior to the Effective Time as a result of a distribution, reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, subdivision, or other similar transaction, the Merger Consideration shall be equitably adjusted to eliminate the effects of such event on the Merger Consideration.

4.5 Treatment of Equity Awards.

(a) Treatment of Stock Options. At the Effective Time, with respect to each outstanding option to purchase Shares (a “Company Option”) granted under the Front Yard Residential Corporation Conversion Option Plan, the Front Yard Residential Corporation Special Conversion Option Plan, Front Yard Residential Corporation 2016 Equity Incentive Plan or the Front Yard Residential Corporation 2019 Equity Incentive Plan (collectively, the “Company Stock Plans”) whether vested or unvested, (i) if the exercise price of such Company Option is equal to or greater than the Merger Consideration, such Company Option shall terminate and be cancelled as of immediately prior to the Effective Time, without any consideration being payable in respect thereof, and have no further force or effect and (ii) if the exercise price of such Company Option is less than the Merger Consideration, such Company Option shall terminate and be cancelled as of immediately prior to the Effective Time in exchange for the right to receive, in accordance with this Section 4.5(a), a lump sum cash payment in the amount equal to (A) the number of Shares underlying the Company Option immediately prior to the Effective Time (irrespective of whether the performance goals have been met), multiplied by (B) the Merger Consideration minus the applicable exercise price (the product of clauses (A) and (B) above, the “Option Payment”). The Option Payment (if any) payable under this Section 4.5(a) to each former holder of a Company Option that was outstanding immediately prior to the Effective Time shall be paid through the Surviving Company’s payroll to such former holder as soon as practicable following the Effective Time (but in any event not later than ten (10) Business Days thereafter), net of any Taxes withheld pursuant to Section 4.2(f).

(b) Treatment of Director-Granted Restricted Stock Units. Each outstanding restricted stock unit (a “Company Director-Granted RSU”) that was granted to the Company’s non-employee directors under the Company Stock Plans that is outstanding or payable as of immediately prior to the Effective Time, whether vested or unvested, shall terminate and be cancelled as of immediately prior to the Effective Time in exchange for the right to receive a lump sum cash payment equal to (i) (A) the number of Shares underlying such Company Director-Granted RSU, multiplied by (B) the Merger Consideration plus (ii) the value as of the Effective Time of all accrued but unpaid dividend equivalents with respect to such Company Director-Granted RSU. Following the Effective Time, no such Company Director-Granted RSU that was outstanding immediately prior to the Effective Time shall remain outstanding and each former holder of any such Company Director-Granted RSU shall cease to have any rights with respect thereto, except the right to receive the consideration set forth in this Section 4.5(b) (if any) in exchange for such Company Director-Granted RSU in accordance with this Section 4.5(b). The consideration payable under this Section 4.5(b) to each former holder of a Company Director-Granted RSU that was outstanding immediately prior to the Effective Time shall be paid to such former holder as soon as practicable following the Effective Time (but in any event not later than ten (10) Business Days thereafter) or such later time as required to comply with Section 409A of the Code, net of any Taxes withheld pursuant to Section 4.2(f).

(c) Treatment of Service-Based Restricted Stock Units. Each outstanding service-based restricted stock unit (a “Company Service-Based RSU”) that was granted under the Company Stock Plans that is outstanding or payable as of immediately prior to the Effective Time, whether vested or unvested, shall terminate and be cancelled as of immediately prior to the Effective Time in exchange for the right to receive a lump sum cash payment equal to (i)(A) the number of Shares underlying such Company Service-Based RSU, multiplied by (B) the Merger Consideration plus (ii) the value as of the Effective Time of all accrued but unpaid dividend equivalents with respect to such Company Service-Based RSU. Following the Effective Time, no such Company Service-Based RSU that was outstanding immediately prior to the Effective Time shall remain outstanding and each former holder of any such Company Service-Based RSU shall cease to have any rights with respect thereto, except the right to receive the consideration set forth in this Section 4.5(c) in exchange for such Company Service-Based RSU in accordance with this Section 4.5(c). The consideration payable under this Section 4.5(c) to each former holder of a Company Service-Based RSU that was outstanding immediately prior to the Effective Time shall be paid through the Surviving Company’s payroll to such former holder as soon as practicable following the Effective Time (but in any event not later than ten (10) Business Days thereafter) or such later time as required to comply with Section 409A of the Code, net of any Taxes withheld pursuant to Section 4.2(f).

(d) Treatment of Market-Based Restricted Stock Units. Each outstanding market-based restricted stock unit (a “Company Market-Based RSU”) that was granted under the Company Stock Plans that is outstanding or payable as of immediately prior to the Effective Time, whether vested or unvested, shall terminate and be cancelled as of immediately prior to the Effective Time in exchange for the right to receive a lump sum cash payment equal to (i) (A) the number of Shares underlying such Company Market-Based RSU (irrespective of whether the performance goals have been met), multiplied by (B) the Merger Consideration plus (ii) the value as of the Effective Time of all accrued but unpaid dividend equivalents with respect to such Company Market-Based RSU. Following the Effective Time, no such Company Market-Based RSU that was outstanding immediately prior to the Effective Time shall remain outstanding and each former holder of any such Company Market-Based RSU shall cease to have any rights with respect thereto, except the right to receive the consideration set forth in this Section 4.5(d) (if any) in exchange for such Company Market-Based RSU in accordance with this Section 4.5(d).

The consideration payable under this Section 4.5(d) to each former holder of a Company Market-Based RSU that was outstanding immediately prior to the Effective Time shall be paid through the Surviving Company’s payroll to such former holder as soon as practicable following the Effective Time (but in any event not later than ten (10) Business Days thereafter) or such later time as required to comply with Section 409A of the Code, net of any Taxes withheld pursuant to Section 4.2(f).

(e) Further Action. At or prior to the Effective Time, the Company, the board of directors of the Company and the compensation committee of the board of directors of the Company, as applicable, shall adopt any resolutions and take any actions which are necessary to effectuate the provisions of this Section 4.5.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

5.1 Representations and Warranties of the Company. Except (i) as set forth in the corresponding sections or subsections of the disclosure letter delivered to Parent by the Company at the time of entering into this Agreement (the “Company Disclosure Letter”) (it being understood that any disclosure set forth in one section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to, and shall be deemed to apply to and qualify, the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement to the extent the qualifying nature of such disclosure with respect to such other section or subsection is reasonably apparent on the face of such disclosure) or (ii) as disclosed in any Company Reports filed on or after January 1, 2020 and prior to the date of this Agreement (excluding all disclosures other than statements of historical fact) in any “Risk Factors” section and any disclosures included in any such Company Reports that are cautionary, predictive or forward looking in nature; provided, that nothing disclosed in any such Company Reports will be deemed to modify or qualify the representations and warranties set forth in Sections 5.1(a), (b), (c), (d), (l) or (r); the Company hereby represents and warrants to Parent and Merger Sub as follows:

(a) Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Prior to the date of this Agreement, the Company has made available to Parent and Merger Sub complete and correct copies of the respective articles of incorporation and bylaws (or comparable organizational documents) of the Company and each of its Subsidiaries as amended to and as in effect on the date of this Agreement.

As used in this Agreement, (i) the term “Subsidiary” means, with respect to any Person, any other Person with respect to which the first Person (x) has the voting power or such other right to elect a majority of the board of directors or other persons performing similar functions or (y) beneficially owns more than fifty percent (50%) of the voting stock (or of any other form of voting or controlling equity interest in the case of a Person that is not a corporation) or economic interest, in each case, directly or indirectly through one or more other Persons, (ii) the term “Affiliate” means, when used with respect to any party, any Person who is an “affiliate” of that party within the meaning of Rule 405 promulgated under the Securities Act; provided, that neither of the Equity Investors nor any of their respective Affiliates shall be deemed to be “Affiliates” of Parent or Merger Sub (or, following the Closing, the Surviving Corporation or any of its Subsidiaries), (iii) “Company Material Adverse Effect” means, with respect to the Company and its Subsidiaries, any change, event, occurrence, development, circumstance or condition that, individually or in the aggregate (x) has or would reasonably be expected to prevent or materially impair or delay the ability of the Company and its Subsidiaries, to consummate the transactions contemplated hereby or (y) has had or would reasonably be expected to have a material adverse effect on the financial condition, properties, assets, business or results of operations of the Company and its Subsidiaries, taken as a whole, excluding for the purposes of clause (y), any such effect resulting from or arising in connection with: (1) changes in, or events generally affecting, the financial, securities or capital markets, (2) general economic or political conditions in the United States or any foreign jurisdiction in which the Company or any of its Subsidiaries operate, including any changes in currency exchange rates, interest rates, monetary policy or inflation, (3) changes in, or events generally affecting, the industries in which the Company or any of its Subsidiaries operate, (4) any acts of war, disease outbreak, epidemic, pandemic (in the case of pandemic, including SARS-CoV-2 or COVID-19 pandemic, including any evolutions or mutations of the SARS-CoV-2 virus (the “COVID-19 Pandemic”)), sabotage, civil disobedience or terrorism or natural disasters (including hurricanes, tornadoes, floods or earthquakes), (5) any COVID-19 Measures, (6) any failure by the Company or any of its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions in respect of financial performance for any period, (7) a decline in the price of the Shares, or a change in the trading volume of the Shares, on the New York Stock Exchange (“NYSE”), provided, that the exceptions in clauses (6) and (7) shall not prevent or otherwise affect a determination that any change, event, occurrence, development, circumstance or condition underlying such failure or decline or change (if not otherwise falling within any of the exclusions pursuant to the other clauses of this definition) has resulted in, or contributed to, a Company Material Adverse Effect, (8) changes in applicable Law, (9) changes in U.S. generally accepted accounting principles (“GAAP”) (or authoritative interpretation thereof), (10) the taking of any specific action expressly required by this Agreement or taken with Parent’s written consent (other than pursuant to Section 6.1 of this Agreement), (11) the announcement or pendency (but, for the avoidance of doubt, not the consummation) of this Agreement and the Merger, including the impact thereof on the relationships with customers, suppliers, distributors, partners and other third parties with whom the Company has a relationship or (12) any litigation brought by stockholders of the Company or Parent alleging breach of duty or inadequate disclosure in connection with this Agreement or any of the transactions contemplated hereby (it being understood and agreed that the exception in this clause (12) shall apply to the effects arising out of or relating to the bringing of such litigation and not those arising out of or resulting from an actual breach (or other claim) that is the subject thereof); provided, that the changes, events, occurrences, developments, circumstances or conditions set forth in the foregoing clauses (1), (2), (3), (4), (5), (8) and (9) shall be taken into account in determining whether a “Company Material Adverse Effect” has occurred to the extent such changes, events, occurrences, developments, circumstances or conditions have a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industries in which the Company and its Subsidiaries operate (but only the incremental disproportionate effect on the Company and its Subsidiaries, taken as a whole), (iv) the term “Knowledge of the Company” means the actual knowledge of the individuals, in each case after reasonable inquiry, identified in Section 5.1(a)(iv) of the Company Disclosure Letter, (v) the term “Knowledge of Parent” means the actual knowledge of the individuals, in each case after reasonable inquiry, identified in Section 5.1(a)(v) of the Company Disclosure Letter, and (vi) the phrase “made available to Parent and Merger Sub” means, with respect to any documents or materials, that such documents or materials have been posted to the Datasite dataroom maintained by the Company for this transaction and are available for access and review by Parent and its Representatives as of October 18, 2020. For purposes of this Agreement, “COVID-19 Measures” means any action or inaction by the Company or any of its Subsidiaries taken (or not taken), on or following March 1, 2020, to the extent reasonably necessary to comply with applicable Law in any jurisdiction, including quarantine, “shelter in place,” “stay at home,” curfew, social distancing, shut down, closure, sequester, safety or similar Laws, directive or guidelines promulgated by any United States Governmental Entity, including the Centers for Disease Control and Prevention, in each case, in response to the COVID-19 Pandemic, including the CARES Act and Families First Act.

(b) Equity Capital Structure.

(i) The authorized capital stock of the Company consists of (A) 200,000,000 Shares and (B) 100,000,000 preferred shares, par value $0.01 per share (the “Preferred Shares”). As of the close of business on October 15, 2020 (the “Measurement Date”), 58,747,146 Shares were issued and outstanding and no Preferred Shares were issued and outstanding. All of the outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights, were issued in accordance with applicable Law and were not issued in violation of any preemptive or other similar rights. As of the Measurement Date there were an aggregate of 851,906 Shares reserved for, and 2,768,501 Shares subject to, issuance pursuant to the Company Stock Plans. Except as provided in the preceding sentence and except for Shares that after the date hereof become reserved for issuance or subject to issuance as permitted under this Agreement, the Company has no Shares reserved for, or subject to, issuance. The Company has no Preferred Shares or other shares of capital stock reserved for or subject to issuance (it being understood that “other shares of capital stock” shall not include Shares). From the Measurement Date to the execution of this Agreement, the Company has not issued any Shares, except pursuant to the exercise of Company Options or the settlement of Company Director-Granted RSUs, Company Service-Based RSUs and Company Market-Based RSUs outstanding as of the Measurement Date, in accordance with their terms, and, since the Measurement Date, except as expressly permitted by this Agreement for the period following the date of this Agreement, the Company has not issued any Company Options, Company Director-Granted RSUs, Company Service-Based RSUs or Company Market-Based RSUs.

(ii) Section 5.1(b)(ii) of the Company Disclosure Letter contains a correct and complete list as of the Measurement Date of (A) the number of Shares subject to outstanding Company Options under the Company Stock Plans, (B) the number of Shares subject to outstanding Company Director-Granted RSUs under the Company Stock Plans, (C) the number of Shares subject to outstanding Company Service-Based RSUs under the Company Stock Plans and (D) the number of Shares subject to outstanding Company Market-Based RSUs, in each case, under the Company Stock Plans, and the grant date, exercise price, if any, expiration date, and vesting schedule of each such Company Option, Company Director-Granted RSU, Company Service-Based RSU and Company Market-Based RSUs. All Company Option, Company Director-Granted RSU, Company Service-Based RSU and Company Market-Based RSUs are evidenced by stock option agreements or other award agreements in the forms made available to Parent and Merger Sub.

(iii) Upon any issuance of any Shares in accordance with the terms of the Company Stock Plans, such Shares will be duly authorized, validly issued and fully paid and nonassessable and free and clear of any lien, charge, pledge, security interest, claim, restriction, deed of trust, mortgage, hypothecation or other encumbrance (each, a “Lien”). Each of the outstanding shares of capital stock or other securities of each of the Company’s Subsidiaries has been duly authorized and validly issued and is fully paid and nonassessable, was issued in accordance with applicable Law, was not issued in violation of any preemptive or other similar rights and is owned by the Company or by a direct or indirect wholly owned Subsidiary of the Company, free and clear of any Liens, except for (x) Permitted Liens of the types described in clauses (A), (K) and (L) of the definition thereof and (y) Liens arising under applicable securities Laws. Except as set forth in Section 5.1(b)(i) and 5.1(b)(ii), as of the date of this Agreement, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, rights of first refusal, rights of first offer, restricted stock units, restricted stock, “phantom” stock rights, performance units, equity based compensation, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue or sell any shares of capital stock or other equity or voting securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire from the Company or any of its Subsidiaries any equity or voting securities of the Company or any of its Subsidiaries, and no securities or obligations (contingent or otherwise) evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting or registration of the capital stock or other equity interest of the Company or any of its Subsidiaries, and to the Knowledge of the Company, no voting trusts or other agreements or understandings with respect to the voting or registration of the capital stock or other equity interest of the Company or any of its Subsidiaries are in effect. Since the Measurement Date, the Company has not authorized, issued or repurchased any shares of its capital stock (other than in connection with the exercise, settlement or vesting of Company Options, Company Director-Granted RSUs, Company Service-Based RSUs and Company Market-Based RSUs in accordance with their respective terms) or granted any Company Options.

(iv) Section 5.1(b)(iv) of the Company Disclosure Letter sets forth (A) each of the Company’s Subsidiaries, including (i) its name, (ii) its jurisdiction of organization, (iii) its form of organization, (iv) its authorized equity interests, (v) its issued and outstanding equity interests, including the number thereof and (vi) the holder(s) of such issued and outstanding equity interests, (B) any other Person in which the Company or any of its Subsidiaries may hold capital stock or other equity interest (other than securities held by any employee benefit plan of the Company or any of its Subsidiaries or any trustee, agent or other fiduciary in such capacity under any such employee benefit plan) and with respect to such other Person, (i) its name, (ii) its jurisdiction of organization, (iii) its form of organization, (iv) its authorized equity interests, (v) its issued and outstanding equity interests, including the number thereof and (vi) the holder(s) of such issued and outstanding equity interests and (C) the U.S. federal income Tax classification of each Person described in clauses (A) or (B), including whether each such Person is (I) disregarded for U.S. federal income Tax purposes, (II) a “qualified REIT subsidiary” within the meaning of Section 856(i)(2) of the Code of the Company (a “Qualified REIT Subsidiary”) or (III) a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code of the Company (a “Taxable REIT Subsidiary”). No Subsidiary of the Company owns any Shares.

(c) Corporate Authority and Approval; Financial Advisor Opinion. The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger, subject only to the approval of the Merger by the holders of a majority of the outstanding stock of the Company entitled to vote thereon (the “Requisite Company Vote”). This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”). As of the date of this Agreement, the board of directors of the Company has (i) (A) determined that the Merger and the other transactions provided for in this Agreement on the terms and conditions set forth in this Agreement are fair and reasonable and advisable to, and in the best interests of, the Company and its stockholders, (B) approved this Agreement and the Merger and the other transactions contemplated hereby, (C) declared advisable the Merger and (D) subject to Section 6.2, resolved to recommend the approval of the Merger to the holders of Shares (the “Company Recommendation”), (ii) received the opinion of Deutsche Bank Securities Inc. (“Deutsche Bank”), to the effect that, based upon and subject to the various assumptions, limitations, qualifications and conditions set forth therein, it is Deutsche Bank’s opinion as investment bankers that, as of the date of such opinion, the Merger Consideration is fair, from a financial point of view, to the holders of Shares, and (iii) directed that the Merger be submitted to the holders of Shares for their approval.

(d) Governmental Filings; No Violations. (i) Other than the necessary filings, notices, reports, consents, registrations, approvals, permits, expirations of waiting periods or authorizations (A) pursuant to Section 1.3 or (B) required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), no filings, notices and/or reports are required to be made by the Company or its Subsidiaries with, nor are any consents, registrations, approvals, permits, expirations of waiting periods or authorizations required to be obtained by the Company or its Subsidiaries from, any domestic, foreign or transnational governmental, competition or regulatory authority, court, arbitral tribunal agency, commission, body or other legislative, executive or judicial governmental entity or self-regulatory agency (each, a “Governmental Entity”) in connection with the execution, delivery and performance of this Agreement by the Company and/or the consummation by the Company of the Merger and the other transactions contemplated hereby, except, in each case, those that the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the Merger.

(ii) The execution, delivery and performance of this Agreement by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the charter of the Company (as amended, restated or supplemented as of the date hereof) (the “Company Charter”) or the Bylaws of the Company (as amended, restated or supplemented as of the date hereof) (the “Company Bylaws”) or the comparable governing instruments of any of the Subsidiaries of the Company, (B) with or without the lapse of time or the giving of notice or both, a breach or violation of, a default or termination or modification (or right of termination or modification) under, payment of additional fees under, the creation or acceleration of any obligations under, or the creation of a Lien on any of the assets of the Company or any of its Subsidiaries pursuant to, any Contract (other than a Company Plan) binding upon the Company or any of its Subsidiaries, or, assuming (solely with respect to performance of this Agreement and consummation of the Merger and the other transactions contemplated hereby) the filings, notices, reports, consents, registrations, approvals, permits, expirations of waiting periods and authorizations referred to in Section 5.1(d)(i)(A) and (B) are made or obtained and receipt of the Requisite Company Vote, under any Law, Order or License to which the Company or any of its Subsidiaries is subject or (C) any change in the rights or obligations under any Contract (other than (x) a Company Plan or (y) any changes to the Existing Credit Facilities (as defined in Section 5.1(d)(ii)(B) and (C) of the Company Disclosure Letter) contemplated by any Existing Lender Consents (as defined in Section 6.1(a)(xiii) of the Company Disclosure Letter or as agreed to by Parent in writing) to which the Company or any of its Subsidiaries is a party, except, in the case of clauses (B) and (C) above, for any such breach, violation, default, termination, modification, payment, acceleration, creation or change that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(e) Company Reports; Financial Statements.

(i) The Company has filed or furnished, as applicable, on a timely basis, all forms, statements, certifications, reports and documents required to be filed or furnished by it with or to the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”) since December 31, 2017 (the “Applicable Date”) (the forms, statements, reports and documents filed with or furnished to the SEC since the Applicable Date and those filed with or furnished to the SEC subsequent to the date of this Agreement, in each case as amended, the “Company Reports”). Each of the Company Reports, at the time of its filing or being furnished complied or, if not yet filed or furnished, will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and any rules and regulations promulgated thereunder applicable to the Company Reports. As of their respective dates (or, if amended prior to the date of this Agreement, as of the date of such amendment), the Company Reports did not, and any Company Reports filed with or furnished to the SEC subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. There are no outstanding or unresolved comments in comment letters from the SEC or the Staff with respect to any of the Company Reports. To the Knowledge of the Company, none of the Company Reports is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation. None of the Company’s Subsidiaries is required to file any forms, reports, registrations, statements or other documents with the SEC.

(ii) The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE.

(iii) The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in its filings with the SEC under the Exchange Act is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC under the Exchange Act. The Company maintains internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act). Such internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company has disclosed, based on the most recent evaluation of its Principal Executive Officer and its Chief Financial Officer prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Company’s board of directors (x) any significant deficiencies and material weaknesses in the design or operation of its internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting. The Company has made available to Parent and Merger Sub (I) either materials relating to or a summary of any disclosure of matters described in clauses (x) or (y) in the preceding sentence made by management of the Company to its auditors and audit committee on or after the Applicable Date and prior to the date of this Agreement and (II) any material communication on or after the Applicable Date and prior to the date of this Agreement made by management of the Company or its auditors to the audit committee as required by the listing standards of the NYSE, the audit committee’s charter or professional standards of the Public Company Accounting Oversight Board. Since the Applicable Date, no complaints from any source regarding a material violation of accounting procedures, internal accounting controls or auditing matters, including from employees of the Company or its Subsidiaries regarding questionable accounting, auditing or legal compliance matters have, to the Knowledge of the Company, been received by the Company.

(iv) No executive officer of the Company has failed, in the last two (2) years, to make the certifications required of him or her under Sections 302 or 906 of the Sarbanes-Oxley Act with respect to any Company Report, except as disclosed in certifications filed with such Company Report. Neither the Company nor any of its executive officers has, in the last two (2) years, received written notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications. Since the Applicable Date, the Company and each of its officers and, to the Knowledge of the Company, each of its directors, have been and are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

(v) Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents or, in the case of Company Reports filed after the date of this Agreement, will fairly present, in each case, in all material respects, the consolidated financial position of the Company and its Subsidiaries, as of the date of such balance sheet, and each of the consolidated statements of income, cash flows and changes in stockholders’ equity (deficit) included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, or, in the case of Company Reports filed after the date of this Agreement, will fairly present, in each case, in all material respects, the results of operations, retained earnings (loss) and changes in financial position, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that are not or will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as such departures from GAAP may be noted therein or in the notes thereto.

(vi) Neither the Company nor any of its Subsidiaries has incurred any Indebtedness (other than Financial Assurances to the extent they have been drawn upon and promptly reimbursed), or issued or sold any debt securities or rights to acquire any debt security of the Company or any of its Subsidiaries, the terms of which, or the terms of any instrument under which such Indebtedness, debt securities or rights were issued, requires the public listing of such Indebtedness, debt securities or rights or the maintenance by the Company or any of its Subsidiaries of registration under the Exchange Act. Neither the Company nor any of its Subsidiaries has incurred any indebtedness for borrowed money or indebtedness evidenced by bonds, debentures, notes or similar instruments. As used in this Agreement, the term “Indebtedness” means, with respect to any Person, without duplication, all obligations of or undertakings by (including, as applicable, in respect of outstanding principal and accrued and unpaid interest, fees, penalties, premiums and any other fees, expenses or breakage costs) by such Person (A) for borrowed money (including deposits or advances of any kind to such Person), (B) evidenced by bonds, debentures, notes or similar instruments, (C) for capitalized leases, synthetic lease obligations (or lease obligations that should have been reflected on the books and records or financial statements of such Person as capitalized or synthetic lease obligations in accordance with GAAP) or to pay the deferred and unpaid purchase price of property or equipment (other than trade payables entered into in the ordinary course of business), (D) pursuant to securitization or factoring programs or arrangements, (E) pursuant to guarantees and arrangements having the economic effect of a guarantee of any Indebtedness of any other Person (other than between or among any of Parent and its wholly owned Subsidiaries or between or among the Company and its wholly owned Subsidiaries), (F) to maintain or cause to be maintained the financing or financial position of others, (G) in the nature of net cash payment obligations of such Person under swaps, options, derivatives and other hedging Contracts or arrangements that will be payable upon termination thereof (assuming termination on the date of determination), (H) in the nature of letters of credit, bank guarantees, security or performance bonds or similar Contracts or arrangements entered into by or on behalf of such Person (collectively, “Financial Assurances”), (I) for all Indebtedness of other Persons secured by a Lien on property or assets owned or acquired by such first Person, whether or not the indebtedness secured thereby has been assumed, (J) for any commitment that assures a creditor against loss, including actual or contingent reimbursement obligations with respect to letters of credit, bankers’ acceptances, performance bonds, surety bonds or similar obligations to the extent drawn upon, (K) for the repurchase of equity interests of the Company or any of its Subsidiaries, and (L) for all guarantees of such Person of any indebtedness of any other Person described in clauses (A) through (H) and (K) of this sentence, other than a wholly owned Subsidiary of such Person.

(vii) Neither the Company nor any of its Subsidiaries is, or has any commitment to become, a party to any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, on the other hand), including any structured finance, special purpose or limited purpose entity or Person, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S K under the Securities Act), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company Reports (including any audited financial statements and unaudited interim financial statements of the Company included therein).

(f) Absence of Certain Changes.

(i) Since December 31, 2019, there has not been any change, event, occurrence, development, circumstance or condition which has had or would, individually or in the aggregate with other changes, circumstances or developments occurring since December 31, 2019, reasonably be expected to have a Company Material Adverse Effect.

(ii) Since December 31, 2019 and through the date of this Agreement, the Company and its Subsidiaries have conducted their respective businesses in the ordinary course of such businesses consistent with past practice in all material respects and there has not been any action taken by the Company or any of its Subsidiaries that, if taken by the Company or any of its Subsidiaries during the period from the date of this Agreement through the Effective Time without Parent’s consent, would constitute a violation of Sections 6.1(a)(i), 6.1(a)(ii), 6.1(a)(v), 6.1(a)(vi), 6.1(a)(ix), 6.1(a)(x), 6.1(a)(xiv), 6.1(a)(xv), 6.1(a)(xvi) or 6.1(a)(xvii) in any material respect.

(g) Litigation and Liabilities.

(i) There are no civil, criminal, administrative, investigative or appellate actions, suits, claims, hearings, arbitrations, litigations, mediations, hearings, inquiries, audits, examinations, investigations or other proceedings (“Proceedings”), pending or threatened in writing by or against the Company, any of its Subsidiaries, or any of their respective directors, officers or employees, in their capacities as such, except for those that would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(ii) There are no obligations or liabilities of the Company or any of its Subsidiaries, whether or not accrued, contingent, absolute or otherwise other than (A) liabilities or obligations to the extent disclosed, reflected, reserved against or otherwise provided for in the consolidated balance sheet of the Company as of June 30, 2020 and the notes thereto set forth in the Company’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2020 (the “Company Balance Sheet”), (B) liabilities or obligations incurred in the ordinary course of business consistent with past practice since June 30, 2020, (C) liabilities or obligations arising out of this Agreement or the transactions contemplated hereby or (D) liabilities or obligations that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any judgment, order, writ, injunction, decree, award, stipulation or settlement of or with any Governmental Entity that would, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole (except to the extent expressly consented to by Parent pursuant to Section 6.5) or that would prevent, materially delay or materially impair the ability of the Company to consummate the Merger.

(h) Employee Benefits.

(i) For the purposes of this Agreement, the term “Company Plan” shall mean any benefit or compensation plan, policy, program, practice, agreement or arrangement maintained, sponsored or contributed to (or required to be contributed to) by the Company or any of its Subsidiaries covering current or former employees of the Company and its Subsidiaries or current or former directors of the Company or with respect to which the Company or any Subsidiary has any direct or contingent liability, including “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and any incentive, bonus, deferred compensation, stock purchase, employment, retirement, severance, retention, change in control, restricted stock, stock option, stock appreciation rights or stock based plans, programs, policies, practices, agreements or any other employee benefit plans, programs, policies, practices, agreements or arrangements (including, for the avoidance of doubt, any such plan, program, policy, practice, agreement or arrangement adopted or initially contributed to by the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries first incurs liability, after the date hereof (a “Post-Signing Plan”)) but excluding any statutory benefit plans. Each material Company Plan in effect as of the date hereof is listed in Section 5.1(h)(i) of the Company Disclosure Letter. True and complete copies of each of the material Company Plans in effect as of the date hereof, and all amendments thereto, have been made available to Parent and Merger Sub.

(ii) Since the Applicable Date, all Company Plans have complied with their terms and with applicable Laws (including, if applicable, ERISA and the Code) in all material respects.

(iii) Each Company Plan that is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the United States Internal Revenue Service (the “IRS”) and, to the Knowledge of the Company, circumstances do not exist that would reasonably be expected to result in the loss of the qualification of such plan under Section 401(a) of the Code.

(iv) Neither the Company nor any of its Subsidiaries, nor any entity or trade or business (whether or not incorporated) which is considered one employer with the Company or any of its Subsidiaries under Section 4001 of ERISA or Section 414 of the Code (an “ERISA Affiliate”), contributes to or is obligated to contribute to, or has any liability with respect to, an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA (including any “multiemployer plan” within the meaning of Section (3)(37) of ERISA). No Company Plan provides, and neither the Company nor any of its Subsidiaries has any current or future obligation to provide, post-termination or retiree life insurance, health or other welfare benefits to any person, other than pursuant to Section 4980B of the Code (“COBRA”) or any similar Law and the right, as a part of a severance or termination benefit, to receive payment of or reimbursement for COBRA premiums. Neither the Company nor any of its Subsidiaries has any liability (including on account of an ERISA Affiliate) in respect of a violation of COBRA.

(v) There is no Proceeding pending or, to the Knowledge of the Company, threatened in writing relating to the Company Plans, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(vi) Each Company Plan that is subject to Section 409A of the Code and the regulations and guidance thereunder (“Section 409A”) has been documented and operated in compliance with Section 409A in all material respects.

(vii) Except as provided in this Agreement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby would reasonably be expected to, either alone or in combination with any other event, (A) result in any payment becoming due to any employee of the Company or its Subsidiaries, (B) increase any benefits under any Company Plan in effect as of the date hereof, (C) result in the acceleration of the time of payment, vesting or funding of any such benefits or (D) result in the payment of any amount that would not be deductible by reason of Section 280G of the Code. There is no contract, agreement, plan or arrangement to which the Company or any of its Subsidiaries is a party or by which it is bound to compensate any current or former employee or other service provider for excise taxes that may be required pursuant to Section 4999 of the Code or any Taxes required by Section 409A or Section 457A of the Code.

(viii) Each Company Plan that is governed by the laws of any jurisdiction other than the United States (each a “Foreign Plan”) has been maintained, funded and administered in all material respects in accordance with applicable Laws and the requirements of such Foreign Plan’s governing documents and any applicable collective bargaining agreements. No Foreign Plan has any material unfunded or underfunded liabilities not accurately accrued in accordance with GAAP.

(i) Labor Matters.

(i) (A) Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by work rules or a collective bargaining agreement or other similar Contract with a labor union or labor organization, (B) nor is the Company or any of its Subsidiaries the subject of any proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel the Company or any of its Subsidiaries to bargain with any labor union or labor organization, (C) nor is there pending or, to the Knowledge of the Company, threatened in writing, any labor strike, walkout, work stoppage, slow-down or lockout by employees of the Company or its Subsidiaries. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the employees of the Company or any of its Subsidiaries is represented by a labor union, and, to the Knowledge of the Company, there are no organizational efforts with respect to the formation of a collective bargaining unit being made or threatened in writing involving employees of the Company or any of its Subsidiaries.

(ii) The Company and each of its Subsidiaries have complied with all applicable Laws governing employment or labor, including all contractual commitments and all such Laws relating to wages, hours, worker classification, contractors, immigration, collective bargaining, discrimination, civil rights, safety and health and workers’ compensation except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(iii) To the Knowledge of the Company, in the last three (3) years, no allegations of sexual harassment have been made to or against the Company involving (A) any officer or director of the Company in his or her capacity as an officer or director of the Company or (B) any individual in his or her capacity as an employee of the Company at a level of Senior Vice President or above, in each case that would be material to the Company and its Subsidiaries, taken as a whole.

(iv) To the Knowledge of the Company, no employee of the Company or any of its Subsidiaries, at the level of Vice President or above, is in violation of any agreement with or obligation to a former employer of such employee relating to (A) the right of any such employee to be employed by the Company or any of its Subsidiaries or (B) the knowledge or use of trade secrets or proprietary information, in each case, that would be material to the Company and its Subsidiaries, taken as a whole.

(j) Compliance with Laws, Licenses.

(i) The businesses of each of the Company and its Subsidiaries since the Applicable Date have not been, and are not being, conducted in violation of any applicable Laws or any order, judgment, injunction, ruling, writ, award or decree of any Governmental Entity (collectively, “Order”), except for such violations that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or as of the date of this Agreement, threatened in writing, nor has any Governmental Entity indicated an intention to conduct the same, in each case, that would be material to the Company and its Subsidiaries, taken as a whole. The Company and its Subsidiaries possess each permit, license, certification, approval, registration, consent, authorization, franchise, concession, variance, exemption and order issued or granted by a Governmental Entity necessary to own, lease and operate their properties and assets, and to conduct their respective businesses as currently conducted or as may be required under applicable Law (each, a “License” and collectively, the “Licenses”), in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company is not in violation of fair housing laws, Americans With Disabilities Act, building codes or other federal, state or local laws governing the rental of residential properties that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Notwithstanding the foregoing, this Section 5.1(j) shall not apply with respect to Taxes, which shall be covered exclusively by Section 5.1(n) or Environmental Laws, which shall be covered exclusively by Section 5.1(m).

(ii) Each License is, and since the Applicable Date has been, valid and in full force and effect and has not been suspended, revoked, cancelled or adversely modified, and is not and has not been the subject of a written notice or Proceeding threatening (and, to the Knowledge of the Company, no such threat has been received) to suspend, revoke, cancel or adversely modify any such License, except where any of the foregoing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There has not been any change, event, occurrence, development, circumstance or condition that would preclude any License from being renewed in the ordinary course (to the extent that such License is renewable by its terms), except where the failure thereof to be renewed has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(iii) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the licensee of each License is, and since the Applicable Date has been, in compliance with such License and has fulfilled and performed all of its obligations in all respects with respect thereto, no event has occurred which, with or without notice or the lapse of time or both, would constitute a default or violation of any License, and the Company has not received any written notice of a violation of any License. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, since the Applicable Date, neither the Company nor any of its Subsidiaries has received written notice or communication of any noncompliance or alleged noncompliance with any Licenses.

(iv) (A) The Company, its Subsidiaries and, to the Knowledge of the Company, their respective officers, directors, employees, consultants and agents and any other Person acting on its or their behalf are in compliance in all material respects with and for the past five (5) years have complied in all material respects with: (I) the provisions of the U.S. Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. § 78dd-1, et seq.) (“FCPA”) applicable to them and (II) the provisions of all anti-bribery and anti-corruption Laws of each jurisdiction in which the Company and its Subsidiaries operate or have operated and in which any agent thereof is conducting or has conducted business involving the Company or any of its Subsidiaries.

(B) For the past five (5) years, to the Knowledge of the Company, none of the Company, any of its Subsidiaries or any of their respective officers, directors, employees, consultants and agents or any other Person acting on its behalf have paid, offered or promised to pay, or authorized or ratified the payment, directly or indirectly, of any monies or anything of value (including any gift, bribe, rebate, payoff or kickback) to any foreign Governmental Entity or other foreign Government Official or any foreign political party or candidate for foreign political office for the purpose of corruptly influencing any act or decision of such official or of the foreign Governmental Entity to obtain or retain business, to direct business to any person, to improperly obtain or retain favorable treatment or to secure any other improper benefit or advantage. For purposes of this provision, “Government Official” means any official, officer, employee, or representative of, or any Person acting in an official capacity for or on behalf of, any foreign Governmental Entity, and includes any official or employee of any directly or indirectly government-owned or -controlled entity, and any officer or employee of a public international organization, as well as any person acting in an official capacity for or on behalf of any such government or department, agency, or instrumentality, or for or on behalf of any such public international organization.

(C) To the Knowledge of the Company, none of the Company, any of its Subsidiaries any of their respective officers, directors, employees, consultants and agents or any other Person acting on its or their behalf have established or maintained, or are maintaining, any unlawful fund of corporate monies or other properties or have used or are using any corporate funds for any illegal contributions, gifts, entertainment, travel or other unlawful expenses.

(D) The Company and its Subsidiaries have instituted and maintain policies and procedures designed to ensure compliance with the FCPA and other anti-bribery and anti-corruption Laws in each jurisdiction in which the Company and its Subsidiaries operate.

(E) Neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any director, manager or employee of the Company or any of its Subsidiaries (in his or her capacity as a director, manager or employee of the Company or any of its Subsidiaries), are, and for the past five (5) years, none of them have been, subject to any actual, pending, or, to the Knowledge of the Company, threatened in writing, Proceedings, demands, notices of violation, demand letters, settlements, or enforcement actions, or made any voluntary disclosures to any Governmental Entity, involving the Company or any of its Subsidiaries relating to the FCPA or any other anti-bribery and anti-corruption Laws.

(k) Material Contracts.

(i) Section 5.1(k) of the Company Disclosure Letter sets forth a list as of the date of this Agreement of each agreement, lease, license, contract, consent, settlement, note, mortgage, indenture, arrangement, letter of intent, understanding or other obligation (each, a “Contract” and, collectively, the “Contracts”) to which either the Company or any of its Subsidiaries is a party or bound (other than a Contract solely between or among the Company and its wholly owned Subsidiaries) that:

(A) provides that any of them will not compete with any other Person, or which grants “most favored nation”, “most favored customer”, “most favored supplier” or similar covenants to the counterparty to such Contract,

(B) purports to limit in any material respect either the type of business in which the Company or any of its Subsidiaries may engage or the manner or locations in which any of them may so engage in any business,

(C) requires the Company or any of its Subsidiaries (or, after the Effective Time, Parent or any of its Subsidiaries) to deal exclusively with any Person or group of related Persons,

(D) creates any partnership, joint venture, limited liability company or other similar agreements or arrangements,

(E) is required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act,

(F) contains a put, call or similar right pursuant to which the Company or any of its Subsidiaries would be required to purchase or sell, as applicable, any equity interests of any Person,

(G) was entered into with one or more Affiliates of the Company or any of its Subsidiaries (other than the Company and its Subsidiaries), or any beneficial owner of five percent (5%) or more of any class of equity interests of the Company that is not a Company Plan,

(H) involves or provides for the future disposition or acquisition of any asset or property with a fair market value or purchase price in excess of $1,500,000, or any merger, consolidation, or similar business combination transaction (in each case, other than Contracts relating to any REO Properties),

(I) pursuant to which the Company or any of its Subsidiaries provides property management services for any property in which the Company does not, directly or indirectly, own 100% of the interests in such property,

(J) constitutes a supplier or vendor contract pursuant to which the Company or any of its Subsidiaries is required to pay termination, breakage, volume reduction or similar fees in excess of $250,000;

(K) constitutes an interest rate cap, interest rate collar, interest rate swap or other contract or agreement relating to a hedging transaction which has a notional amount individually or in the aggregate in excess of $10,000,000,

(L) contains (I) a license grant to the Company or any of its Subsidiaries to use any Intellectual Property or (II) a license grant from the Company or any of its Subsidiaries to a third party to use any Intellectual Property, in the case of each of (I) and (II), other than (x) licenses for “off-the-shelf” or other widely available software licenses licensed on non-discriminatory terms for an annual fee of less than $250,000, (y) licenses for open source software and (z) non-exclusive licenses granted by the Company or any of its Subsidiaries to vendors, suppliers, and distributors and to customers in the ordinary course of business,

(M) relates to Indebtedness in excess of $500,000 individually, or $5,000,000 in the aggregate with other Contracts relating to Indebtedness, requires the Company or any of its Subsidiaries, directly or indirectly, to make any advance, loan, extension of credit, service penalty or capital contribution to, or other investment in, any Person (other than the Company or any of its wholly owned Subsidiaries) in any such case which is in excess of $250,000 individually or $500,000 with other similar Contracts, over any twelve (12) month period, or otherwise constitutes a material agreement of guarantee, credit support, indemnification or assumption or any similar commitment with respect to the obligations or liabilities (whether accrued, absolute, contingent or otherwise) of any other Person,

(N) constitutes any settlement agreement pursuant to which the Company or any of its Subsidiaries has outstanding payment obligations in excess of $100,000, or which otherwise has a material impact on the operation of the business of the Company and its Subsidiaries, or

(O) is a Contract not of a type (disregarding any dollar thresholds, materiality or other qualifiers, restrictions or other limitations applied to such contract type) described in the foregoing clauses (A) through (N) and, during the twelve (12) month period ended December 31, 2020, involved or would reasonably be expected to involve, either pursuant to its own terms or the terms of any related Contracts, payments or receipts in excess of $500,000.

(such Contracts required to be listed pursuant to clauses (A)-(O) above, but, for purposes of this ARTICLE V, excluding any Real Estate Purchase Contracts, Company Leases, Company Tenant Leases, Contracts related to any REO Properties and Property Management Agreements (which shall be addressed exclusively in Section 5.1(p)), the “Material Contracts”).

(ii) A true, correct and complete copy of each Material Contract, as amended as of the date of this Agreement, including all attachments, schedules and exhibits thereto, has been made available to Parent and Merger Sub. Each of the Material Contracts, and each Contract entered into after the date hereof that would have been a Material Contract if entered into prior to the date hereof (each, an “Additional Contract”) is (or if entered into after the date hereof, will be) valid and binding on the Company (or one or more of its Subsidiaries, as the case may be) and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, except for such failures to be valid and binding or to be in full force and effect as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party is in breach of or in default under any Material Contract or Additional Contract, and no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a default thereunder by the Company or any of its Subsidiaries, in each case, except for such breaches and defaults as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(l) Takeover Statutes. No “fair price”, “moratorium”, “control share acquisition” or other similar anti-takeover statute or regulation (including the restrictions on business combinations with an interested stockholder contained in Subtitle 6 of Title 3 of the MGCL and the restrictions on control share acquisitions contained in Subtitle 7 of Title 3 of the MGCL) (each, a “Takeover Statute”) or any anti-takeover provision in the Company Charter or Company Bylaws is applicable to the Company, the Shares, the Merger or the other transactions contemplated by this Agreement. There is no stockholder rights plan, “poison pill” antitakeover plan or similar device in effect to which the Company is subject, party or otherwise bound.

(m) Environmental Matters.

(i) Except for such matters that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (A) the Company and each of its Subsidiaries is and has been since the Applicable Date in compliance with all Environmental Laws, which compliance includes obtaining, maintaining and complying with all permits, licenses or authorizations required by applicable Environmental Laws, (B) neither the Company nor any of its Subsidiaries is subject to any Proceeding pending, or to the Knowledge of the Company threatened in writing, alleging non-compliance with or liability under any Environmental Law, (C) neither the Company nor any of its Subsidiaries is subject to any outstanding obligations under any orders, decrees or injunctions concerning liability or obligations relating to any Environmental Law nor has the Company or any of its Subsidiaries contractually assumed any liability of another Person relating to any Environmental Law, which would not otherwise be imposed on the Company or any of its Subsidiaries as a matter of law and (D) there have been no Releases of Hazardous Substances by the Company or any of its Subsidiaries, or to the Knowledge of the Company, any other Person, on, at, under or from any property currently or, to the Knowledge of the Company, formerly owned, leased or operated by the Company or any of its Subsidiaries, other than such Releases that would not reasonably be expected to result in the obligation of the Company or any of its Subsidiaries to undertake any material investigation or remediation or otherwise result in liability to the Company or any of its Subsidiaries.

(ii) As used in this Agreement, (A) the term “Environmental Law” means any Law (I) relating to pollution or the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or any exposure to or release of, or the management of (including the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production or disposal of) any Hazardous Substances, (II) that regulates, imposes liability (including for enforcement, investigatory costs, cleanup, removal or response costs, natural resource damages, contribution, injunctive relief, personal injury or property damage) or establishes standards of care with respect to any of the foregoing or (III) that establishes standards of conduct for protection of worker health and safety, but only to the extent such standards relate to occupational exposure of hazardous materials, (B) the term “Hazardous Substance” means all substances defined or regulated as hazardous, a pollutant or a contaminant under any Environmental Law, including any petroleum or natural gas hydrocarbons or any liquid or fraction thereof, asbestos or asbestos-containing material, lead-based paints, per- and polyfluoroalkyl substances, polychlorinated biphenyls, and (C) the term “Release” means any actual release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, surface water, groundwater, land surface or subsurface strata).

(iii) The Company has made available to Parent and Merger Sub any material reports, investigation, assessments, correspondence or studies in the possession of the Company or any of its Subsidiaries relating to (A) any unresolved notice or claims under Environmental Law; and (B) environmental conditions on or at any real property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries, which notices, claims or conditions would reasonably be expected to result in the Company or any of its Subsidiaries incurring material liabilities under Environmental Laws.

(iv) The representations and warranties made in this Section 5.1(m) are the only representations and warranties of the Company with respect to environmental matters.

(n) Taxes.

(i) The Company and each of its Subsidiaries (A) have timely filed (taking into account all applicable extensions) all material Tax Returns required to be filed by any of them and all such filed Tax Returns are true, complete and accurate in all material respects and (B) have duly and timely paid all material Taxes that are required to be paid by any of them (other than Taxes that are not yet delinquent or that are being contested in good faith in accordance with applicable Law and for which adequate provision has been made in accordance with GAAP), whether or not reflected on a Tax Return. Copies of all U.S. federal income Tax Returns that have been filed with the IRS by the Company or any of its Subsidiaries with respect to taxable years ending on or after December 31, 2015 have been provided or made available to Parent and Merger Sub.

(ii) Except as would not reasonably be expected to be material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole, there are no pending or, threatened in writing, disputes, audits, examinations, investigations or other proceedings in respect of Taxes or Tax Returns of the Company or any of its Subsidiaries and there are no deficiencies, claims or assessments asserted or threatened in writing by any Governmental Entity concerning the Taxes of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has extended or waived (or granted any extension or waiver of) the limitation period for the assessment or collection of any material Tax that has not since expired. Neither the Company nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any material Tax Return that remains unfiled other than automatic extensions of time obtained in the ordinary course of business. Neither the Company nor any of its Subsidiaries has received a written claim by any Governmental Entity in any jurisdiction where any of them does not file Tax Returns or pay any Taxes that it is or may be subject to taxation by that jurisdiction or required to file a Tax Return.

(iii) There are no material Tax Liens upon any property or assets of the Company or any of its Subsidiaries, except for Permitted Liens.

(iv) Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(v) Neither the Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” (in each case within the meaning of Section 355(a)(1)(A) of the Code) in a distribution intended to qualify under Section 355(a) of the Code.

(vi) Neither the Company nor any of its Subsidiaries (i) has been a member of a combined, consolidated, affiliated or unitary group for Tax filing purposes (other than a group the parent of which is or was the Company) or (ii) has any material liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract (other than any contract the principal purpose of which does not relate to Taxes).

(vii) The Company and each of its Subsidiaries has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, 1471-1474, 3102 and 3402 of the Code or similar provisions under any state or foreign Tax Laws) and in all material respects has duly and timely withheld and has paid over to the appropriate Governmental Entity any and all amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws.

(viii) Neither the Company nor any of its Subsidiaries has requested, has received or is subject to any written ruling of a Governmental Entity relating to income Taxes or has entered into any written agreement with a Governmental Entity with respect to any income Taxes.

(ix) There are no Tax allocation or sharing agreements, Company Tax Protection Agreements or similar arrangements with respect to or involving the Company or any of its Subsidiaries, and after the Closing Date neither the Company nor any of its Subsidiaries will be bound by any such Tax allocation or sharing agreements, Company Tax Protection Agreements or similar arrangements or have any liability thereunder, in each case, other than customary provisions in agreements or arrangements entered into in the ordinary course of business, the principal purpose of which is unrelated to Taxes. As used herein, “Company Tax Protection Agreement” means any written agreement to which the Company or any of its Subsidiaries is a party pursuant to which any liability to holders of equity interests in a Subsidiary that is a partnership for U.S. federal income Tax purposes relating to Taxes may arise, whether or not as a result of the consummation of the transactions contemplated hereby, including without limitation, any agreement to maintain a minimum level of debt, continue a particular debt or provide rights to guarantee debt, retain or not dispose of assets for a period of time, or provide indemnification with respect to any of the foregoing actions.

(x) The Company: (A) since its formation has been subject to taxation as a REIT, (B) has satisfied all requirements to qualify as a REIT for all such applicable tax years, without regard to Section 856(c)(6) or (7) of the Code or any similar reasonable cause exception, (C) has operated since its formation in a manner consistent with the requirements for qualification and taxation as a REIT, without regard to Section 856(c)(6) or (7) of the Code or any similar reasonable cause exception, (D) as of the Effective Time, including as a result of the Merger and the other transactions contemplated by this Agreement, will have made distributions in an amount sufficient to reduce its real estate investment trust taxable income for its taxable year ending as of the Closing Date and its taxable year ending December 31, 2020, in each case, to zero, (E) has not taken or omitted to take any action that could reasonably be expected to result in a successful challenge by the IRS or any other Governmental Entity to its qualification as a REIT and no such challenge is pending or threatened in writing, (F) is not aware of any fact that would adversely affect in a material manner its ability to continue to qualify as a REIT and (G) intends to continue to operate until the Closing Date in such a manner as would permit it to continue to qualify as a REIT for all taxable periods ending on or prior to the Closing Date.

(xi) Neither the Company nor any of its Subsidiaries (other than a Subsidiary of the Company that is a Taxable REIT Subsidiary or a Subsidiary of any such Taxable REIT Subsidiary) has engaged at any time in any “prohibited transactions” within the meaning of Section 857(b)(6) of the Code. Neither the Company nor any of its Subsidiaries has incurred any material liability for income or excise Taxes under Sections 857(b), 857(f), 860(c) or 4981 of the Code or Section 337(d) of the Code (and the applicable Treasury Regulations). Neither the Company nor any of its Subsidiaries has engaged in any transaction that would give rise to “redetermined rents,” “redetermined deductions,” “excess interest” or “redetermined TRS service income” described in Section 857(b)(7) of the Code. No event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the previous sentences will be imposed upon the Company or any of its Subsidiaries.

(xii) Except for any Taxable REIT Subsidiaries or Qualified REIT Subsidiaries in either case disclosed in Section 5.1(b)(iv) of the Company Disclosure Letter, each Person in which the Company owns an equity interest for U.S. federal income Tax purposes directly, or indirectly through one or more Persons treated as a partnership or disregarded entity for U.S. federal income Tax purposes, (A) has been since the later of the date of its formation and the date on which such interest was acquired treated for U.S. federal income Tax purposes as a partnership or a disregarded entity and not as a corporation, association, REIT, publicly traded partnership taxable as a corporation within the meaning of Section 7704 of the Code, or a taxable mortgage pool within the meaning of Section 7701(i) of the Code and (B) will not make an election or take any other action that would cause it to be classified as other than a partnership or disregarded entity for U.S. federal income Tax purposes during the period beginning on the date of this Agreement and ending on the Closing Date. Each entity that is listed in Section 5.1(b)(iv) of the Company Disclosure Letter as a Taxable REIT Subsidiary has timely and properly elected, as of the later of the date of its formation and the date on which the Company or a Subsidiary thereof acquired an interest in such entity, to be treated for U.S. federal income Tax purposes as a Taxable REIT Subsidiary. The Company does not directly or indirectly own an interest in a taxable mortgage pool within the meaning of Section 7701(i) of the Code.

(xiii) Neither the Company nor any of its Subsidiaries holds any asset the disposition of which would be subject to Section 337(d) or Section 1374 of the Code (or rules similar thereto).

(xiv) Neither the Company nor any of its Subsidiaries (other than Taxable REIT Subsidiaries) has any accumulated earnings and profits attributable to any non-REIT year (within the meaning of Section 857(a)(2)(B) of the Code).

(xv) The Company does not own any “residual interest” within the meaning of Section 860G(a)(2) of the Code in a “real estate mortgage investment conduit” within the meaning of Section 860D(a) of the Code directly or indirectly through one or more Persons treated as a partnership or disregarded entity for U.S. federal income Tax purposes.

(xvi) Section 5.1(n)(xvi) of the Company Disclosure Letter sets forth all hedging transactions entered into by the Company or any of its Subsidiaries that will remain in effect following the Effective Time described in Section 856(c)(5)(G)(i), (ii) or (iii) of the Code (assuming the identification requirement of Section 1221(a)(7) were satisfied with respect to such hedging transactions).

(xvii) The aggregate Indebtedness of the Company and each of its Subsidiaries (excluding any Taxable REIT Subsidiaries and any Subsidiaries thereof) does not exceed the aggregate adjusted U.S. federal income Tax basis of the assets of the Company and each of its Subsidiaries (excluding any Taxable REIT Subsidiaries and any Subsidiaries thereof).

(xviii) Neither the Company nor any of its Subsidiaries is required to include any material item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any (A) change in method of accounting of the Company or any of its Subsidiaries for a taxable period ending on or prior to the Closing Date, (B) installment sale by the Company or any of its Subsidiaries made on or prior to the Closing Date or (C) election by the Company or any of its Subsidiaries under Section 108(i) of the Code made prior to the Closing Date. The Company is not a successor corporation, trust, or association to any entity which has had its election to be taxable as a REIT terminated or revoked.

(xix) There are no transactions intended to qualify as an exchange subject to Section 1031(a)(1) of the Code in which the Company or any of its Subsidiaries has participated that has not been completed.

As used in this Agreement, (A) the term “Tax” (including, with correlative meanings, the terms “Taxes” and “Taxable”) means all U.S. federal, state, local and foreign taxes, duties, levies, imposts, assessments or other similar governmental charges, whether imposed directly or through withholding or deductions, in each case, that are imposed by a Governmental Entity, together with all interest, penalties and additions imposed with respect thereto and (B) the term “Tax Return” means all returns, statements, certificates, reports and similar documents (including elections, declarations, disclosures, schedules, estimates and information returns and claims for refunds) filed with or supplied to or required to be filed with or supplied to a Governmental Entity relating to Taxes, including any attachments, supplements or amendments to any of the foregoing.

(o) Intellectual Property.

(i) Section 5.1(o)(i) of the Company Disclosure Letter sets forth a list of all material registered Intellectual Property and applications to register Intellectual Property (“Registered IP”) owned by the Company or any of its Subsidiaries. To the Knowledge of the Company, all material Registered IP owned by the Company or any of its Subsidiaries is valid and subsisting, and, in the jurisdiction(s) where such Registered IP is issued or registered, is enforceable.

(ii) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole, each of the Company and its Subsidiaries owns, or has sufficient rights to use, all Intellectual Property that is material for its business as currently conducted (the “Company IP”), free and clear of all Liens, except for Permitted Liens. “Permitted Liens” means (A) Liens for Taxes that are not yet due and payable or that are being contested in good faith in accordance with applicable Law and for which adequate reserves have been established in accordance with GAAP, (B) Liens arising or incurred in the ordinary course of business in favor of landlords, vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar Liens that (i) are in an amount not to exceed $500,000 in the aggregate or (ii) are listed in Section 5.1(o)(ii) of the Company Disclosure Letter (C) Liens affecting the interest of the grantor of any easements benefiting owned real property and Liens of record attaching to real property, fixtures or leasehold improvements that would not, individually or in the aggregate, reasonably be expected to materially impair the continued use and operation of the assets to which they relate in the business of such entity and its Subsidiaries as presently conducted, (D) Liens specifically reflected in the Company Balance Sheet, (E) (I) Liens and other exceptions to title disclosed on any Company Title Insurance Policies made available to Parent and Merger Sub that, individually or in the aggregate, do not, and would not reasonably be expected to, (x) materially impair the existing use, operation or value of the applicable property or asset affected by the applicable Lien or (y) constitute a Company Material Adverse Effect, (II) with respect to leasehold interests, Liens imposed on the underlying fee or leasehold interest of the applicable ground lessor, lessor or sublessor, and (III) whether or not disclosed on any Company Title Insurance Policies, exceptions, defects or irregularities in title, easements, imperfections of title, claims, charges, security interests, rights-of-way, covenants, restrictions, and other similar matters that would not, individually or in the aggregate, reasonably be expected to materially impair the continued use and operation of the assets to which they relate in the business of such entity and its Subsidiaries as presently conducted, (F) any non-exclusive license, covenant or other right to or under Intellectual Property, (G) Liens on real estate imposed or promulgated by Law, including zoning regulations, permits and licenses, other than such Liens that would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (H) Liens imposed by any homeowners’ association, including in connection with unpaid assessments or fines, or uncured violations of applicable homeowners’ association covenants, other than such Liens that would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (I) security given in the ordinary course of business to any public utility or Governmental Entity that does not adversely interfere with the current use of the applicable Company Property, (J) Liens resulting from any acts or omissions of, or from facts or circumstances related to, Parent or Merger Sub, (K) Liens that will be terminated at or prior to the Closing in accordance with this Agreement and (L) Liens securing the Existing Credit Facilities.

(iii) Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (A) the Company and its Subsidiaries have not since the Applicable Date, and do not, infringe, misappropriate or otherwise violate the Intellectual Property rights of any third party and there are no pending, or to the Knowledge of the Company, threatened, Proceedings alleging the same and (B) to the Knowledge of the Company, no third party is infringing, misappropriating or otherwise violating any Company IP owned by the Company or any of its Subsidiaries.

(iv) Except as would not reasonably be expected to have a Company Material Adverse Effect, the Information Technology Systems used in connection with the business of the Company and its Subsidiaries are reasonably adequate for the Company’s and its Subsidiaries’ businesses as currently conducted. Since the Applicable Date, neither the Company nor any of its Subsidiaries has (A) to the Knowledge of the Company, suffered a Security Incident or been materially adversely affected by any malicious code or denial-of-services attacks on its Information Technology Systems or (B) received written notice of third party claims related to its Personal Data or Information Technology Systems, in either case of (A) or (B) that required notification under any applicable Laws and Orders. The Company has taken commercially reasonable efforts to protect the secrecy, confidentiality and value of the confidential and proprietary information of the Company and its Subsidiaries.

(v) The Company and its Subsidiaries have implemented commercially reasonable backup, security and disaster recovery technology and procedures. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries are in compliance with (A) applicable Laws and Orders regarding the privacy and security of customer, employee and other Personal Data, (B) their respective privacy, information security and cybersecurity policies, and (C) contractual requirements relating to information security, cybersecurity or the protection of Personal Data to which the Company or any of its Subsidiaries is subject. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, to the Knowledge of the Company, since the Applicable Date, there have not been any Security Incidents, including any incidents of, or third party claims related to, any unauthorized access to, or unauthorized disclosure or use of, any Personal Data in the Company’s or any of its Subsidiaries’ possession. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received since the Applicable Date any written notice of any material alleged violations of, or any material claims or investigations (including investigations by any Governmental Entity) relating to alleged violations of, any Laws and Orders with respect to Personal Data possessed by the Company or any of its Subsidiaries or any of the Company’s or any of its Subsidiaries’ privacy policies. There are no pending, or to the Knowledge of the Company, threatened Proceedings alleging noncompliance by the Company or any of its Subsidiaries with any Laws or Orders with respect to Personal Data possessed by the Company or any of its Subsidiaries or the processing of Personal Data by the Company or any of its Subsidiaries.

(vi) Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries have implemented and maintained reasonable organizational, physical, administrative, and technical measures reasonable in the industry in which the Company operates to protect Personal Data or Information Technology Systems in their possession or under their control against unauthorized access, acquisition, alteration, modification, or use.

(vii) As used in this Agreement, (A) the term “Information Technology Systems” means information technology and computer systems relating to the transmission, collection, storage, maintenance, use, sharing, dissemination, organization, presentation, generation, processing or analysis of data and information, (B) the term “Intellectual Property” means, collectively, (I) patents and patent applications, (II) registered or applied for trademarks or service marks and all related goodwill, (III) domain names, (IV) copyrights and (V) trade secrets, including confidential and proprietary information (C) the term “Personal Data” means any information in any media that identifies, or could reasonably be used to identify, a particular individual and any other data or information that constitutes personal data or personal information under any applicable Law or the Company’s or any of its Subsidiaries’ privacy policies and (D) the term “Security Incident” means (a) any loss, theft or misuse of Personal Data that constitutes a violation of the Company’s information security policies or procedures, or acceptable use policies and (b) any unauthorized processing of Personal Data in the Company’s or any of its Subsidiaries’ possession, in each case of (a) and (b), that would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, as well as any other data security incident requiring notification to any Person or Governmental Entity under applicable Laws and Orders regarding the privacy and security of customer, employee and other Personal Data.

(viii) This Section 5.1(o) constitutes the exclusive representations and warranties of the Company and its Subsidiaries with respect to Intellectual Property, Information Technology Systems, Personal Data and the subject matters set forth in this Section 5.1(o).

(p) Company Properties.

(i) Except for immaterial discrepancies, errors or omissions, Section 5.1(p)(i) of the Company Disclosure Letter sets forth a list (described by street address) of each parcel of real property owned in fee simple by the Company or any Subsidiary of the Company, or in which the Company or any Subsidiary of the Company has a leasehold interest pursuant to a ground lease or sublease, as of three (3) days prior to the date hereof (the “Property Date”) (each such real property being individually referred to herein as a “Company Property” and collectively referred to herein as the “Company Properties”). Between the Property Date and the date hereof, the Company has not (x) acquired any real property (whether in fee simple or pursuant to a leasehold interest and whether by merger, consolidation, purchase of property or assets or otherwise) which would have been a Company Property if the Company owned such property in fee simple or had a leasehold interest in such real property as of the Property Date, or (y) licensed, sold, assigned, mortgaged, pledged, placed a Lien (other than Permitted Liens) upon or otherwise disposed of any Company Property.

(ii) Section 5.1(p)(ii) of the Company Disclosure Letter sets forth a list of each option agreement, purchase and sale agreement and/or other written agreement, other than Contracts related to any REO Properties which are in effect as of the date of this Agreement and pursuant to which the Company or any Subsidiary of the Company has the right, option or obligation to purchase or otherwise acquire any real property at any time after the date of this Agreement (each, a “Real Estate Purchase Contract”). Other than as set forth in any Real Estate Purchase Contract or any Contracts related to any REO Properties, neither the Company nor any Subsidiary of the Company has any obligation to purchase a fee or leasehold interest in any real property. “REO Property” means any Company Property that has been acquired by the Company or any of its Subsidiaries pursuant to or in connection with the foreclosure of any mortgage, deed of trust, deed to secure debt or any other security instrument (including a pledge of equity interests in the applicable owner), or a deed-in-lieu of foreclosure thereof, or pursuant to a transfer or conveyance under applicable bankruptcy laws, or otherwise in connection with the exercise of remedies by the Company or any of its Subsidiaries under any mortgage or other security documents encumbering such Company Property or any equity interests therein. Section 5.1(p)(ii) of the Company Disclosure Letter sets forth a list of each REO Property.

(iii) Section 5.1(p)(iii) of the Company Disclosure Letter sets forth a list of any leases or other occupancy agreements pursuant to which the Company or any Subsidiary of the Company is a tenant as of the date of this Agreement (each, a “Company Tenant Lease”). Each Company Tenant Lease is valid and binding on the Company or a Subsidiary of the Company party thereto and, and to the Knowledge of the Company, the other party thereto, and is in full force and effect as of the date of this Agreement, enforceable in accordance with its terms (subject to proper authorization and execution of such lease by the other party thereto and subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party thereto, is in breach of or in default under any Company Tenant Lease, and no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a default thereunder by the Company or any of its Subsidiaries, in each case, except for such breaches and defaults as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. True and complete copies of all Company Tenant Leases (including all amendments, modifications, supplements, renewals and extensions related thereto) in effect as of the date of this Agreement have been made available to Parent and Merger Sub.

(iv) (A) The Company or a Subsidiary of the Company owns good and marketable fee simple title to or holds a good and valid leasehold interest in (as applicable) each of the Company Properties, in each case, free and clear of Liens, except for Permitted Liens, and (B) neither the Company nor any Subsidiary of the Company has leased (other than renewals and single-family home leases with tenants in the ordinary course of business consistent with past practice), subleased, licensed or otherwise granted any Person the right to use or occupy any Company Property or any portion thereof other than pursuant to a Company Lease entered into in the ordinary course of business, except with respect to clauses (A) and (B), in each case, where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(v) Neither the Company nor any Subsidiary of the Company has received any written notice from any Governmental Entity having jurisdiction over any of the Company Properties of any uncured violation of any Laws affecting any of the Company Properties, except for any such uncured violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(vi) Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any Subsidiary of the Company has received any written notice of any condemnation, eminent domain or similar Proceeding nor, to the Knowledge of the Company, has any such Proceeding been threatened in writing, with respect to any Company Property, that would interfere in any material manner with the current use of such Company Property (assuming its continued use in the manner it is currently used), or otherwise impair in any material manner the current operations of such Company Property (assuming its continued use in the manner it is currently operated).

(vii) As of the date of this Agreement, neither the Company nor any Subsidiary of the Company has (A) granted or is bound by or subject to (x) the terms of any unexpired option agreement, right of first refusal, right of first negotiation or right of first offer with respect to the purchase of any Company Property, or (y) any other unexpired rights in favor of third Persons to purchase or otherwise acquire any Company Property, or (B) entered into any contract for the sale or ground lease of any Company Property.

(viii) The rent roll summaries for each of the Company Properties made available to Parent and Merger Sub correctly reference, in all material respects, each lease or sublease that was in effect as of the dates shown therein and to which the Company or any Subsidiary of the Company is a party as lessor or sublessor with respect to each of the applicable Company Properties (each such lease or sublease, together with all amendments, modifications, supplements, renewals, extensions, guaranties and rent deferment agreements related thereto, a “Company Lease” and, collectively, the “Company Leases”).

(ix) Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company and each Subsidiary of the Company, as applicable, are in possession of title insurance policies evidencing title insurance with respect to each Company Property owned in fee simple (each, a “Company Title Insurance Policy” and, collectively, the “Company Title Insurance Policies”). As of the date of this Agreement, no written claim has been made against any Company Title Insurance Policy which remains pending and which has had or would be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(x) Section 5.1(p)(x) of the Company Disclosure Letter lists, as of the date of this Agreement, the parties (other than the Company or a Subsidiary of the Company) providing third party property management services for any of the Company Properties, the number of Company Properties managed by each such party, and a description of the property management agreement pursuant to which such Company Properties are being managed (collectively, the “Property Management Agreements”).

(xi) Section 5.1(p)(xi) of the Company Disclosure Letter lists in all material respects each Company Property which is (A) under development as of the date hereof, and describes the status of such development as of the date hereof, and (B) subject to a binding agreement for development or commencement of construction by the Company or any of its Subsidiaries, in each case other than those pertaining to minor capital repairs, replacements and other similar correction of deferred maintenance items in the ordinary course of business.

(xii) Except as, individually or in the aggregate, would cost the Company and its Subsidiaries less than $35,000 to repair or otherwise remediate for any single Company Property, to the Knowledge of the Company there are no (A) structural defects relating to any Company Property, (B) Company Properties whose building systems are not in working order, or (C) physical damage to any Company Property for which there is not insurance in effect covering the cost of the restoration and the loss of revenue (subject to a reasonable deduction or retention limit).

(xiii) The information in the portfolio data tape, dated October 15, 2020, made available to Parent and Merger Sub, which is set forth in Section 5.1(p)(xiii) of the Company Disclosure Letter (the “Data Tape”), was true and correct in all material respects as of the date of the Data Tape.

(q) Insurance. Except as would not reasonably be expected to have a Company Material Adverse Effect, all insurance policies of the Company and its Subsidiaries relating to the business, assets and operations of the Company and its Subsidiaries are in full force and effect, are sufficient to comply with applicable Law and provide insurance in such amounts and against such risks as the Company reasonably has determined to be prudent, taking into account the industries in which the Company and its Subsidiaries operate, no notice of cancellation or modification has been received by the Company or any of its Subsidiaries, and there is no existing default or event which, and the Company and its Subsidiaries have not taken or failed to take any action that, with the giving of notice or lapse of time or both, would constitute a default by any insured thereunder.

(r) Asset Management Agreement. The Company is, and has been since May 7, 2019, in compliance in all material respects with the Amended and Restated Asset Management Agreement by and among the Company, Front Yard Residential, L.P. (“FYR LP”) and the Manager, dated May 7, 2019 (the “AMA”) and is and at all times has been in compliance in all material respects with the Termination and Transition Agreement by and among the Company, FYR LP and the Manager dated as of August 13, 2020 (the “Termination Agreement”).

(s) Brokers and Finders. The Company has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the Merger or the other transactions contemplated in this Agreement, except that the Company has engaged Deutsche Bank as the Company’s financial advisor, the financial arrangements with which have been made available to Parent and Merger Sub.

(t) Affiliate Transactions. Since January 1, 2019, there have been no transactions, or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions, or series of related transactions, agreements, arrangements or understandings, in each case, between the Company or any of its Subsidiaries, on the one hand, and any director, officer or other Affiliate of the Company or any of its Subsidiaries, or any entity in which any such Person has a direct or indirect material interest, on the other hand (except for amounts due as normal salaries and bonuses and in reimbursement of expenses in the ordinary course of business).

(u) No Other Representations and Warranties. Except for the representations and warranties of the Company contained in this Section 5.1, the Company is not making and has not made, and no other Person is making or has made on behalf of the Company, any express or implied representation or warranty in connection with this Agreement or the transactions contemplated hereby; and neither the Company nor any person on behalf of the Company is making any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses or with respect to any other information made available to Parent and Merger Sub in connection with the transactions contemplated by this Agreement. Except for the representations and warranties expressly set forth in this ARTICLE V, the Company hereby disclaims all liability and responsibility for all projections, forecasts, estimates, financial statements, financial information, appraisals, statements, promises, advice, data or information made, communicated or furnished (orally or in writing, including electronically) to Parent, Merger Sub, any of the Equity Investors or any of Parent’s or the Equity Investors’ respective Affiliates (collectively, the “Parent Parties”) or any Representatives of any of the Parent Parties including omissions therefrom. Without limiting the foregoing, except for the representations and warranties expressly set forth in this ARTICLE V, the Company makes no representation or warranty of any kind whatsoever, express or implied, written or oral, at law or in equity, to any Parent Parties or any Representatives of any of the Parent Parties regarding the success, profitability or value of the Company.

5.2 Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub hereby represent and warrant to the Company as follows:

(a) Organization, Good Standing and Qualification. Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite limited partnership or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Prior to the execution of this Agreement, Parent has made available to the Company complete and correct copies of the certificate of limited partnership and limited partnership agreement of Parent and the declaration of trust and the bylaws of Merger Sub, in each case as amended to and in effect on the date of this Agreement.

As used in this Agreement, the term “Parent Material Adverse Effect” means any change, event, occurrence, development, circumstance or condition that, individually or in the aggregate with all other changes, events, occurrences, developments, circumstances or conditions, prevents, materially delays, materially impairs or has a material adverse effect on the ability of Parent or Merger Sub to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated hereby (including obtaining the financing necessary to pay the Merger Consideration).

(b) Authorized Capital Stock. All of the issued and outstanding shares of beneficial interest of Merger Sub are, and at the Effective Time will be, owned, directly or indirectly, by Parent, and there are (i) no other shares of beneficial interest or voting securities of Merger Sub, (ii) no securities of Merger Sub convertible into or exchangeable for equity securities or other voting securities of Merger Sub and (iii) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any equity securities, other voting securities or securities convertible into or exchangeable for equity securities or other voting securities of Merger Sub. Merger Sub has not conducted any business prior to the date of this Agreement and does not have, and prior to the Effective Time will not have, any assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

(c) Limited Partnership Authority; Approval. Each of Parent and Merger Sub have all requisite limited partnership or other power and authority and each has taken all action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception. No approval by the equityholder of Parent is required in order for Parent to execute, deliver and perform its obligations under this Agreement or to consummate the transactions contemplated hereby on the terms and subject to the conditions of this Agreement.

(d) Governmental Filings; No Violations.

(i) Other than the necessary filings, notices, reports, consents, registrations, approvals, permits, expirations of waiting periods or authorizations (A) pursuant to Section 1.3 or (B) required under the Exchange Act, no filings, notices and/or reports are required to be made by Parent or Merger Sub or their Subsidiaries with, nor are any consents, registrations, approvals, permits, expirations of waiting periods or authorizations required to be obtained by Parent or Merger Sub or their Subsidiaries from any Governmental Entity in connection with the execution, delivery and performance of this Agreement by Parent and Merger Sub and/or the consummation by Parent of the Merger and the other transactions contemplated hereby, except, in each case, those that the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(ii) The execution, delivery and performance of this Agreement by Parent and Merger Sub does not, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the respective certificate of limited partnership and limited partnership agreement of Parent and declaration of trust and bylaws of Merger Sub, (B) with or without the lapse of time or the giving of notice or both, a breach or violation of, a default or termination or modification (or right of termination or modification) under, payment of additional fees under, the creation or acceleration of any obligations under, or the creation of a Lien on any of the assets of Parent or any of its Subsidiaries pursuant to any Contract binding upon Parent or any of its Subsidiaries, or, assuming (solely with respect to performance of this Agreement and consummation of the Merger and the other transactions contemplated hereby) the filings, notices, reports, consents, registrations, approvals, permits, expirations of waiting periods and authorizations referred to in Section 5.2(d)(i) are made or obtained, under any Law, Order or License to which Parent or any of its Subsidiaries is subject or (C) any change in the rights or obligations under any Contract to which Parent or any of its Subsidiaries is a party; except, in the case of clauses (B) and (C) above, for any such breach, violation, default, termination, modification, payment, acceleration, creation or change that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(e) Litigation. As of the date of this Agreement, there are no Proceedings pending or, to the Knowledge of Parent, threatened in writing against Parent or Merger Sub that seek to enjoin, or would reasonably be expected to have the effect of preventing or making illegal, any of the transactions contemplated by this Agreement, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(f) Brokers and Finders. Parent has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the Merger or the other transactions contemplated in this Agreement, except for Persons whose fees and expenses shall be paid by Parent.

(g) Financial Ability.

(i) Assuming satisfaction or waiver of the conditions to Closing set forth in Section 7.2(a) and Section 7.2(b), the aggregate proceeds of the Financing, to the extent funded in accordance with the terms of the Commitment Letters, will be sufficient to enable Parent to (x) consummate the Merger and the other transactions contemplated hereby on the terms contemplated by this Agreement, including the payment of the aggregate Merger Consideration and all other amounts payable pursuant to ARTICLE IV and (y) pay all related fees and expenses and undertake its other obligations at Closing upon the terms contemplated by this Agreement.

(ii) Parent has delivered to the Company a true, correct and complete copy of an executed commitment letter (including, all related fee letters, sponsor support letters and side letters (which fee letters may be customarily redacted to remove the amounts of any fees, interest rates and other economic terms that do not affect the conditionality, enforceability or aggregate principal amount of the financing contemplated thereby (“Customary Redactions”)), and all exhibits, schedules, annexes, supplements and term sheets forming part thereof) addressed to Parent and dated as of the date hereof (as amended or modified only in accordance with this Section 6.15, the “Debt Commitment Letter”) from Royal Bank of Canada (the “Lender”), pursuant to which the Lender (together with any additional lender who may become party thereto) has committed to provide Parent with debt financing described therein (the “Debt Financing”).

(iii) Parent has delivered to the Company true and complete copies of executed commitment letters addressed to Parent and dated as of the date hereof (the “Equity Commitment Letters”), from Pretium Midway Investments, LP, a Delaware limited partnership, APF Holdings III, L.P., a Delaware limited partnership, APF Holdings II, L.P., a Delaware limited partnership, Ares US Real Estate Opportunity Fund III, L.P., a Delaware limited partnership and Ares US Real Estate Opportunity Parallel Fund III-A, L.P., a Delaware limited partnership (the “Equity Investors”), pursuant to which each such Equity Investor has committed to provide cash equity to fund the Merger Consideration in an aggregate amount of not less than $814,851,509 (the “Equity Financing” and, together with the Debt Financing, the “Financing”).

(iv) Each of the Equity Commitment Letters is a legal, valid and binding obligation of the parties thereto, is in full force and effect, and is enforceable against the parties thereto in accordance with its terms, subject only to the Bankruptcy and Equity Exception. There are no side letters or other contracts, agreements or understandings to which any of the Equity Investors or Parent or any of their respective Affiliates is a party relating to the Equity Financing other than as expressly set forth in the Equity Commitment Letters or as otherwise disclosed to the Company on or prior to the date hereof. The Debt Commitment Letter is a legal, valid and binding obligation of Parent and, to the Knowledge of Parent, the other parties thereto, is in full force and effect, and is enforceable against the parties thereto in accordance with their terms, subject only to the Bankruptcy and Equity Exception. As of the date of this Agreement, there are no side letters or other contracts, agreements or understandings to which any of the Equity Investors or Parent or any of its Affiliates is a party relating to the Debt Financing other than as expressly set forth in the Debt Commitment Letters or as otherwise disclosed to the Company on or prior to the date hereof.

(v) The Equity Commitment Letters provide, and will continue to provide, subject in each case in all respects to the terms and conditions set forth therein, that the Company is a third-party beneficiary thereof and is entitled to enforce such Equity Commitment Letter, and that Parent and the Equity Investors party thereto have waived any defenses to the enforceability of such third-party beneficiary rights, in each case in accordance with its terms and subject to the limitations set forth herein, including in Section 9.13 (Specific Performance).

(vi) (A) Except as expressly set forth in any Equity Investor’s Equity Commitment Letter, there are no conditions precedent to the obligation of such Equity Investor to fund the Equity Financing, (B) as of the date of this Agreement, except as expressly set forth in the Debt Commitment Letter, there are no conditions precedent to the obligations of the Lender to fund the Debt Financing and (C) there are no contingencies pursuant to any contract, agreement or other understanding relating to the Merger and the other transactions contemplated by this Agreement to which any of the Equity Investors or Parent or any of their respective Affiliates is a party that would permit the Equity Investors or Lender to, without the consent of Parent, (I) reduce the total committed amount of the Financing or (II) impose any additional condition precedent to the availability of the Financing.

(vii) As of the date of this Agreement, (A) the Commitment Letters have not been amended, restated or otherwise modified and (B) the respective commitments set forth in the Commitment Letters have not been withdrawn, rescinded, terminated, amended, restated or otherwise modified in any respect. As of the date of this Agreement, no event has occurred which would result in any breach by any of the Equity Investors of, or constitute a default by Parent or Merger Sub under, any term or condition to closing of the Commitment Letters, or otherwise result in any portion of the Financing contemplated thereby to be unavailable or delayed (assuming the satisfaction of the conditions to Closing set forth in Section 7.2(a) and Section 7.2(b)). As of the date of this Agreement, no Debt Financing Source has notified Parent or Merger Sub of its intention to withdraw, rescind or terminate the Debt Commitment Letter prior to the Closing Date or not to provide the Debt Financing and, to the Knowledge of Parent, no such withdrawal, rescission or termination is contemplated. Parent (x) has no reason to believe that it will be unable to satisfy on a timely basis any term or condition of closing to be satisfied by it or any other Parent Party contained in any Commitment Letter and (y) has no reason to believe that any portion of the Financing required to consummate the Merger and the other transactions contemplated by this Agreement will not be available to Parent or Merger Sub on the Closing Date, including any reason to believe that any Equity Investor or Lender will not perform its respective funding obligations under the Commitment Letter to which such Equity Investor or Lender is party in accordance with its terms and conditions. Parent or Merger Sub has fully paid any and all commitment fees and other fees required by the Debt Commitment Letter to be paid as of the date of this Agreement.

(h) Limited Guarantee. Concurrently with the execution of this Agreement, Parent has delivered to the Company a limited guarantee, dated as of the date of this Agreement (the “Limited Guarantee”) from the Equity Investors. The Limited Guarantee is in full force and effect and is a valid and binding obligation of the Equity Investors (the “Guarantors”) and enforceable against such Guarantors in accordance with its terms and no event has occurred which, with or without notice, lapse of time or both, would reasonably be expected to constitute a default on the part of such Guarantor under the Limited Guarantee.

(i) Ownership of Shares; Interested Stockholder. Neither Parent nor any of its Subsidiaries beneficially owns, directly or indirectly, any Shares, any rights or options to acquire any Shares, or any securities or instruments convertible into, exchangeable for, or exercisable for Shares and neither Parent nor any of its Subsidiaries has any rights to acquire any Shares except pursuant to this Agreement. Neither Parent nor Merger Sub nor any affiliate (as defined in Section 3-601 of the MGCL) of Parent or Merger Sub is, nor at any time during the period commencing three years prior to the date of this Agreement has been, an “interested stockholder” of the Company as defined in Section 3-601 of the MGCL.

(j) No Other Representations and Warranties. Except for the representations and warranties of Parent and Merger Sub contained in this Section 5.2, neither Parent nor Merger Sub is making or has made, and no other Person is making or has made on behalf of Parent and Merger Sub, any express or implied representation or warranty in connection with this Agreement or the transactions contemplated hereby; and neither Parent nor Merger Sub nor any person on behalf of Parent or Merger Sub is making any express or implied representation or warranty with respect to Parent and Merger Sub or with respect to any other information made available to the Company in connection with the transactions contemplated by this Agreement.

(k) Access to Information; Disclaimer. Parent and Merger Sub each acknowledges and agrees that it (i) has had an opportunity to discuss the business of the Company and its Subsidiaries with the management of the Company, (ii) has had reasonable access to (A) the books and records of the Company and its Subsidiaries and (B) the documents provided by the Company for purposes of the transactions contemplated by this Agreement, (iii) has been afforded the opportunity to ask questions of and receive answers from officers of the Company and (iv) has conducted its own independent investigation of the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, and has not relied on any representation, warranty or other statement by any Person on behalf of the Company or any of its Subsidiaries, other than the representations and warranties of the Company contained in Section 5.1 of this Agreement or in any certificate delivered in connection with this Agreement, and that all other representations and warranties are specifically disclaimed. Without limiting the foregoing, except for the representations and warranties set forth in Section 5.1 of this Agreement or in any certificate delivered in connection with this Agreement, each of Parent and Merger Sub further acknowledges and agrees that none of the Company or any of its stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives has made any representation or warranty concerning any estimates, projections, forecasts, business plans or other forward-looking information regarding the Company, its Subsidiaries or their respective businesses and operations. Each of Parent and Merger Sub hereby acknowledges that there are uncertainties inherent in attempting to develop such estimates, projections, forecasts, business plans and other forward-looking information with which Parent and Merger Sub are familiar, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, business plans and other forward-looking information furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, business plans and other forward-looking information), and that Parent and Merger Sub will have no claim against the Company or any of its stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives with respect thereto.

ARTICLE VI

COVENANTS

6.1 Interim Operations.

(a) The Company covenants and agrees as to itself and its Subsidiaries that, from and after the execution of this Agreement and prior to the Effective Time (unless Parent shall otherwise approve in writing (it being agreed that in the event the Company seeks such consent regarding COVID-19 Measures that are reasonably designed to protect the health or welfare of employees or other relevant individuals (as expressly noted in such request by the Company), Parent’s consent shall not be unreasonably withheld, conditioned or delayed; provided, that if Parent’s failure to respond in a timely manner would reasonably be expected to jeopardize the health or welfare of employees or other relevant individuals, Parent shall be deemed to have consented to such act or omission if it fails to expressly consent to or deny consent for such requested actions or inactions within one (1) Business Day of such request) and except as (i) required by applicable Law, (ii) expressly required by this Agreement or (iii) otherwise expressly disclosed in Section 6.1 of the Company Disclosure Letter), the Company shall use its commercially reasonable efforts to (A) conduct its business and the business of its Subsidiaries in the ordinary course of business consistent with past practice and (B) maintain the status of the Company as a “real estate investment trust” within the meaning of Sections 856 through and including 860 of the Code (a “REIT”) for all taxable periods ending on or prior to the Closing Date. Without limiting the generality of, and in furtherance of, the foregoing, the Company covenants and agrees as to itself and its Subsidiaries that, from and after the date of this Agreement and prior to the Effective Time, except as (w) required by applicable Law, (x) Parent may approve in writing (such approval not to be unreasonably withheld, conditioned or delayed with respect to clauses (iv), (vi), (viii), (ix), (xiii), (xiv), (xvi), (xviii) or (xix)), (y) expressly disclosed in Section 6.1 of the Company Disclosure Letter or (z) expressly provided for in this Agreement, the Company shall not and will not permit any of its Subsidiaries to:

(i) (A) amend, supplement or otherwise modify its articles of incorporation or bylaws (or comparable governing documents), (B) split, combine, subdivide or reclassify its outstanding shares of capital stock (except for any such transaction by a wholly owned Subsidiary of the Company which remains a wholly owned Subsidiary after consummation of such transaction), (C) declare, set aside or pay any dividend or distribution payable in cash, stock or property (or any combination thereof) in respect of any shares of its capital stock (other than (1) any dividends or distributions paid by a direct or indirect wholly owned Subsidiary of the Company (other than a Taxable REIT Subsidiary) to another direct or indirect wholly owned Subsidiary of the Company or to the Company, (2) any distributions of the Company and its Subsidiaries, including under Sections 857, 858 or 860 of the Code, as may be reasonably necessary to (x) maintain the status of the Company as a REIT or (y) avoid or reduce the imposition of any corporate level Tax or excise Tax under the Code and (3) dividend equivalents payable upon the vesting or settlement of Company Director-Granted RSUs, Company Service-Based RSUs and Company Market-Based RSUs) outstanding on the date of this Agreement in accordance with the terms of such awards and the terms of the Company Stock Plans in effect on the date of this Agreement, (D) enter into any agreement with respect to the voting of its capital stock or (E) purchase, repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible or exchangeable into or exercisable for any shares of its capital stock, other than (I) pursuant to the cashless exercise of Company Options or the forfeiture of, or withholding of Taxes with respect to, Company Options, Company Director-Granted RSUs, Company Service-Based RSUs or Company Market-Based RSUs in connection with any Taxable event related to such awards, in each case, in accordance with past practice and with the terms of the applicable Company Stock Plan as in effect on the date of this Agreement or (II) purchases, repurchases, redemptions or other acquisitions of securities of any wholly owned Subsidiary of the Company by the Company or any other wholly owned Subsidiary of the Company;

(ii) merge or consolidate with any other Person, or restructure, reorganize or completely or partially liquidate;

(iii) (A) except as required by the terms of a Company Plan, (1) modify the compensation or benefits payable to any current or former employee, director or individual service provider of the Company or any of its Subsidiaries with an annual base salary greater than $100,000, (2) materially modify the compensation or benefits payable to any current or former employee, director or individual service provider of the Company or any of its Subsidiaries with an annual base salary less than $100,000 or (3) become a party to, establish, adopt, amend, terminate, provide discretionary benefits under or make any change to any Company Plan or any arrangement that would have been a Company Plan had it been entered into prior to the date of this Agreement, other than related to annual plan renewals in the ordinary course of business or (B) grant or make any bonus or other payment to any employee, director, executive officer or individual service provider of the Company or any of its Subsidiaries;

(iv) hire any employees with an annual base salary greater than $100,000, other than any non-officer employees that are hired to replace any employees that were terminated or that resigned and that are provided total compensation and benefits substantially similar, in the aggregate, to the terminating employees being replaced;

(v) incur any Indebtedness or issue any warrants or other rights to acquire any Indebtedness, except (A) under the Existing Credit Facilities or the Revolving Promissory Note (as defined in Section 5.1(f)(ii) of the Company Disclosure Letter), (B) inter-company Indebtedness among the Company and its wholly owned Subsidiaries, (C)(1) Financial Assurances, so long as promptly reimbursed if drawn and (2) overdraft facilities or cash management programs, in each case issued, made or entered into in the ordinary course of business and (D) hedging in compliance with the hedging strategy of the Company as of the date of this Agreement in the ordinary course of business consistent with past practice and not for speculative purposes; provided, that the Company and its Subsidiaries shall use commercially reasonable efforts to mitigate any material increase in their respective aggregate exposure to currency risk;

(vi) make or commit to any capital expenditures other than in the ordinary course of business consistent with past practice and which do not exceed, in the aggregate, for the period between the date hereof and the Effective Time, one hundred and twenty (120%) of the amounts per line item reflected for such period in the Company’s monthly capital expenditure projections for 2020 (pro-rated for any partial months during such period) and the provisional capital expenditure projections for the first two quarters of 2021, in each case which are set forth in Section 6.1(a)(vi) of the Company Disclosure Letter;

(vii) other than with respect to (A) Contracts related to any REO Properties and (B) other Company Properties that are set forth in Section 6.1(a)(vii) of the Company Disclosure Letter, in each case so long as such transactions are on bona fide, commercial, arms’ length terms to an unaffiliated party, transfer, lease (other than renewals and single-family home leases with tenants in the ordinary course of business consistent with past practice), license, sell, assign, mortgage, pledge, place a Lien (other than Permitted Liens) upon or otherwise dispose of any properties or assets (including capital stock of any of its Subsidiaries but not including any Intellectual Property), with a fair market value in excess of $200,000 individually or $2,000,000 in the aggregate (other than transactions among the Company and its wholly owned Subsidiaries), subject in all respects to any restrictions that secure any of the Existing Credit Facilities other than to the extent the disposition thereof is not prohibited by the relevant Existing Credit Facility; provided, that other than with respect to properties or assets referred to in clauses (A) and (B) above, the Company shall promptly (and in any event within twenty-four (24) hours) deliver to Parent written notice of any license, sale, assignment, mortgage, pledge, or other disposition of any Company Properties;

(viii) issue, deliver, sell, grant, transfer, or encumber (other than Permitted Liens), or authorize the issuance, delivery, sale, grant, transfer or encumbrance (other than Permitted Liens) of, any shares of its capital stock or any securities convertible or exchangeable into or exercisable for, or any options, warrants or other rights to acquire, any such shares, except (A) for any Shares issued pursuant to Company Options, Company Director-Granted RSUs, Company Service-Based RSUs and Company Market-Based RSUs outstanding on the date of this Agreement in accordance with the terms of such awards and the Company Stock Plans, and (B) by wholly owned Subsidiaries to the Company or to any other wholly owned Subsidiary of the Company;

(ix) acquire any business or assets or other property, whether by merger, consolidation, purchase of property or assets or otherwise;

(x) make any material change with respect to its financial accounting policies or procedures, except as required by changes in GAAP (or any interpretation thereof) or by applicable Law;

(xi) enter into any new line of business or start to conduct a line of business of the Company or any of its Subsidiaries that is not conducted as of the date of this Agreement;

(xii) make any loans, advances or capital contributions to, or investments in, any Person (other than loans, advances or capital contributions to the Company or any direct or indirect wholly owned Subsidiary of the Company);

(xiii) (A) amend or modify in any material respect or terminate (excluding terminations upon expiration of the term thereof or upon default by any other party thereto, in each case, in accordance with the terms thereof) any Material Contract or waive, release or assign any material rights, claims or benefits under any Material Contract or take (or fail to take) any action that would reasonably be expected to cause or result in a material breach of, or material default under, any Material Contract or (B) enter into any Contract that would have been a Material Contract had it been entered into prior to the date of this Agreement unless it is on terms substantially consistent with, or on terms more favorable to the Company or its Subsidiaries (and to Parent and its Subsidiaries following the Closing) than, either a Contract it is replacing or a form of such Material Contract made available to Parent and Merger Sub; provided, that this Section 6.1(a)(xiii) shall not prohibit or restrict any action in respect of the Existing Credit Facilities as provided for in Section 6.20;

(xiv) (A) settle any Proceeding before or threatened in writing to be brought before a Governmental Entity, other than settlements if the amount of any such settlement is not in excess of $250,000 individually or $1,000,000 in the aggregate with other settlements entered into between the date hereof and the Effective Time; provided, that such settlements do not involve any non-de minimis injunctive or equitable relief or impose non-de minimis restrictions on the business activities of the Company and its Subsidiaries or Parent and its Subsidiaries or (B) waive any material right with respect to any material claim held by the Company or any of its Subsidiaries;

(xv) enter into any collective bargaining agreement or recognize or certify any labor union, labor organization or other employee representative body as the bargaining representative for any employees of the Company or any of its Subsidiaries;

(xvi) make, change or revoke any material Tax election or change a material method of Tax accounting, amend any material Tax Return, settle or compromise any material Tax liability, audit, proceeding, claim or assessment, enter into any Tax allocation, sharing or indemnity agreement (other than customary provisions in agreements or arrangements the primary subject of which is not Taxes), enter into any closing agreement in respect of material Taxes, seek or request any material Tax ruling from a Governmental Entity, file any material Tax Return inconsistent with past practice other than as required by applicable Law or contribute any assets to a Taxable REIT Subsidiary (other than any assets that are expected to be sold prior to the Closing Date and are otherwise permitted to be sold prior to the Closing Date pursuant to the terms of this Agreement);

(xvii) take any action, or fail to take any action, which action or failure to act would reasonably be expected to cause (A) the Company to fail to qualify as a REIT or (B) any other Subsidiary of the Company to fail to preserve its status as set forth in Section 5.1(b)(iv) of the Company Disclosure Letter;

(xviii) terminate, cancel or make any material changes to the structure, limits or terms and conditions of any of its insurance policies, including allowing the policies to expire without renewing such policies or obtaining comparable replacement coverage, or prejudicing rights to insurance payments or coverage;

(xix) sell, assign (other than Permitted Liens), transfer or exclusively license any material Intellectual Property owned by the Company or any of its Subsidiaries, or permit the lapse of any right, title or interest to any such material Intellectual Property, including any material Registered IP, in each case, other than in the ordinary course of business; or

(xx) agree, resolve or commit to do any of the foregoing.

(b) The Company covenants and agrees as to itself and its Subsidiaries that, from and after the execution of this Agreement and prior to the Effective Time, each such Person shall comply with the covenants set forth on Section 6.1(b) of the Company Disclosure Letter.

Notwithstanding the foregoing, nothing in this Section 6.1 shall prohibit the Company or any of its Subsidiaries from taking any action or refraining from taking any action, at any time or from time to time, that in the reasonable judgment of the board of directors of the Company, upon written advice of nationally recognized REIT Tax counsel, is reasonably necessary for the Company to avoid incurring entity-level U.S. federal income or U.S. federal excise Taxes under the Code or to maintain its qualification as a REIT for any period or portion thereof ending on or prior to the Effective Time, including making dividend or other distribution payments to stockholders of the Company in accordance with this Agreement (subject to the restrictions set forth in Section 6.1(a)(i)(C)); provided, that prior to taking any such action, the Company and its Subsidiaries shall inform Parent in writing of such action and shall consult with and cooperate with Parent in good faith to minimize the adverse effect of such action to the Company and Parent.

6.2 Acquisition Proposals.

(a) No Solicitation or Negotiation. Except as expressly permitted by Section 6.2(b), the Company shall not, and shall not permit any of its Subsidiaries or any of the directors, officers or employees of the Company or any of its Subsidiaries to, and shall use its reasonable best efforts to cause its and its Subsidiaries’ investment bankers, attorneys, accountants and other Representatives and advisors and direct the Manager, not to, directly or indirectly:

(i) solicit, initiate, knowingly encourage or knowingly facilitate any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;

(ii) enter into, engage in, continue or participate in any discussions or negotiations with any Person (A) regarding any Acquisition Proposal or (B) that would reasonably be expected to lead to any Acquisition Proposal (in each case other than, solely in response to an inquiry that did not result from or arise in connection with a breach of this Section 6.2(a), to refer the inquiring person to this Agreement and to limit its conversation or other communication exclusively to such referral);

(iii) provide any information or data concerning the Company or any of its Subsidiaries to any Person, or afford access to the properties, books or records or employees of the Company or any of its Subsidiaries in connection with or that would reasonably be expected to lead to any Acquisition Proposal; or

(iv) agree, propose or resolve to take any of the actions prohibited by the foregoing clauses (i)-(iii).

The Company shall, and the Company shall cause its Subsidiaries and Representatives to, immediately (1) cease and cause to be terminated any discussions and negotiations with any Person conducted heretofore with respect to any Acquisition Proposal, or proposal that would reasonably be expected to lead to an Acquisition Proposal and cease providing any information to any such Person or its Representatives, (2) terminate all access granted to any such Person and its Representatives to any physical or electronic dataroom, in each case with respect to an Acquisition Proposal and (3) not terminate, waive, amend or modify any provision of any existing confidentiality or standstill agreement with respect to a potential Acquisition Proposal.

(b) Exception to No Solicitation Provision. Notwithstanding anything to the contrary in Section 6.2(a), prior to the time, but not after, the Requisite Company Vote is obtained, the Company may, in response to an unsolicited, bona fide written Acquisition Proposal that did not result from a breach of this Section 6.2, (i) provide access to non-public information regarding the Company or any of its Subsidiaries to the Person and its potential sources of financing who made such Acquisition Proposal; provided, that such information has previously been made available to Parent and Merger Sub or is provided to Parent promptly (and in any event within twenty-four (24) hours) following the time such information is made available to such Person and that, prior to furnishing any such non-public information, the Company receives from the Person making such Acquisition Proposal an executed confidentiality agreement with terms at least as restrictive in all material respects on such Person as the Confidentiality Agreement’s terms are on Pretium Partners, LLC (it being understood that such confidentiality agreement need not prohibit the making or amending of an Acquisition Proposal) and (ii) engage or participate in any discussions or negotiations with any such Person regarding such Acquisition Proposal if, and only if, prior to taking any action described in clause (i) or (ii) above, (1) the Company’s board of directors determines in good faith after consultation with outside legal counsel that (A) based on the information then available and after consultation with an independent financial advisor of nationally recognized reputation that such Acquisition Proposal either constitutes a Superior Proposal or would reasonably be expected to lead to a Superior Proposal and (B) the failure to take such action would be inconsistent with the directors’ duties under applicable Law and (2) with respect to clause (ii) above, the Company provides written notice to Parent at least twenty-four (24) hours prior to engaging or participating in any discussions or negotiations with any such Person regarding such Acquisition Proposal.

(c) Notice. The Company shall promptly (and, in any event, within twenty-four (24) hours) notify Parent in writing if (i) any written or other bona fide inquiries, proposals or offers with respect to an Acquisition Proposal or that would be reasonably likely to lead to an Acquisition Proposal are received by the Company, (ii) any information is requested in connection with any Acquisition Proposal or (iii) any discussions or negotiation with respect to an Acquisition Proposal or that would be reasonably expected to lead to an Acquisition Proposal are sought to be initiated or continued with the Company, indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers (including providing copies of any written materials delivered by such Person) and thereafter shall keep Parent informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations (including delivery to Parent within twenty-four (24) hours of copies of all written materials and communications delivered by or on behalf of such Person in connection with such proposal or offer).

(d) Definitions. For purposes of this Agreement:

“Acquisition Proposal” means (i) any proposal, offer, inquiry or indication of interest from any Person or group (as defined in or under Section 13 of the Exchange Act) relating to a merger, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination, joint venture, partnership, dissolution, liquidation, spin-off, extraordinary dividend or similar transaction (or series of transactions) involving the Company or any of its Subsidiaries which is structured to permit such Person or group to, directly or indirectly, acquire beneficial ownership of fifteen percent (15%) or more of the outstanding Shares, or fifteen percent (15%) or more of the consolidated net revenues, net income or total assets of the Company and (ii) any acquisition by any Person or group (as defined in or under Section 13 of the Exchange Act) resulting in, or proposal, offer, inquiry or indication of interest, which if consummated would result in, any Person or group becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, fifteen percent (15%) or more of the outstanding Shares, or fifteen percent (15%) or more of the consolidated net revenues, net income or total assets of the Company, or any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any Person or group beneficially owning more than fifteen percent (15%) of the Shares, in each case, other than the transactions with Parent contemplated by this Agreement.

“Intervening Event” means a material event, circumstance, change or development first occurring after execution of this Agreement that (i) was not known to, or reasonably foreseeable by, the board of directors of the Company prior to the execution of this Agreement, which event, circumstance, change or development, or any material consequence thereof, becomes known to, or reasonably foreseeable by, the board of directors of the Company prior to the receipt of the Requisite Company Vote and (ii) does not relate to an Acquisition Proposal; provided, that “Intervening Event” shall exclude any event, circumstance, change or development related to (A) any Acquisition Proposal or other inquiry, offer or proposal that would reasonably be expected to lead to an Acquisition Proposal, (B) consisting of or resulting from a breach of this Agreement by the Company or any of its Subsidiaries, (C) changes in the price of the Shares, in and of itself (however, the underlying reasons for such changes may constitute an Intervening Event unless excluded by any other exclusion in this definition), (D) the fact that, in and of itself, the Company exceeds any internal or published projections, estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself (provided, that the underlying reasons for the Company exceeding such projections, estimates or expectations may constitute an Intervening Event unless excluded by any other exclusion in this definition)or (E) an event that relates solely to Parent.

“Representatives” means, with respect to any Person, such Person’s directors, officers and employees, investment bankers, attorneys, accountants and other advisors, which, for the avoidance of doubt, in the case of the Company shall not include the Manager.

“Superior Proposal” means any bona fide written offer made by a third party (not made as a result of a breach of Section 6.2) after the date of this Agreement that, if consummated, would result in such third party (or its stockholders) owning, directly or indirectly, a majority of the outstanding Shares (or of the stock of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or a majority of the assets of the Company and its Subsidiaries, taken as a whole, which the Company’s board of directors determines in good faith (after consultation with its outside legal counsel and financial advisors) to be (i) more favorable to the holders of Shares from a financial point of view than the Merger (taking into account all of the terms and conditions of, such proposal and this Agreement (including, if applicable at the time of such determination, any changes to the financial terms of this Agreement then proposed by Parent in response to such offer or otherwise)) and (ii) reasonably likely to be completed, taking into account all financial, legal, regulatory and other aspects of such proposal.

(e) No Change in Recommendation. Except as provided in Section 6.2(f) and Section 6.2(g), neither the Company’s board of directors nor any committee thereof shall (i) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Parent, the Company Recommendation or approve, recommend or otherwise declare advisable any Acquisition Proposal, (ii) fail to include the Company Recommendation in the Proxy Statement, (iii) fail to reaffirm the Company Recommendation within ten (10) days after receipt of a written request from the Parent to do so (which requests under this clause (iii) shall be limited to no more than once every thirty (30) days), (iv) after receipt of any Acquisition Proposal, fail to recommend against any Acquisition Proposal within ten (10) days of receipt of a written request from Parent to do so, (v) fail to recommend against any Acquisition Proposal that is a tender or exchange offer by a third party pursuant to Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act, (vi) recommend, or publicly propose to declare advisable or recommend, any Acquisition Proposal (each of the foregoing clauses (i)-(vi), a “Change in Recommendation”) or (vii) cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, lease agreement or other agreement (other than a confidentiality agreement referred to in Section 6.2(b) entered into in compliance with Section 6.2(a)) (an “Alternative Acquisition Agreement”) relating to any Acquisition Proposal.

(f) Exception to Change in Recommendation Provision (Superior Proposal). Notwithstanding anything to the contrary set forth in Section 6.2(e), following receipt of a written Acquisition Proposal by the Company after the date of this Agreement that did not result from a breach of this Section 6.2 and that the Company’s board of directors determines in good faith, after consultation with its outside legal counsel and financial advisors, constitutes a Superior Proposal, the Company’s board of directors may, at any time prior to the time the Requisite Company Vote is obtained, (x) make a Change in Recommendation with respect to such Superior Proposal in accordance with Section 6.2(f)(ii) and/or (y) authorize, resolve, agree or propose publicly to take any such action, if all of the following conditions are met:

(i) the Company shall have (A) provided to Parent four (4) Business Days’ prior written notice, which shall state expressly (I) that it has received a written Acquisition Proposal that constitutes a Superior Proposal, (II) the material terms and conditions of the Acquisition Proposal (including the consideration offered therein and the identity of the Person or group making the Acquisition Proposal) and shall have contemporaneously provided an unredacted copy of the relevant proposed transaction agreements and all other documents related to the Superior Proposal (it being understood and agreed that any amendment to the financial terms or any other material term or condition of such Superior Proposal shall require a new notice and an additional three (3) Business Day period) and (III) that, subject to clause (ii) below, the Company’s board of directors has determined to make a Change in Recommendation and (B) prior to making such a Change in Recommendation, (x) used commercially reasonable efforts to engage in good faith with Parent (to the extent Parent wishes to engage) during such notice period, which may be on a non-exclusive basis, to consider any adjustments proposed by Parent to the terms and conditions of this Agreement such that the Acquisition Proposal ceases to constitute a Superior Proposal and (y) in determining whether to make a Change in Recommendation, the board of directors of the Company shall take into account any changes to the terms of this Agreement proposed by Parent and any other information provided by Parent in response to such notice; and

(ii) the Company’s board of directors shall have determined, in good faith, after consultation with its financial advisors and outside legal counsel, that, in light of such Superior Proposal and taking into account any revised terms proposed by Parent, such Superior Proposal continues to constitute a Superior Proposal and that the failure to make such Change in Recommendation would be inconsistent with the directors’ duties under applicable Law.

Notwithstanding anything to the contrary contained herein, neither the Company nor any of its Subsidiaries shall enter into an Alternative Acquisition Agreement before this Agreement has been validly terminated in accordance with its terms (including payment of any applicable Company Termination Fee and the Parent Expenses to the extent due and payable pursuant to Section 8.3(b)).

(g) Exception to Change in Recommendation (Intervening Event). Notwithstanding anything to the contrary set forth in Section 6.2(e), upon the occurrence of any Intervening Event, the Company’s board of directors may, at any time prior to the time the Requisite Company Vote is obtained, make a Change in Recommendation if all of the following conditions are met:

(i) the Company shall have (A) provided to Parent four (4) Business Days’ prior written notice, which shall (I) set forth in reasonable detail information describing the Intervening Event and the rationale for the Change in Recommendation and (II) state expressly that, subject to clause (ii) below, the Company’s board of directors has determined to make a Change in Recommendation and (B) prior to making such a Change in Recommendation, used commercially reasonable efforts to engage in good faith with Parent (to the extent Parent wishes to engage) during such four (4) -Business Day period to consider any adjustments proposed by Parent to the terms and conditions of this Agreement such that the failure of the Company’s board of directors to make a Change in Recommendation in response to the Intervening Event in accordance with clause (ii) below would no longer be inconsistent with the directors’ duties under applicable Law; and

(ii) the Company’s board of directors shall have determined in good faith, after consultation with its outside legal counsel, that in light of such Intervening Event and taking into account any revised terms proposed by Parent, the failure to make a Change in Recommendation would be inconsistent with the directors’ duties under applicable Law.

(h) Certain Permitted Disclosure. Nothing contained in this Section 6.2 shall be deemed to prohibit the Company from complying with its disclosure obligations under applicable U.S. federal Law with regard to an Acquisition Proposal; provided, that (i) this Section 6.2(h) shall not be deemed to permit the Company or the Company’s board of directors to make a Change in Recommendation except in accordance with Section 6.2(g) and (ii) any communication related to an Acquisition Proposal shall expressly state that the Company’s board of directors has not changed the Company Recommendation.

6.3 Information Supplied.

(a) The Company shall, as promptly as reasonably practicable, and in any event, within twenty (20) Business Days after the date of this Agreement, prepare and file with the SEC a proxy statement on Schedule 14A (such proxy statement, including any amendment or supplement thereto, the “Proxy Statement”) in preliminary form relating to the Company Stockholders Meeting. The Company and Parent shall each use their reasonable best efforts to provide responses to the SEC as promptly as reasonably practicable (and, in any event within ten (10) days of the date of any SEC comment letter) with respect to any comments received on the Proxy Statement by the SEC and the Company shall cause the definitive Proxy Statement to be mailed as promptly as reasonably practicable after the date the SEC or the Staff advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement.

(b) No filing of, or amendment, or supplement to, the Proxy Statement will be made by the Company without providing Parent a reasonable opportunity to review and comment thereon (other than any filing, amendment or supplement in connection with a Change in Recommendation). The Company shall promptly provide Parent with copies of all such filings, amendments or supplements to the extent not readily publicly available. Parent shall (i) furnish to the Company all information required by the Exchange Act or applicable Law to be included in the Proxy Statement concerning it and the other Parent Parties, (ii) provide such other assistance as may be reasonably requested by the Company in connection with the preparation of information to be included therein and (iii) otherwise reasonably assist and cooperate with the Company in the preparation of the Proxy Statement and the resolution of any comments received from the SEC. If at any time prior to the receipt of the Requisite Company Vote, any information relating to the Company or any of its Affiliates, directors or officers or Parent, or any of its partners or managers or any other Parent Party, is discovered by the Company or Parent which is required to be set forth in an amendment or supplement to the Proxy Statement such that the Proxy Statement would not (A) include any misstatement of a material fact or (B) omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then (x) the party that makes such discovery shall promptly notify the other party and (y) the Company shall prepare (with Parent’s reasonable assistance) and file with the SEC an appropriate amendment or supplement describing such information and, to the extent required by applicable Law, disseminate such amendment or supplement to the stockholders of the Company. The Company shall notify Parent promptly of the receipt of any comments from the SEC or the staff of the SEC (the “Staff”) and of any request by the SEC or the Staff for amendments or supplements to the Proxy Statement or for additional information and shall supply Parent with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC or the Staff, on the other hand, with respect to the Proxy Statement or the Merger. No response to any comments from the SEC or the Staff relating to the Proxy Statement will be made by the Company without providing Parent a reasonable opportunity to review and comment thereon, unless made pursuant to a telephone call initiated by the SEC. The Company will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

6.4 Company Stockholders Meeting.

(a) The Company will, in coordination with Parent, as promptly as reasonably practicable in accordance with applicable Law and the Company Charter and Company Bylaws, establish a record date for, duly call and give notice of, and use its reasonable best efforts to convene a meeting of holders of Shares to consider and vote upon the approval of the Merger (the “Company Stockholders Meeting”). Unless the board of directors of the Company determines that it would be inconsistent with the directors’ duties under applicable Law, the Company Stockholders Meeting shall in any event be no less than thirty-five (35) calendar days and no later than forty (40) calendar days after (1) the tenth calendar day after the initial preliminary Proxy Statement therefor has been filed with the SEC if by such date the SEC has not informed the Company that it intends to review the Proxy Statement or (2) if the SEC has, by the tenth calendar day after the initial preliminary Proxy Statement therefor has been filed with the SEC, informed the Company that it intends to review the Proxy Statement, the date on which the SEC confirms that it has no further comments on the Proxy Statement. Subject to the provisions of Section 6.2, the Company’s board of directors shall (i) include the Company Recommendation in the Proxy Statement, (ii) recommend at the Company Stockholders Meeting that the holders of Shares approve the Merger and (iii) use its reasonable best efforts to obtain and solicit such approval. Notwithstanding the foregoing, if on or before the date on which the Company Stockholders Meeting is scheduled, the Company reasonably believes that (A) it will not receive proxies representing the Requisite Company Vote, whether or not a quorum is present or (B) it will not have enough Shares represented to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting, the Company may postpone or adjourn, or make one or more successive postponements or adjournments of, the Company Stockholders Meeting in consultation with Parent. In addition, notwithstanding the first and second sentence of this Section 6.4(a), the Company may postpone or adjourn the Company Stockholders Meeting to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that the Company has determined, after consultation with outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated in a manner suitable under applicable Law and reviewed by stockholders of the Company prior to the Company Stockholders Meeting. Furthermore, notwithstanding the first and second sentence of this Section 6.4(a), solely in the event Parent determines in good faith after consultation with the Company that the Company would not reasonably be expected to receive proxies representing the Requisite Company Vote, then upon the written request of Parent, the Company shall adjourn the Company Stockholders Meeting in order to solicit additional proxies in favor of the adoption of this Agreement, in which case, the Company shall, unless the board of directors of the Company has effected a Change in Recommendation in compliance with Section 6.2(f), use its reasonable best efforts during any such adjournment to solicit and obtain such proxies in favor of the adoption of this Agreement as soon as reasonably practicable; provided, that Parent shall only be entitled to request such an adjournment twice and, in any event, for no more than seven (7) days in each instance. Without the prior written consent of Parent, the approval of the Merger shall be the only matter (other than matters of procedure and matters required by applicable Law to be voted on by the Company’s stockholders in connection with the approval of the Merger) that the Company shall propose to be acted on by the stockholders of the Company at the Company Stockholders Meeting. The Company shall cooperate with and keep Parent informed on a reasonably current basis regarding its solicitation efforts and voting results following dissemination of the definitive Proxy Statement. Notwithstanding the foregoing, in no event will the record date of the Company Stockholders Meeting be changed without the Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), unless required by applicable Law.

(b) Notwithstanding any Change in Recommendation, the Company shall nonetheless submit the Merger to the holders of Shares for approval at the Company Stockholders Meeting unless this Agreement is validly terminated in accordance with ARTICLE VIII prior to the Company Stockholders Meeting.

(c) The Company agrees that, except in the event of a Change in Recommendation, the Company shall use its reasonable best efforts to solicit proxies to obtain the Requisite Company Vote.

6.5 Filings; Other Actions; Notification and Cooperation.

(a) Subject to the terms and conditions herein, (i) the Company shall use, and shall cause its Subsidiaries to use, their respective reasonable best efforts to take (or cause to be taken) all actions, and do (or cause to be done) all things necessary, proper or advisable under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as expeditiously as possible, and in no event later than the Termination Date including (A) preparing and filing all documentation to effect all necessary notices, reports and other filings and to obtain as expeditiously as possible all consents, registrations, approvals, permits, expirations of waiting periods and authorizations necessary or advisable to be obtained by the Company or any of its Subsidiaries from any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement, (B) satisfying the conditions to the obligation of Parent and Merger Sub to consummate the Merger, (C) defending any Proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger, (D) obtaining any consent, approval of, or waiver or exemption by, any non-governmental third party required to be obtained by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby (the “Company Third Party Consents”), including obtaining from the applicable agents, trustees and/or lenders a consent to the consummation of the transactions contemplated by this Agreement (in each case, to the extent necessary, proper or advisable to be obtained by the Company or any of its Subsidiaries in connection with the Merger) and the Specified Lender Consent (as such term is defined in Section 6.1(a)(xiii) of the Company Disclosure Letter), (E) maintaining in full force and effect (once effective) the Company Third Party Consents, including the Existing Lender Consents and the Specified Lender Consent and satisfying any conditions applicable to the Company or any of its Subsidiaries under the Existing Lender Consents and the Specified Lender Consent, (F) executing and delivering any reasonable additional instruments necessary to consummate the transactions contemplated hereby and to fully carry out the purposes of this Agreement, and (G) cooperating with Parent and Merger Sub in connection with Parent’s obligations set forth in clause (ii) below, and (ii) Parent and Merger Sub shall use their respective reasonable best efforts to take (or cause to be taken) all actions, and do (or cause to be done) all things necessary, proper or advisable under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as expeditiously as possible, and in no event later than the Termination Date including (A) preparing and filing all documentation to effect all notices, reports and other filings necessary or advisable to be made by them and to obtain as expeditiously as possible all consents, registrations, approvals, permits, expirations of waiting periods and authorizations necessary or advisable to be obtained by them from any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement, (B) satisfying the conditions to the Company’s obligation to consummate the Merger, (C) cooperating with the Company to defend any Proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger, (D) obtaining any consent, approval of, or waiver or exemption by, any non-governmental third party required to be obtained by Parent or Merger Sub in connection with the transactions contemplated hereby, (E) executing and delivering any reasonable additional instruments necessary to consummate the transactions contemplated hereby and to fully carry out the purposes of this Agreement, and (F) cooperating with the Company and its Subsidiaries in connection with their obligations set forth in clause (i) above (including, in each of (A) through (F) of this clause (ii), for the avoidance of doubt, in connection with maintaining in full force and effect the Existing Lender Consents (including, delivery or causing the delivery of any acknowledgments, reaffirmations and legal opinions required pursuant thereto) and obtaining the Specified Lender Consent); provided, however, that nothing in this Section 6.5 or any other provision of this Agreement shall require Parent or Merger Sub to agree to any Burdensome Condition (as defined in Section 6.1(a)(xiii) of the Company Disclosure Letter).

(b) Subject to Section 6.5(c), in the event that the parties receive a request for information or documentary material pursuant to any Antitrust Laws, unless otherwise agreed to by the Company and Parent, the parties will use their reasonable best efforts to submit an appropriate response to, and to certify compliance with, such request as promptly as practicable and advisable, and counsel for both parties will closely cooperate during the entirety of any review process in connection therewith. Neither the Company nor any of its Subsidiaries, nor Parent or Merger Sub, shall knowingly take, cause or permit to be taken, or omit to take, any action which such party reasonably expects is likely to materially delay or prevent consummation of the contemplated transactions, unless otherwise agreed to by the parties. None of the parties, without the other party’s prior written consent, shall enter into any timing or similar agreement, or otherwise agree or commit to any arrangement, that would bind or commit the parties not to consummate the contemplated transactions (or that would otherwise prevent or prohibit the parties from consummating the contemplated transactions). As used in this Agreement, the term “Antitrust Laws” means the Sherman Act, the Clayton Antitrust Act of 1914 and all other federal, state and foreign statutes, rules, regulations, orders, decrees and other Laws and Orders that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or competition.

(c) Parent and the Company shall cooperate with respect to the Antitrust Laws and shall have joint decision making authority with respect to the appropriate course of action with respect to obtaining the consents, approvals, permits, waiting period expirations or authorizations of any Governmental Entity required to consummate the Merger prior to the Termination Date. No party hereto or its counsel shall independently participate in any substantive call or meeting relating to the Antitrust Laws with any Governmental Entity in respect of such filings, investigation, or other inquiry without first giving the other party or its counsel prior notice of such call or meeting and, to the extent permitted by such Governmental Entity, the opportunity to attend and participate. In furtherance of the foregoing and to the extent permitted by applicable Law, (i) each party shall notify the other, as far in advance as practicable, of any filing or material or substantive communication or inquiry it or any of its Subsidiaries intends to make with any Governmental Entity relating to the matters that are the subject of this Section 6.5, (ii) prior to submitting any such filing or making any such communication or inquiry, such party shall provide the other party and its counsel a reasonable opportunity to review, and shall consider in good faith the comments of the other party in connection with, any such filing, communication or inquiry, (iii) promptly following the submission of such filing or making such communication or inquiry, provide the other party with a copy of any such filing or, if in written form, communication or inquiry and (iv) consult with the other party in connection with any inquiry, hearing, investigation or litigation by, or negotiations with, any Governmental Entity relating to the Merger, including the scheduling of, and strategic planning for, any meetings with any Governmental Entity relating thereto. In exercising the foregoing cooperation rights, the Company and Parent each shall act reasonably and as promptly as reasonably practicable. Notwithstanding the foregoing, materials provided pursuant to this Section 6.5 may be reasonably redacted as necessary to address reasonable privilege concerns and information relating to valuation.

(d) In furtherance and not in limitation of the covenants of the parties contained in this Section 6.5, each of the parties hereto shall, and shall cause their respective Subsidiaries to, use their respective reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Entity in connection with any applicable Antitrust Laws with respect to the transactions contemplated hereby and to avoid the entry of, or effect the dissolution of, any decree, order, judgment, injunction, temporary restraining order or other order in any suit or proceeding, that would otherwise have the effect of preventing the consummation of the transactions contemplated hereby.

(e) In furtherance and not in limitation of the covenants of the parties contained in this Section 6.5, if any Proceeding, including any Proceeding by a private party, is instituted (or threatened to be instituted) challenging the Merger or any other transaction contemplated by this Agreement as violative of any Antitrust Law, each of the Company and Parent shall use reasonable best efforts to contest and resist any such Proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger.

(f) Information. (i) The Company shall, upon request by the Parent, promptly furnish the Parent with all information concerning itself, its Subsidiaries, directors, officers and stockholders and its Affiliates and (ii) Parent shall, upon request by the Company and/or any third party or Governmental Entity with which a filing, notice or application has been made or from which a consent has been sought, promptly furnish the Company and such third party or Governmental Entity (if applicable) with all information concerning itself, its directors and officers, the Equity Investors and any direct or indirect legal or beneficial holder of equity interests in any Equity Investor, in each case as may be reasonably necessary or advisable in connection with any filing, notice or application made, or consent sought, by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement (including, for the avoidance of doubt, in connection with obtaining the Specified Lender Consent).

(g) Status. The Company and Parent each shall keep the other reasonably apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by the Company or Parent, as the case may be, or any of their respective Subsidiaries from any third party or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement, other than immaterial communications.

(h) Notwithstanding anything in this Section 6.5 or elsewhere in this Agreement to the contrary, in no event shall Parent or Merger Sub be required to (and neither the Company nor any of its Subsidiaries shall, or shall offer or agree to, do any of the following without Parent’s prior written consent) in connection with obtaining any necessary approvals or consents under any applicable Antitrust Laws: (i) propose, negotiate, commit to or effect (or cause any Parent Party to propose, negotiate, commit to or effect), by consent decree, hold separate order or otherwise, the sale, divestiture, disposition, or license of any assets, properties, products, rights, services or businesses of any of the Parent Parties, or any interest therein, or agree to any other structural or conduct remedy applicable to any of the foregoing, (ii) otherwise take or commit to take any actions that would limit any of the Parent Parties’ freedom of action with respect to, or its or their ability to retain, any assets, properties, products, rights, services or businesses of any of such Parent Parties or any interest therein; or (iii) agree to do any of the foregoing; provided that, for the avoidance of doubt, the foregoing clauses (i)-(iii) do not include or extend to the provision of, or restrictions under, guarantees to the extent such guarantees are expressly required by the terms of any Existing Lender Consents and/or the Specified Lender Consent.

6.6 Access; Consultation.

(a) Upon reasonable notice, and except as may otherwise be required by applicable Law, the Company shall, and shall cause its Subsidiaries, and shall direct its and their Representatives and the Manager to, afford Parent and its Representatives reasonable access (taking into account COVID-19), during normal business hours during the period prior to the Effective Time, to the Company’s and its Subsidiaries’ employees, customers, suppliers, properties, assets, commitments, Tax Returns, books, records and Contracts and to the Prospective Employees (as such term is defined in the Termination Agreement) and the books and records of the Manager that relate to the Company and its Subsidiaries (to the extent such books and records are accessible or reasonably obtainable by the Company), and, during such period, the Company shall, and shall cause its Subsidiaries to, furnish as promptly as reasonably practicable, to Parent and its Representatives all information in the possession of the Company or its Subsidiaries or that may be obtained by the Company, in each case, concerning its or any of its Subsidiaries’ capital stock, business and personnel or the Prospective Employees as may reasonably be requested by Parent in connection with the Merger; provided, that no investigation pursuant to this Section 6.6 shall affect or be deemed to modify any representation or warranty made by the Company or Parent; and provided, further, that the foregoing shall not require the Company to (i) permit any invasive environmental sampling or (ii) disclose any information pursuant to this Section 6.6, in the case of clause (ii), to the extent that in the reasonable good faith judgment of the Company’s outside legal counsel, (A) any applicable Law requires the Company or any of its Subsidiaries to restrict or prohibit access to any such properties or information, (B) the information is subject to confidentiality obligations to a third party or (C) disclosure of any such information or document would result in the loss of attorney-client privilege; provided, further, that with respect to clauses (A) through (C) of this Section 6.6(a), the Company shall use its commercially reasonable efforts to (I) obtain the required consent of any such third party to provide such inspection or disclosure, (II) develop an alternative to providing such information so as to address such matters that is reasonably acceptable to Parent and the Company and (III) in the case of clauses (A) and (C) of this Section 6.6(a), implement appropriate and mutually agreeable measures to permit the disclosure of such information in a manner to remove the basis for the objection, including by arrangement of appropriate clean room procedures, redaction (solely to the extent necessary) or entry into a customary joint defense agreement with respect to any information to be so provided, if the parties determine that doing so would reasonably permit the disclosure of such information without violating applicable Law or jeopardizing such privilege. Any investigation pursuant to this Section 6.6 shall be conducted in such a manner as not to interfere unreasonably with the conduct of the business of the other party. All requests for information made pursuant to this Section 6.6 shall be directed to an executive officer of the Company or such Person as may be designated by any such executive officer. No investigation pursuant to this Section 6.6 or information provided, made available or delivered to Parent pursuant to this Agreement shall affect any of the representations, warranties, rights or remedies of the parties hereunder.

(b) Each of Parent and the Company, as it deems advisable and necessary, may reasonably designate competitively sensitive material provided to the other as “Outside Counsel Only Material” or with similar restrictions. Such material and the information contained therein shall be given only to the outside counsel of the recipient, or otherwise as the restriction indicates, and shall be subject to any additional confidentiality or joint defense agreement between the parties. All information exchanged pursuant to this Section 6.6 shall be subject to the Confidentiality Agreement. To the extent that any of the information or material furnished pursuant to this Section 6.6 or otherwise in accordance with the terms of this Agreement may include material subject to the attorney-client privilege, work product doctrine or any other applicable privilege concerning pending or threatened legal proceedings or governmental investigations, the parties understand and agree that they have a commonality of interest with respect to such matters and it is their desire, intention and mutual understanding that the sharing of such material is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege. All such information that is entitled to protection under the attorney-client privilege, work product doctrine or other applicable privilege shall remain entitled to such protection under these privileges, this Agreement, and under the joint defense doctrine. Prior to the Effective Time, the Company and Parent shall reasonably cooperate in identifying any actions or practices of the Company or any of its Subsidiaries that could require remediation under applicable Law and, to the extent identified, shall cooperate in taking commercially reasonable actions or practices and other customary actions to reduce the risks related to such actions where the failure to remediate would reasonably be likely to result in substantial fines or penalties.

(c) Each of the Company and Parent shall give prompt written notice to one another of (i) any change, event, occurrence, development, circumstance or condition that would reasonably be expected to result in a Company Material Adverse Effect or Parent Material Adverse Effect (as applicable), (ii) any reasonably likely failure of any condition to Parent’s or the Company’s obligations to effect the Merger (as applicable) and (iii) any written notice or other communication received by such party from any Governmental Entity in connection with this Agreement or the Merger or from any Person alleging that the consent of such Person is or may be required in connection with the Merger and the other transactions contemplated by this Agreement.

6.7 Stock Exchange De-listing and De-registration. The Company shall take all commercially reasonable actions necessary to permit the Shares and any other security issued by the Company or one of its Subsidiaries and listed on the NYSE to be de-listed from the NYSE and de-registered under the Exchange Act as soon as possible following the Effective Time.

6.8 Publicity. The Company and Parent shall consult with each other prior to issuing or making, and provide each other the opportunity to review and comment on, any press releases or other public announcements with respect to the Merger and the other transactions contemplated by this Agreement and any filings with any third party or any Governmental Entity (including any national securities exchange) with respect thereto, except (i) as may be required by applicable Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or the NYSE, (ii) any consultation that would not be reasonably practicable as a result of requirements of applicable Law, (iii) any press release or public statement that is consistent with prior press releases issued or public statements made in compliance with this Section 6.8 or (iv) with respect to any Change in Recommendation expressly permitted by Section 6.2 or Parent’s response thereto.

6.9 Employee Benefits.

(a) Parent agrees that each employee of the Company or Altisource Asset Management Corporation (the “Manager”), or their Subsidiaries who continues to remain employed with or, in connection with the consummation of the transactions contemplated hereby, becomes employed by, Parent, the Surviving Company or its Subsidiaries (a “Continuing Employee”) shall, during the period commencing at the Effective Time and ending twelve (12) months after the Effective Time occurs (the “Continuation Period”), be provided with (i) a base salary or base wage that is no less favorable than the base salary or base wage provided to such Continuing Employee by the Company, the Manager or their Subsidiaries, as applicable, immediately prior to the Effective Time and (ii) an annual cash bonus opportunity and long-term incentive opportunities that are no less favorable in the aggregate (including with respect to performance criteria and levels and timing of payment) than the annual cash bonus opportunity and long-term incentive opportunities (including, as applicable, the cash value of (A) equity-based compensation and (B) any preferred stock dividends provided by the Manager) provided to such Continuing Employee by the Company, the Manager, or their Subsidiaries, as applicable, for the year immediately prior to the Effective Time. Parent agrees that each Continuing Employee shall, during the Continuation Period, be provided with employee benefits (excluding change in control payments, retention bonuses, defined benefit pension plans and post-employment welfare benefits) that are substantially comparable in the aggregate to those (excluding change in control payments, retention bonuses, defined benefit pension plans and post-employment welfare benefits) provided by the Company, the Manager or their Subsidiaries, as applicable to such Continuing Employee as of immediately prior to the Effective Time. Additionally, Parent agrees that each Continuing Employee shall, during the Continuation Period be provided with severance benefits that are no less favorable than the severance benefits provided by the Company, the Manager, or their Subsidiaries as applicable, to such Continuing Employee immediately prior to the Effective Time as specified in Section 6.9(a) of the Company Disclosure Letter; provided, however, that if any such Continuing Employee is entitled to severance benefits under an individual severance, employment or similar agreement, that are greater than the severance benefits provided in Section 6.9(a) of the Company Disclosure Letter, the terms of such agreement and not this Section 6.9(a) shall govern.

(b) Parent shall or shall cause the Surviving Company to honor and assume all obligations and pay all amounts due under the change in control severance agreements listed in Section 6.9(b) of the Company Disclosure Letter (the “Company Severance Arrangements”) in accordance with their respective terms as in effect immediately prior to the Effective Time. Parent and the Company acknowledge and agree that the consummation of the Merger shall constitute a “Change in Control” under the Company Severance Arrangements and each other Company Plan to which such term is relevant.

(c) Parent shall or shall cause the Surviving Company to use commercially reasonable efforts to provide that no pre-existing conditions, exclusions or waiting periods shall apply to Continuing Employees under the benefit plans provided for such employees except to the extent such condition or exclusion was applicable to an individual Continuing Employee prior to the Effective Time. With respect to the plan year during which the Continuing Employees begin participating in any Parent welfare benefit plan, Parent shall use commercially reasonable efforts to provide each Continuing Employee with credit for deductibles, co-insurance, co-payments and out-of-pocket requirements paid during such plan year and prior to the Continuing Employee’s participation in such Parent welfare benefit plan in satisfying any applicable deductible, co-insurance, co-payments or out-of-pocket requirements under any Parent welfare benefit plan in which such Continuing Employee is eligible to participate following the Closing Date.

(d) From and after the Closing Date, Parent shall or shall cause the Surviving Company to, provide credit to Continuing Employees for their service recognized by the Company and its Subsidiaries as of the Effective Time for all purposes to the same extent and for the same purposes as such service was credited under the Company Plans; provided, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits.

(e) Concurrent with the execution of this Agreement the Company shall enter into agreements in the form attached to Section 6.9(e) of the Company Disclosure Letter with the individuals identified therein and amend the Company’s Change in Control Severance Policy in the form attached to Section 6.9(e) of the Company Disclosure Letter.

(f) As soon as reasonably practicable following the adoption, contribution to or incurrence of liability with respect to any material Post-Signing Company Plan by the Company or any of its Subsidiaries, and in no event later than five Business Days prior to the Closing Date, the Company shall update Section 5.1(h)(i) of the Company Disclosure Letter and provide to Parent and Merger Sub true and complete copies of such material Post-Signing Company Plan (and each amendment thereto).

(g) The provisions of this Section 6.9 are solely for the benefit of the parties to this Agreement, and neither any current or former employee, nor any other individual associated therewith, is or shall be regarded for any purpose as a third party beneficiary to this Agreement. Notwithstanding anything to the contrary in this Agreement, no provision of this Agreement is intended to, or does, (i) constitute the establishment of, or an amendment to, any Company Plan or any employee benefit plan of any of the Parent Parties or the Surviving Company or any of its Subsidiaries, (ii) alter or limit the ability of Parent to amend, modify or terminate any Company Plan or any other benefit plan, program, agreement or arrangement, (iii) give any third party (including the Manager) any right to enforce the provisions of this Section 6.9, (iv) prevent any of the Parent Parties or the Surviving Company or any of its Subsidiaries, after the Effective Time, from terminating the employment of any Continuing Employee or (v) be deemed to confer upon any such individual or legal representative any rights under or with respect to any plan, program or arrangement described in or contemplated by this Agreement, and each such individual or legal representative shall be entitled to look only to the express terms of any such plan, program or arrangement for his or her rights thereunder.

6.10 Expenses. Except as otherwise provided in Sections 6.15 and 8.5, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense, except that expenses incurred in connection with the filing fee for the Proxy Statement and printing and mailing the Proxy Statement shall be shared equally by Parent and the Company.

6.11 Indemnification; Directors’ and Officers’ Insurance. (a) From and after the Effective Time, Parent shall (to the same extent the Surviving Company is permitted by applicable Law), and shall cause the Surviving Company to indemnify and hold harmless each present and former director and officer of the Company determined as of the Effective Time (the “Indemnified Parties”), against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Proceeding (including with respect to matters existing or occurring at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby)), arising out of the fact that such Indemnified Party is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another Person prior to the Effective Time, in each case, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under the MGCL, any applicable indemnification agreement to which such Person is a party, the Company Charter or Company Bylaws in effect on the date of this Agreement to indemnify such Person (and Parent and the Surviving Company shall also advance expenses as incurred to the fullest extent permitted under applicable Law; provided, that the Person to whom expenses are advanced shall provide an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification). Parent shall ensure that the organizational documents of the Surviving Company shall, for a period of six (6) years from and after the Effective Time, contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of the Company and its Subsidiaries than are presently set forth in the Company Charter and Company Bylaws. Any right of indemnification of an Indemnified Party pursuant to this Section 6.11 shall not be amended, repealed or otherwise modified at any time in a manner that would adversely affect the rights of such Indemnified Party as provided herein.

(b) Prior to the Effective Time, the Company shall and, if the Company is unable to, Parent shall cause the Surviving Company as of the Effective Time to, obtain and fully pay for “tail” insurance policies with a claims period of at least six (6) years from and after the Effective Time from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to directors’ and officers’ liability insurance and fiduciary liability insurance (collectively, “D&O Insurance”) with benefits and levels of coverage no less favorable than the benefits and coverage levels contained in the Company’s existing policies with respect to matters existing or occurring at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby); provided, that in no event shall the Company (or the Surviving Company) be required to expend for such “tail” policy an annual premium in an amount in excess of three-hundred percent (300%) of the annual premiums currently paid by the Company for such insurance. If the Company for any reason fails to obtain such “tail” insurance policies as of the Effective Time, the Surviving Company shall, and Parent shall cause the Surviving Company to, continue to maintain in effect for a period of at least six (6) years from and after the Effective Time the D&O Insurance in place as of the date of this Agreement with benefits and levels of coverage no less favorable than the benefits and coverage levels contained in the Company’s existing policies as of the date of this Agreement, or the Surviving Company shall, and Parent shall cause the Surviving Company to, purchase comparable D&O Insurance for such six-year period with benefits and levels of coverage at least as favorable as those contained in the Company’s existing policies as of the date of this Agreement; provided, that in no event shall the Company expend, or Parent or the Surviving Company be required to expend for such “tail” policy an annual premium in an amount in excess of three-hundred percent (300%) of the annual premiums currently paid by the Company for such insurance; and, provided, further, that if the premium for such insurance coverage exceeds such amount, the Company or the Surviving Company shall obtain a policy with the greatest coverage available for a cost not exceeding such amount. In all instances, such “tail” insurance shall be procured by an insurance broker of the Parent’s choosing, in consultation with the Company.

(c) If Parent or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case proper provisions shall be made so that the successors and assigns of Parent shall assume all of the obligations of Parent set forth in this Section 6.11.

(d) The provisions of this Section 6.11 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives. The rights of each Indemnified Party under this Section 6.11 shall be in addition to any rights such individual may have under the Laws of the State of Maryland, any applicable indemnification agreement to which such Person is a party, the Company Charter or the Company Bylaws.

(e) Neither of Parent or the Surviving Company shall settle, compromise or consent to the entry of any judgment in any threatened or actual Proceeding for which indemnification could be sought by an Indemnified Party hereunder, unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such Proceeding or such Indemnified Party otherwise consents in writing (such consent not to be unreasonably withheld or delayed) to such settlement, compromise or consent.

(f) Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.11 is not prior to or in substitution for any such claims under such policies.

6.12 Takeover Statute. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, the Company and its board of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise use reasonable best efforts to act to eliminate or minimize the effects of such statute or regulation on such transactions.

6.13 Control of the Company’s or Parent’s Operations. Nothing contained in this Agreement shall give Parent or the Company, directly or indirectly, rights to control or direct the operations of the other prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

6.14 Section 16(b). Prior to the Effective Time, the Company shall (and shall be permitted to) take all actions as may be reasonably requested by any party hereto to cause any dispositions of equity securities of the Company (including any derivative securities with respect to any equity securities of the Company) by each individual who is a director or officer of the Company, and who would otherwise be subject to Rule 16b-3 under the Exchange Act, to be exempt under Exchange Act Rule 16b-3.

6.15 Financing.

(a) During the period beginning on the date of this Agreement and ending on the earlier of the Closing Date and the date this Agreement is terminated in accordance with its terms, subject to the limitations set forth below, the Company and its Subsidiaries will use commercially reasonable efforts to cooperate with Parent and Merger Sub as reasonably requested by Parent or Merger Sub and as is customary for financings of the type contemplated by the Debt Commitment Letter in connection with Merger Sub’s arrangement and obtaining of the Debt Financing; provided, that such cooperation does not: (A) require the entry into or delivery by the Company or any of its Subsidiaries of any agreement, instrument, certificate or commitment that would be effective prior to the Effective Time or that is not contingent on the occurrence of the Effective Time, (B) unreasonably interfere with the normal operations of the Company and its Subsidiaries, (C) include any actions that the Company reasonably believes would (I) result in a violation of any material Contract to which it is a party (including the Existing Credit Facilities) or confidentiality agreement or any Law, or the loss of any legal or other privilege, (II) conflict with or violate the Company’s organizational documents, (III) cause any representation, warranty, covenant or other obligation in this Agreement to be breached or any condition set forth in ARTICLE VII to fail to be satisfied or (IV) prevent or impede the validity or release from escrow of the Existing Lender Consents (or the satisfaction of the conditions set forth in the applicable Existing Lender Consents), (D) involve consenting to the pre filing of UCC-1s or any other grant of Liens or other encumbrances prior to the Closing, (E) require the giving of representations or warranties to any third parties or the indemnification thereof, in each case, which are not conditioned on the occurrence of the Closing Date, (F) require the waiver or amendment of any terms of this Agreement, (G) cause any director, officer or employee of the Company or any of its Subsidiaries to incur any personal liability (including that none of the board of directors (or similar managers or governing body) of the Company or any of its Subsidiaries shall be required to pass any resolutions or take any similar action approving the Financing prior to the Effective Time), (H) require the Company or any of its Subsidiaries to prepare any projections, pro-forma financial information or any other forward-looking information, (I) require the delivery of any financial statements in a form or subject to a standard different than those provided to Parent on or prior to the date hereof, (J) require the Company to pay any commitment or other fees or expenses in connection with the Debt Financing prior to Closing, (K) require delivery of any legal opinions or accountants’ cold comfort letters or reliance letters or (L) require any meetings other than (I) “virtual” (i.e., video chat) meetings that do not require the use of specialized hardware or (II) telephonic meetings. Subject to the foregoing limitations, such cooperation in connection with Merger Sub’s arrangement and obtaining the Debt Financing shall include, to the extent reasonably requested by Parent or Merger Sub, using commercially reasonable efforts to: (1) assist in the preparation of a customary bank information memorandum, offering memoranda, rating agency presentations, marketing materials and similar marketing documents (including executing customary authorization letters with respect to information relating to the Company and its Subsidiaries), (2) furnish Parent with such financial and other pertinent information regarding the Company and its Subsidiaries and information and documentation with respect to the Company Properties as may be reasonably requested by Parent in connection with the Debt Financing, including providing such information as is reasonably requested to assist Parent and Merger Sub in their preparation of borrowing base certificates, customary pro forma financial statements (it being understood that Parent and Merger Sub shall be solely responsible for the preparation of pro forma financial statements or any other information regarding any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other post-Closing pro forma adjustments necessary or desired to be incorporated into any information used in connection with the Financing) and Parent’s calculation and determination of “eligible assets” under the Debt Financing, (3) to the extent permitted by the Existing Credit Facilities, assist in the preparation of, and execution and delivery (effective no earlier than the occurrence of the Closing) by the appropriate members of the Company and its Subsidiaries of, definitive documents for the Debt Financing, including guarantee and collateral documents and customary closing certificates, as may be required by the Debt Financing, (4) to the extent permitted by the Existing Credit Facilities, otherwise facilitate (x) the pledging of collateral and perfection of security interests under the definitive documentation for the Debt Financing, including facilitating the establishment of customary blocked account and “lock box” arrangements in connection with the foregoing and (y) the delivery at Closing of certificates (if any) representing equity interests in Subsidiaries that will become subject to the Debt Financing upon the Closing, (5) if reasonably requested in writing at least ten (10) Business Days prior to Closing, provide, at least three (3) Business Days prior to Closing, all documentation and other information regarding the Company and its Subsidiaries that any Debt Financing Source has determined is required by regulatory authorities in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT ACT, Title III of Pub. L. 107-56 (signed into law October 26, 2001), (6) have appropriate members of the senior management team of the Company participate in a reasonable number of meetings, presentations and sessions with prospective Debt Financing Sources (including such meetings and presentations in connection with obtaining any ratings in connection with the Debt Commitment Letter), in each case, at times to be mutually reasonably agreed and upon reasonable advance notice thereof and (7) take reasonable corporate actions, subject to and effective only upon the occurrence of the Closing, necessary to permit the consummation of the Debt Financing. All non-public or otherwise confidential information regarding the Company or any of its Subsidiaries or Affiliates obtained by Parent and Merger Sub pursuant to this Section 6.15(a) shall be kept confidential in accordance with the Confidentiality Agreement, except that Parent and Merger Sub shall be permitted to disclose such information to rating agencies, hedging providers, prospective lenders, participants and investors and their respective counsel and other Representatives, in each case who have agreed to customary confidentiality agreements which require them to keep such information confidential in connection with the syndication and/or marketing of the Debt Financing. Parent will promptly reimburse the Company after written request therefor for any reasonable and documented out-of-pocket expenses incurred or otherwise payable by the

Company or any of its Subsidiaries prior to the Closing in connection with their cooperation pursuant to this Section 6.15(a) (other than the Company’s obligation to deliver its regular annual and quarterly financial statements). The Company hereby consents to the reasonable use of its logos in connection with the Debt Financing; provided, that such logos are used solely in a manner that is not intended, or would not reasonably be expected, to harm or disparage the Company or its reputation or goodwill.

(b) Parent shall not, without obtaining the Company’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed): (x) amend, replace, supplement or otherwise modify, or waive any provision or remedy under, any Commitment Letter, (y) substitute other debt financing for all or any portion of the Debt Financing from the same and/or alternative Debt Financing Sources and/or (z) reduce the amount of the Financing under any Commitment Letter; provided, that the Company’s consent may be withheld in its sole discretion if any such amendment, replacement, supplement or other modification to or waiver of any provision of or remedy under, any Commitment Letter, and/or substitution of all or any portion of the Debt Financing, and/or reduction in the amount of Debt Financing or Equity Financing: (i) reduces the aggregate amount of the Equity Financing, (ii) reduces the aggregate amount of the Debt Financing contemplated in the Debt Commitment Letter (including by changing the amount of fees to be paid or original issue discount) below the amount necessary (taking into account any corresponding increase in any other portion of the Financing and any Alternative Financing) to consummate the transactions contemplated by this Agreement, (iii) imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the receipt of the Financing or amends or modifies any other term of any Commitment Letter, in each case in a manner that would reasonably be expected to (A) prevent or materially delay the Closing, (B) make the timely funding of the Financing or satisfaction of the conditions to obtaining the Financing materially less likely to occur, or (C) adversely impact the ability of Parent and Merger Sub to enforce their rights against the other parties to the Commitment Letters, (iv) would or would reasonably be expected to (A) violate or invalidate any of the Existing Credit Facilities or Existing Lender Consents or the Specified Lender Consent or (B) prevent, delay or otherwise adversely impact the release from escrow of the Existing Lender Consents (or the satisfaction of the conditions set forth in the applicable Existing Lender Consents) or (v) would be reasonably expected to materially expand the scope of, or make materially more onerous, the assistance required from the Company pursuant to Section 6.15(a) from that required in connection with the Debt Commitment Letter (as in effect on the date hereof). An amendment or amendment and restatement of the Debt Commitment Letter solely to add lenders, lead arrangers, bookrunners, syndication agents or similar entities that had not executed the Debt Commitment Letter as of the date hereof shall not require the Company’s consent.

(c) Parent shall use commercially reasonable efforts to take all actions and do all things necessary, proper or advisable to obtain the Equity Financing, including by (i) maintaining in effect each Equity Commitment Letter in accordance with its terms and subject to the conditions thereof, (ii) satisfying on a timely basis (or obtaining waivers with respect to) all conditions applicable to Parent in each Equity Commitment Letter that are within its control, (iii) enforcing its rights under each Equity Commitment Letter and (iv) consummating the Equity Financing at or prior to the Closing, including by causing each Equity Investor to fund the Equity Financing at the Closing.

(d) Parent shall and shall cause Merger Sub to, use commercially reasonable efforts to consummate and obtain the Debt Financing on or prior to the Closing Date on the terms and conditions described in the Debt Commitment Letter, including using commercially reasonable efforts to (i) maintain in effect the Debt Commitment Letter in accordance with its terms and subject to the conditions thereof, (ii) negotiate, execute and deliver definitive agreements with respect to the Debt Commitment Letter on the terms and conditions contained therein or as otherwise may be agreed (taking into account the limitations on amendments and modifications to the Debt Commitment Letter set forth in Section 6.15(b)), (iii) satisfy on a timely basis all conditions and obligations applicable to Parent or Merger Sub in the Debt Commitment Letter and such definitive agreements that are within its control (including the payment of any commitment, engagement or placement fees required as a condition to the Debt Financing), (iv) enforce its rights under the Debt Commitment Letter and such definitive agreements and (v) consummate the Debt Financing at the Closing (which, for the avoidance of doubt, shall include agreeing to consummate the Debt Financing even if any flex rights are exercised to their maximum extent). When used herein, “Debt Financing Sources” means the entities that have committed to provide or arrange or otherwise have entered into agreements pursuant to the Debt Commitment Letter or in connection with all or any part of the Debt Financing described therein, or Alternative Financing, in connection with the transactions contemplated hereby, including the parties to the Debt Commitment Letter or Alternative Financing Commitment, or any joinder agreements, indentures or credit agreements entered pursuant thereto or relating thereto.

(e) If any portion of the Debt Financing becomes unavailable on the terms (including any flex rights) and conditions contemplated in the Debt Commitment Letter (except pursuant to an amendment or other modification permitted by Section 6.15(b)), Parent and Merger Sub shall use commercially reasonable efforts to obtain, as promptly as practicable following the occurrence of such event, (i) alternative financing for any such portion from alternative sources (the “Alternative Financing”) and (ii) a new Debt Commitment Letter with respect to such Alternative Financing that provides for financing (A) not containing any terms or conditions that would have been prohibited pursuant to Section 6.15(b) if the same had been effected through an amendment or modification of the Debt Commitment Letter, (B) in an amount that is sufficient, when added to any portion of the Debt Financing that is available and the Equity Financing, to pay in cash all amounts required to be paid by Parent in connection with the Merger and the other transactions contemplated hereby and (C) that would not reasonably be expected to (I) violate or invalidate any of the Existing Credit Facilities that will remain in effect following the Effective Time or Existing Lender Consents or (II) prevent, delay or otherwise adversely impact the release from escrow of the Existing Lender Consents (or the satisfaction of the conditions set forth in the applicable Existing Lender Consents) (the “Alternative Financing Commitments”). Parent shall promptly provide the Company with true, correct and complete copies of any new Debt Commitment Letter and any fee letter in connection therewith (which fee letter may be subject to Customary Redactions). If any new debt commitment letter is obtained pursuant to the above provisions of this paragraph or in connection with a replacement or substitution permitted pursuant to Section 6.15(b), (x) any reference in this Agreement to the “Commitment Letters” or “Debt Commitment Letter” shall be deemed to include such new debt commitment letter to the extent still then in effect (together with any accompanying fee letter), (y) any reference in this Agreement to the “Financing” or the “Debt Financing” shall mean the debt financing contemplated by the Debt Commitment Letter as modified pursuant to the foregoing and (z) any reference in this Agreement to the “Debt Financing Sources” shall be deemed to include the Lender and any lender parties to such new Debt Commitment Letter to the extent still then in effect.

(f) Parent shall keep the Company informed on a reasonably current basis in reasonable detail of all material activity concerning the Financing (including the status of its efforts to obtain the Financing or any Alternative Financing pursuant to Section 6.15(e)) and promptly provide the Company with copies of all executed amendments, modifications or replacements of the Commitment Letters (it being understood that any amendments, modifications or replacements shall only be as permitted herein) or definitive agreements related to the Financing. Without limiting the generality of the foregoing, Parent shall promptly notify the Company (A) of any material breach or default by any party to the Commitment Letters or definitive agreements related to the Financing of which Parent becomes aware, (B) of the receipt by Parent of any written notice or communication from either the Equity Investor or a Debt Financing Source with respect to any actual or asserted breach or default, or any termination or repudiation, in each case by any party to a Commitment Letter or any definitive agreements related to the Financing of any provisions of any Commitment Letter or such definitive agreements, (C) of any event or development that would reasonably be expected to have a material and adverse effect on the ability of Parent to obtain the Financing on the terms, in the manner or from the sources contemplated by the Commitment Letters (as amended, modified or supplemented in accordance with Section 6.15(b)) in an amount sufficient to consummate the transactions contemplated by this Agreement and (D) if for any reason Parent at any time has determined in good faith that it will not be able to obtain all or any material portion of the Financing on the terms, in the manner or from the sources contemplated by any of the Commitment Letters (as amended, modified or supplemented in accordance with Section 6.15(b)) or any definitive agreements related to the Financing.

(g) Notwithstanding anything to the contrary contained herein, the parties acknowledge and agree that (i) it shall not be a condition to the obligations of Parent to pay all of its payment obligations hereunder and consummate the transactions contemplated by this Agreement or any of its other obligations under this Agreement that Parent or Merger Sub continue to have access to the financing contemplated by the Financings or other materials delivered to the Company evidencing Parent and Merger Sub’s possession of sufficient funds for the transactions contemplated by this Agreement on or prior to the date hereof (i.e., Parent’s and Merger Sub’s obligations are not conditioned upon the availability of financing) and (ii) neither the obtaining nor the availability or funding of any Debt Financing shall constitute a condition to Parent’s or Merger Sub’s obligation to timely consummate the transactions contemplated by this Agreement as required hereby.

(h) Parent and Merger Sub shall indemnify and hold harmless the Company and each of its Subsidiaries and their respective Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses (including reasonable attorney’s fees) interest, awards, judgments and penalties suffered or incurred in connection with any and all of the matters contemplated by Section 6.15(a) (other than arising from gross negligence, fraud or intentional misrepresentation on the part of the Company or its Subsidiaries), in accordance with Section 8.5.

(i) Notwithstanding the terms of Sections 6.15(a), (d) and (e) above, it is expressly understood and agreed that Parent and Merger Sub shall not incur any Debt Financing (including (a) the Debt Financing contemplated by the Debt Commitment Letter and (b) any Alternative Financing) if, after giving effect to the Merger, the terms of such Debt Financing conflict with the terms of, or would reasonably be expected to result in a violation of, the terms of any of the Existing Credit Facilities as in effect on the Closing Date (other than any such Existing Credit Facilities that are terminated and repaid in full on the Closing Date) or the Revolving Promissory Note as in effect on the Closing Date (unless the Revolving Promissory Note is terminated and repaid in full on the Closing Date).

6.16 Stockholder Litigation. The Company shall (a) notify Parent in writing promptly after learning of any Proceeding by any stockholder against the Company, any of its Subsidiaries or any of their respective directors, officers, employees or stockholders in their capacity as such, in each case, to the extent such Proceeding is related to the Merger or any of the transactions contemplated by this Agreement, (b) notify Parent of ongoing material developments in any such Proceeding and (c) consult in good faith with Parent regarding the conduct of the defense of any such Proceeding and give Parent the opportunity to participate in (but not control) the defense, settlement or compromise of any such Proceedings in accordance with the terms of a mutually agreed upon joint defense agreement. The Company shall not enter into any settlement agreement in respect of any such Proceeding without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

6.17 Updated Portfolio Data Tape. Company shall make available to Parent, (a) within three (3) Business Days after the end of each calendar week, if requested in writing by Parent for such calendar week (provided, that Parent shall not make such request in any two (2) consecutive calendar weeks) and (b) three (3) Business Days prior to the anticipated Closing Date, an update of the Data Tape, as of (x) in respect of clause (a), the end of the preceding calendar week and (y) in respect of clause (b), the most recent practicable date prior to the anticipated Closing Date.

6.18 Integration Planning. As promptly as practicable after the date of this Agreement, Parent and Company shall use their respective commercially reasonable efforts to establish a mechanism, subject to applicable Law, reasonably acceptable to both parties by which the parties will confer on a regular and continued basis (subject to reasonable advance written notice of any such meeting being provided to each party) regarding the general status of the ongoing operations and administration of the Company and its Subsidiaries and integration planning matters and communicate and consult with, and use their respective commercially reasonable efforts to cooperate with, each other and the specific persons to be identified by each party with respect to the foregoing. Parent shall have the right, but not the obligation, between the date that the definitive Proxy Statement is mailed to Company shareholders and the Closing Date, subject to applicable Law, to provide training or to cause training to be provided to employees of the Company and its Subsidiaries and/or Prospective Employees who are anticipated to become Continuing Employees. The scheduling of all such training shall be subject to prior approval of the Company, which approval shall not unreasonably be withheld, and shall not unreasonably interfere with the business activities of the Company or its Subsidiaries. The Company shall reasonably cooperate, subject to applicable Law, with Parent and its Representatives to assist and facilitate such training.

6.19 Director and Officer Resignations. If requested in writing by Parent, the Company shall obtain and deliver to Parent at the Closing, in form reasonably satisfactory to Parent, resignations effective as of the Effective Time executed by each director and officer of Company and its Subsidiaries in office immediately prior to the Effective Time.

6.20 Existing Credit Facilities.

(a) Without limiting any of the Company’s obligations under Section 6.1(a)(v), between the date hereof and the Closing, without Parent’s written consent, the Company shall not, and it shall cause its Subsidiaries not to, amend, waive or modify (or agree to amend, waive or modify) in a manner materially adverse to the Company or any of its Subsidiaries or terminate (excluding terminations upon expiration of the term thereof or upon default by any party thereto (other than the Company or any Subsidiary), in each case, in accordance with the terms thereof) any Contract relating to any Existing Credit Facility, it being understood that any consent of the lender to the transactions contemplated hereby that is expressly contemplated by the Specified Lender Consent (provided, that such consent does not otherwise amend or modify the related Existing Credit Facility in a manner materially adverse to the Company or any of its Subsidiaries) or any actions taken by the Company or any of its Subsidiaries that are expressly contemplated by the Specified Lender Consent or any Existing Lender Consent shall not constitute a breach of this Section 6.20(a). For the avoidance of doubt, notwithstanding anything in this Agreement to the contrary, neither the Company nor any of its Subsidiaries shall agree to (or offer to agree to) any amendment to any Existing Credit Facility described on Section 6.1(a)(xiii) of the Company Disclosure Schedule, the effect of which would be to impose any Burdensome Condition.

(b) The Company shall promptly (and in any event within five (5) Business Days) notify Parent in writing of any material written communication to which Parent or both of the Equity Investors are not already a party (a) received by the Company or any of its Subsidiaries from a lender or agent in connection with the Existing Credit Facilities or the Existing Lender Consents or (b) delivered by the Company or any of its Subsidiaries to a lender or agent in connection with the Existing Credit Facilities or the Existing Lender Consents.

6.21 Certain Tax Matters. Between the date of this Agreement and the Effective Time, Parent and the Company shall reasonably cooperate with each other regarding contributions of assets to and/or distributions of assets from Taxable REIT Subsidiaries (the “Requested Transactions”); provided, that neither the Company nor any of its Subsidiaries shall be required to effect any such contributions or distributions or incur liabilities with respect thereto prior to the date on which all of the conditions set forth in ARTICLE VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) shall have been satisfied or waived in accordance with this Agreement; provided, further, that neither the Company nor any Subsidiary of the Company shall be required to take any action that would (a) in the reasonable judgment of the Company after consultation with Parent, (i) adversely affect the classification of the Company as a REIT, (ii) subject the Company to any “prohibited transactions” Taxes or other material Taxes under Sections 857(b), 860(c) or 4981 of the Code, (iii) cause the Company to not satisfy the requirements under Section 856(c)(4)(B)(ii) of the Code with respect to its ownership of interests in a Taxable REIT Subsidiary, (iv) as a result of any distribution of assets from a Taxable REIT Subsidiary, cause the Company to not satisfy the asset test of Section 856(c)(4) of the Code, (v) cause the Company to not satisfy the income tests under Sections 856(c)(2) or 856(c)(3) of the

Code (determined in the case of clause (v), without taking into account the Merger pursuant to Section 1.1) or (vi) cause the Company to be unable to make any of the representations contained in the form of Representation Letter attached as Exhibit B or (b) in the reasonable judgment of Weil, Gotshal & Manges LLP (or other applicable Tax counsel to the Company) after consultation with Parent, cause such counsel to be unable to deliver an opinion substantially in the form attached as Exhibit A. Parent shall indemnify and hold harmless the Company and its Subsidiaries and their directors, officers and employees against any and all liabilities, losses, damages, claims, costs, expenses (including reasonable attorney’s fees), interest, awards, judgments and penalties suffered or incurred by them arising from the performance of actions requested by Parent in writing under this Section 6.21, and in the event the Merger is not consummated (other than pursuant to a termination in accordance with Section 8.4), Parent shall promptly reimburse the Company for any reasonable out-of-pocket costs incurred by the Company or its Subsidiaries arising from the performance of actions requested by Parent in writing under this Section 6.21. Notwithstanding the first proviso in the first sentence of this Section 6.21, upon Parent’s request, the Company and its Subsidiaries shall use reasonable best efforts to form or incorporate any entities required to effect the Requested Transactions, prepare all documentation necessary to effect the Requested Transactions and secure all third-party approvals and title commitments necessary to effect the Requested Transactions prior to the satisfaction or waiver of the conditions set forth in ARTICLE VII.

ARTICLE VII

CONDITIONS

7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

(a) Stockholder Approval. The Merger shall have been duly approved by holders of Shares constituting the Requisite Company Vote in accordance with applicable Law and the Company Charter and the Company Bylaws.

(b) Law; Order. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced, adopted or entered any Law or Order (whether temporary, preliminary or permanent) that prevents, makes illegal, restrains, enjoins or otherwise prohibits consummation of the Merger or the other transactions contemplated hereby.

7.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Closing of the following additional conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Company set forth in Sections 5.1(b)(i), 5.1(b)(ii) and 5.1(b)(iii) (Equity Capital Structure) (in the case of Section 5.1(b)(iii), solely as it relates to the Company and not the Company’s Subsidiaries) and the first sentence of Section 5.1(c) (Corporate Authority and Approval; Financial Advisor Opinion) shall each be true and correct, subject only to de minimis inaccuracies at the date hereof and the Closing (in each case except to the extent that any such representation and warranty speaks as of a particular date, in which case such representation and warranty shall be true and correct, subject only to de minimis inaccuracies, as of such earlier date), (ii) the representation and warranty of the Company set forth in Section 5.1(f)(i) (Absence of Certain Changes) and Section 5.1(r) (Asset Management Agreement) shall be true and correct in all respects at the date hereof and the Closing, (iii) the representations and warranties of the Company set forth in the second and third sentence of Section 5.1(c) (Corporate Authority and Approval; Financial Advisor Opinion) and Section 5.1(s) (Brokers) shall be true and correct in all material respects, in each case, at the date hereof and the Closing (in each case except to the extent that such representation and warranty speaks as of a particular date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date); (iv) the other representations and warranties of the Company set forth in Section 5.1 shall be true and correct at the date hereof and the Closing (in each case except to the extent that any such representation and warranty speaks as of a particular date, in which case such representation and warranty shall be true and correct as of such earlier date); provided, that notwithstanding anything herein to the contrary, the condition set forth in this Section 7.2(a)(iv) shall be deemed to have been satisfied even if any representations and warranties of the Company are not so true and correct unless the failure of such representations and warranties of the Company to be so true and correct (read for purposes of this Section 7.2(a)(iv) without any materiality, Company Material Adverse Effect or similar qualification), individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect and (v) Parent shall have received at the Closing a certificate signed on behalf of the Company by a senior executive officer of the Company to the effect that the conditions set forth in Section 7.2(a)(i)-(iv) have been satisfied.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing, and Parent shall have received a certificate signed on behalf of the Company by a senior executive officer of the Company to such effect.

(c) REIT Opinion. The Company shall have received a written opinion of Weil, Gotshal & Manges LLP (or other nationally recognized Tax counsel to the Company reasonably acceptable to Parent), substantially in the form attached as Exhibit A, dated as of the Closing Date and upon which Merger Sub may rely. For purposes of such opinion, Weil, Gotshal & Manges LLP (or other applicable counsel) may rely on customary assumptions, qualifications, and representations including representations made by the Company and its Subsidiaries, either (i) substantially in the form of the Representation Letter attached as Exhibit B or (ii) otherwise reasonably acceptable to Parent.

(d) Existing Lender Consents; Specified Lender Consent. (i) Each of the Existing Lender Consents shall remain in full force and effect and, if in escrow, shall be released from escrow at the Closing, and shall be effective not later than, and substantially concurrently with, the consummation of the Merger and (ii) the Specified Lender Consent shall have been delivered to the Company without the imposition of any Burdensome Condition, shall be in full force and effect and shall be effective not later than, and substantially concurrently with, the consummation of the Merger.

(e) No Specified Event of Default or Financial Covenant Event of Default. No Specified Event of Default or Financial Covenant Event of Default (each, as defined in Section 7.2(e) of the Company Disclosure Letter) shall have occurred and be continuing under any of the Existing Credit Facilities.

7.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Closing of the following additional conditions:

(a) Representations and Warranties. (i) The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of and as though made on the Closing Date (except for any representations and warranties that expressly relate to a specified date, which representation and warranty shall have been true and correct as of such specified date), except where the failures of such representations and warranties to be so true and correct, individually or in the aggregate, have not, and would not reasonably be expected to have, a Parent Material Adverse Effect and (ii) the Company shall have received at the Closing a certificate signed on behalf of Parent by an officer of Parent to the effect that the condition set forth in Section 7.3(a)(i) has been satisfied.

(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing, and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by an officer of Parent to such effect.

7.4 Frustration of Conditions. None of the Company, Parent or Merger Sub may rely, either as a basis for not consummating the Merger or the other transactions or terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Section 7.1, Section 7.2 or Section 7.3, as the case may be, to be satisfied if such failure was caused by such party’s material breach of any provision of this Agreement.

ARTICLE VIII

TERMINATION

8.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the receipt of the Requisite Company Vote referred to in Section 7.1(a), by mutual written consent of the Company and Parent.

8.2 Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by either Parent or the Company if:

(a) the Merger shall not have been consummated by April 19, 2021 (the “Termination Date”);

(b) the receipt of the Requisite Company Vote referred to in Section 7.1(a) shall not have occurred at a meeting duly convened therefor or at any adjournment or postponement thereof at which a vote upon the approval of the Merger was taken; or

(c) any Law or Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable, whether before or after the receipt of the Requisite Company Vote referred to in Section 7.1(a);

provided, that the right to terminate this Agreement pursuant to this Section 8.2 shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately caused or resulted in the failure of the Merger to be consummated.

8.3 Termination by the Company. This Agreement may be terminated and the Merger may be abandoned by the Company if:

(a) at any time prior to the Effective Time, whether before or after the receipt of the Requisite Company Vote referred to in Section 7.1(a), there has been a breach of any representation, warranty, covenant or agreement made by Parent or Merger Sub in this Agreement, or any representation and warranty shall have become untrue after the date of this Agreement, such that Sections 7.3(a) or 7.3(b) would not be satisfied and such breach or failure to be true is not curable or, if curable, is not cured prior to the earlier of (i) thirty (30) days following notice to Parent from the Company of such breach or failure and (ii) the date that is three (3) Business Days prior to the Termination Date; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.3(a) if the Company is then in material breach of any of its representations, warranties, covenants or agreements under this Agreement; or

(b) at any time prior to the Effective Time, (1) the conditions to Closing set forth in Section 7.1 and Section 7.2 have been satisfied or waived (other than those conditions that, by their terms, are to be satisfied at Closing; provided, that those conditions would have been satisfied if the Closing were to occur on such date), (2) the Company has confirmed by written notice to Parent that the date the Closing should have occurred pursuant to Section 1.2 has occurred and that the Company is ready, willing and able to consummate the Merger on the date of such written notice and throughout the immediately subsequent three (3) Business Day period and (3) Parent fails to consummate the Merger within three (3) Business Days following receipt of such written notice.

8.4 Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by Parent if:

(a) the board of directors of the Company shall have made a Change in Recommendation; or

(b) there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Sections 7.2(a) or 7.2(b) would not be satisfied and such breach or failure to be true is not curable or, if curable, is not cured prior to the earlier of (i) thirty (30) days following written notice to the Company from Parent of such breach or failure and (ii) the date that is three (3) Business Days prior to the Termination Date; provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.4(b) if Parent is then in material breach of any of its representations, warranties, covenants or agreements under this Agreement.

8.5 Effect of Termination and Abandonment.

(a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this ARTICLE VIII, this Agreement (other than as set forth in this Section 8.5 and in Section 9.1) shall become void and of no effect with no liability on the part of any party hereto (or of any of the Company Related Parties or Parent Related Parties); provided, that no such termination shall relieve the Company for any liability for damages resulting from any Willful Breach by the Company prior to such termination.

(b) The Company shall pay to Parent a fee equal to $24,000,000 (the “Company Termination Fee”) and, in addition, shall: (x) reimburse Parent for any and all reasonable and documented out-of-pocket fees and expenses (including fees and expenses of financial advisors, outside legal counsel, financing sources (including any fees payable under the Debt Commitment Letter and related documentation), accountants, experts, diligence agents, consultants and hedging costs and arrangements) actually incurred by Parent or on its behalf in connection with the authorization, preparation, investigation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, and (y) pay such amounts as may be owed pursuant to Section 8.5(e), in the case of clauses (x) and (y) together up to a maximum amount of $8,200,000 (the “Parent Expenses”) if:

(i) Parent terminates this Agreement pursuant to Section 8.4(a) (Change in Recommendation); or

(ii) (A) after the date of this Agreement, a bona fide Acquisition Proposal shall have been communicated in writing by any Person to senior management or the board of directors of the Company or any of its Subsidiaries or shall have been publicly announced or made by any Person directly to the Company’s stockholders generally or shall have been otherwise publicly disclosed by the Company, (B) thereafter this Agreement is terminated pursuant to Section 8.2(a) (Termination Date), Section 8.2(b) (Stockholder Vote) or Section 8.4(b) (Company Breach) and (C) within twelve (12) months after the date of such termination, the Company enters into a definitive agreement with respect to any Acquisition Proposal (regardless of when made or the counterparty thereto) or consummates any Acquisition Proposal (regardless of when made or the counterparty thereto); provided, that solely for purposes of this Section 8.5(b)(ii)(C), the term “Acquisition Proposal” shall have the meaning assigned to such term in Section 6.2(d), except that the references to “fifteen percent (15%) or more” shall be deemed to be references to “fifty percent (50%) or more”.

Any Company Termination Fee due under this Section 8.5(b) shall be paid by wire transfer of same-day funds (I) in the case of clause (i) above, within two (2) Business Days after the date of termination of this Agreement and (II) in the case of clause (ii) above, on the earlier of the date of execution of any such definitive agreement or the date of consummation of the Acquisition Proposal (regardless of the date of such consummation). Any Parent Expenses due under this Section 8.5(b) shall be paid no later than two (2) Business Days after receipt of documentation supporting such Parent Expenses provided, that such Parent Expenses are then due and payable under this Section 8.5(b).

(c) (i) Parent shall pay to the Company a fee equal to $24,000,000 (the “Parent Termination Fee”) and, in addition, shall: (x) reimburse the Company for any and all reasonable and documented out-of-pocket fees and expenses (including fees and expenses of financial advisors, outside legal counsel, accountants, experts, diligence agents, consultants and hedging costs and arrangements) actually incurred by the Company or on its behalf in connection with the authorization, preparation, investigation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, (y) pay such amounts as may be owed pursuant to Section 8.5(e) and (z) reimburse the Company for or pay for all Recovery Matters, in the case of clauses (x), (y) and (z) together up to a maximum aggregate amount of $8,200,000 (the “Company Expenses”) if:

(A) the Company terminates this Agreement pursuant to Section 8.3(a) (Parent Breach) or Section 8.3(b) (Failure to Close); or

(B) the Company or Parent terminates this Agreement pursuant to Section 8.2(a) (Termination Date) at a time when the Company could have terminated this Agreement pursuant to Section 8.3(a) or Section 8.3(b).

(ii) Parent shall pay to the Company a fee equal to $10,000,000 (the “Parent Burdensome Condition Termination Fee”) if either the Company or Parent terminates this Agreement pursuant to Section 8.2(a) and at the time of such termination all of the conditions to Closing set forth in Section 7.1 and Section 7.2 have been satisfied or waived other than (x) those conditions that, by their terms, are to be satisfied at Closing (provided, that those conditions would have been satisfied if the Closing were to occur on such date) and (y) the condition set forth in Section 7.2(d)(ii) solely as a result of the proposed imposition of a Burdensome Condition; provided, however, in no event shall both (i) the Parent Termination Fee and Company Expenses, on the one hand, and (ii) the Parent Burdensome Condition Termination Fee, on the other hand, be payable by Parent.

Any Parent Termination Fee or Parent Burdensome Condition Termination Fee due under this Section 8.5(c) shall be paid by wire transfer of same-day funds within two (2) Business Days after the date of termination of this Agreement. Any Company Expenses due under this Section 8.5(c) shall be paid no later than two (2) Business Days after receipt of documentation supporting such Company Expenses; provided, that such Company Expenses are then due and payable under this Section 8.5(c).

(d) The parties acknowledge and hereby agree that in no event shall either the Company be required to pay the Company Termination Fee and Parent Expenses or Parent be required to pay the Parent Termination Fee and Company Expenses, as the case may be, on more than one occasion.

(e) Each party acknowledges that the agreements contained in this Section 8.5 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, no party would have entered into this Agreement; and accordingly, if the Company or Parent, as applicable, fails to pay promptly any amount that may become due pursuant to Section 8.5(b) or Section 8.5(c) (any such amount due, a “Payment”), and, in order to obtain such Payment, Parent or the Company, as applicable, commences a suit which results in a judgment against the Company or Parent, respectively, for the applicable Payment, or any portion thereof, the party with such judgment against them shall pay to the other party its reasonable and documented costs and expenses (including attorneys’ fees) actually incurred in connection with such suit and any appeal relating thereto, together with interest on the amount of the Payment, which shall accrue at the prime rate as published in the Wall Street Journal, Eastern Edition, on the date such Payment was first required to be paid from such date through the date of full payment thereof.

(f) The parties agree that (i) if and when the Parent Termination Fee and Company Expenses are due and payable pursuant to Section 8.5(c), payment of the Parent Termination Fee and Company Expenses, (ii) if and when the Parent Burdensome Condition Termination Fee is due and payable under Section 8.5(c), (A) payment of the Parent Burdensome Condition Termination Fee and (B) reimbursement of any costs and expenses pursuant to Section 6.10 (to the extent related to the cost of printing and mailing the Proxy Statement), Section 6.15 and Section 6.21 if and when payable pursuant to the terms of such provisions (the costs and expenses referred to in clause (ii)(B) collectively, the “Recovery Matters”), or (iii) in all other circumstances, reimbursement of any Recovery Matters if and when payable under the terms of Sections 6.10, 6.15 and/or 6.21, as applicable (the payments and reimbursements referred to in any of clauses (i), (iii) and (iii), the “Post-Termination Payment”), shall, in each case, be the sole and exclusive remedy available to the Company under or related to this Agreement and the transactions contemplated hereby (including the failure thereof to be consummated) and, upon the actual receipt by the Company of the applicable Post-Termination Payment, none of the Parent Parties nor any of their respective directors, officers, employees, members, managers, partners, shareholders, agents or Representatives (the “Parent Related Parties”) shall have any other liability for any losses suffered under, arising out of or relating to this Agreement and the transactions contemplated hereby (including the termination hereof and the abandonment of the Merger), whether at law, in contract, in tort or otherwise, regardless of whether any such termination or abandonment was as the result of a Willful Breach by any Parent Related Party, and neither the Company nor any other Person shall be entitled to bring or maintain any other claim, action or proceeding against Parent or any other Parent Related Party arising out of this Agreement, the Merger or any matters forming the basis for such termination. Notwithstanding anything to the contrary in this Section 8.5, Parent and Merger Sub shall be jointly and severally liable for the payment of the Parent Termination Fee and Company Expenses to the extent the same becomes payable in accordance with this Agreement.

(g) The parties agree that, except in the event of a Willful Breach by the Company of Section 6.2, in the event the Company Termination Fee and Parent Expenses become due and payable, (i) the payment of the Company Termination Fee and Parent Expenses and, if applicable, the costs and expenses of Parent pursuant to Section 8.5(e), shall be the sole and exclusive monetary remedy available to Parent and Merger Sub under or related to this Agreement and the transactions contemplated hereby (including the failure thereof to be consummated) and, (ii) upon the actual receipt by Parent of the Company Termination Fee and Parent Expenses and, if applicable, the costs and expenses of Parent pursuant to Section 8.5(e), neither the Company, nor its Subsidiaries or Affiliates, nor any of their respective former, current or future general or limited partners, stockholders, controlling Persons, managers, members, directors, officers, employees, Affiliates, Representatives, agents nor any their respective assignees or successors nor any former, current or future general or limited partner, stockholder, controlling Person, manager, member, director, officer, employee, Affiliate, Representative, agent, assignee or successor of any of the foregoing (collectively, “Company Related Parties”) shall have any other liability for any losses suffered under, arising out of or relating to this Agreement and the transactions contemplated hereby (including the termination hereof and the abandonment of the Merger), whether at law, in contract, in tort or otherwise (in each case, other than as a result of a Willful Breach by the Company of Section 6.2), and neither Parent, Merger Sub nor any other Person shall be entitled to bring or maintain any other claim, action or proceeding against the Company or any other Company Related Party arising out of this Agreement, the Merger or any matters forming the basis for such termination. For the avoidance of doubt, while Parent and Merger Sub may pursue both a grant of specific performance and the payment of the Company Termination Fee and Parent Expenses (in each case in accordance with the terms of this Agreement), under no circumstances shall Parent and Merger Sub be permitted or entitled to receive both a grant of specific performance and any money damages, including all or any portion of the Company Termination Fee and Parent Expenses.

(h) Notwithstanding anything to the contrary herein, each party to this Agreement on behalf of itself, its Subsidiaries and Affiliates hereby acknowledges and agrees that (i) no Debt Financing Related Party, in its capacity as such, shall have any liability or obligation, whether based in tort, contract or otherwise and whether arising at law or at equity in connection with the transactions contemplated hereby or otherwise based on or by reason of this Agreement; provided, that notwithstanding the foregoing, nothing in this Section 8.5(h) shall in any way limit or modify any Debt Financing Source’s obligations to Parent or Merger Sub under the Debt Commitment Letter and (ii) only Parent and Merger Sub (including their permitted assigns under the Debt Commitment Letter) shall be permitted to bring any claim against a Debt Financing Related Party in connection with this Agreement or for failure to satisfy any obligation to fund the Debt Financing pursuant to the Debt Commitment Letter. As used in this Agreement, “Debt Financing Related Parties” means the Debt Financing Sources, their respective Affiliates and the Debt Financing Sources and their respective Affiliates’ respective former, current or future general or limited partners, direct or indirect shareholders or equityholders, managers, members, directors, officers, employees, controlling persons, agents, advisors and other representatives, and their successors and permitted assigns.

(i) As used in this Agreement, “Willful Breach” means a deliberate act or failure to act, with the intent of causing a material breach of this Agreement, which act or failure to act constitutes in and of itself a material breach of this Agreement.

8.6 Payment into Escrow.

(a) Notwithstanding anything to the contrary in this Agreement, in the event the Company determines in good faith that there exists a material risk that any amounts due to the Company under Section 8.5(c) would be treated upon the payment of such amounts to the Company as gross income for purposes of Section 856 of the Code (other than as described in Section 856(c)(3) of the Code) (“Nonqualifying Income”), the amount paid to the Company pursuant to Section 8.5(c) in the tax year during which such amount would otherwise be paid shall not exceed the maximum amount that can be paid to the Company in such tax year without causing the Company to fail to meet the requirements imposed on REITs pursuant to Sections 856 through and including 860 of the Code (the “REIT Requirements”) for any tax year, determined as if the payment of such amount were Nonqualifying Income as determined by the Company in good faith.

(b) If the amount that Parent would otherwise be obligated to pay to the Company pursuant to Section 8.5(c) is greater than the amount payable for the tax year during which any such amount would otherwise be paid pursuant to Section 8.6(a) (the positive excess of such amount, the “Company Excess Amount”), then:

(i) Parent shall place the Company Excess Amount into an escrow account (the “Company Escrow Account”) using an escrow agent and agreement reasonably acceptable to the Company and shall not release any portion thereof to the Company, and the Company shall not be entitled to any such amount, unless and until the Company delivers to Parent, at the sole option of the Company, (A) an opinion (a “Company Excess Amount Tax Opinion”) of the Company’s tax counsel to the effect that such amount, if and to the extent paid, would not constitute Nonqualifying Income or (B) a private letter ruling issued by the IRS to the Company indicating that the receipt of any Company Excess Amount hereunder will not cause the Company to fail to satisfy the REIT Requirements (a “Company REIT Qualification Ruling”). The escrow agreement shall also provide that (x) the amount in the Company Escrow Account shall be treated as the property of Parent, unless it is released from such Company Escrow Account to the Company, (y) all income earned upon the amount in the Company Escrow Account shall be treated as income of Parent and reported, as and to the extent required by applicable Law, by the escrow agent to the IRS, or any other taxing authority, as income earned by Parent whether or not said income has been distributed during such tax year, and (z) the amount in the Company Escrow Account shall be invested in Permitted Investments only, as determined by Parent in its sole discretion;

(ii) any amount held in the Company Escrow Account pursuant to this Section 8.6 for five (5) years shall be released from such escrow to be used as determined by Parent in its sole and absolute discretion, and the Company shall have no rights in such amounts thereafter; and

(iii) the Company shall bear all costs and expenses with respect to the Company Escrow Account.

(c) Parent shall cooperate, at no unreimbursed cost or expense to Parent, in good faith with the Company (including amending this Section 8.6 at the reasonable request of the Company) in order to (i) maximize the portion of the payments that may be made to the Company hereunder without causing the Company to fail to meet the REIT Requirements, (ii) improve the Company’s chances of securing a favorable Company REIT Qualification Ruling, or (iii) assist the Company in obtaining a favorable Company Excess Amount Tax Opinion. Such cooperation shall include, for example, agreeing to make payments hereunder to a Taxable REIT Subsidiary of the Company or an affiliate or designee of the Company.

(d) Notwithstanding anything to the contrary in this Agreement, in the event Parent determines in good faith that there exists a material risk that any amounts due to Parent under Section 8.5(b) would be treated upon the payment of such amounts to Parent as Nonqualifying Income, the amount paid to Parent pursuant to Section 8.5(b) in the tax year during which such amount would otherwise be paid shall not exceed the maximum amount that can be paid to Parent in such tax year without causing Parent (or any direct or indirect owner thereof) to fail to meet the REIT Requirements for any tax year, determined as if the payment of such amount were Nonqualifying Income as determined by Parent in good faith.

(e) If the amount that Company would otherwise be obligated to pay to Parent pursuant to Section 8.5(b) is greater than the amount payable for the tax year during which any such amount would otherwise be paid pursuant to Section 8.6(d) (the positive excess of such amount, the “Parent Excess Amount”), then:

(i) the Company shall place the Parent Excess Amount into an escrow account (the “Parent Escrow Account”) using an escrow agent and agreement reasonably acceptable to Parent and shall not release any portion thereof to Parent, and Parent shall not be entitled to any such amount, unless and until Parent delivers to the Company, at the sole option of Parent, (A) an opinion (an “Parent Excess Amount Tax Opinion”) of Parent’s tax counsel to the effect that such amount, if and to the extent paid, would not constitute Nonqualifying Income or (B) a private letter ruling issued by the IRS to Parent (or any direct or indirect owner thereof) indicating that the receipt of any Parent Excess Amount hereunder will not cause Parent (or any direct or indirect owner thereof) to fail to satisfy the REIT Requirements (a “Parent REIT Qualification Ruling”). The escrow agreement shall also provide that (x) the amount in the Parent Escrow Account shall be treated as the property of the Company, unless it is released from such Parent Escrow Account to Parent, (y) all income earned upon the amount in the Parent Escrow Account shall be treated as income of the Company and reported, as and to the extent required by applicable Law, by the escrow agent to the IRS, or any other taxing authority, as income earned by the Company whether or not said income has been distributed during such tax year, and (z) the amount in the Parent Escrow Account shall be invested in Permitted Investments only, as determined by the Company in its sole discretion;

(ii) any amount held in the Parent Escrow Account pursuant to this Section 8.6 for five (5) years shall be released from such escrow to be used as determined by the Company in its sole and absolute discretion, and Parent shall have no rights in such amounts thereafter; and

(iii) Parent shall bear all costs and expenses with respect to the Parent Escrow Account.

(f) The Company shall cooperate, at no unreimbursed cost or expense to the Company, in good faith with Parent (including amending this Section 8.6 at the reasonable request of Parent) in order to (i) maximize the portion of the payments that may be made to Parent hereunder without causing Parent (or any direct or indirect owner thereof) to fail to meet the REIT Requirements, (ii) improve Parent’s (or any direct or indirect owner thereof) chances of securing a favorable Parent REIT Qualification Ruling, or (iii) assist Parent (or any direct or indirect owner thereof) in obtaining a favorable Parent Excess Amount Tax Opinion. Such cooperation shall include, for example, agreeing to make payments hereunder to a Taxable REIT Subsidiary of Parent (or any direct or indirect owner thereof) or an affiliate or designee of Parent.

ARTICLE IX

MISCELLANEOUS AND GENERAL

9.1 Survival. This ARTICLE IX and the agreements of the Company, Parent and Merger Sub contained in ARTICLE IV and Section 6.11 (Indemnification; Directors’ and Officers’ Insurance) shall survive the consummation of the Merger. This ARTICLE IX (other than Section 9.2 (Modification or Amendment), Section 9.3 (Waiver) and Section 9.12 (Assignment)) and the agreements of the Company, Parent and Merger Sub contained in Section 6.6(b) (Access; Consultation), Section 6.10 (Expenses), Section 6.15(h) (Financing Indemnification), the penultimate sentence of Section 6.19 (Certain Tax Matters), Section 8.5 (Effect of Termination and Abandonment), Section 8.6 (Payment in Escrow) and the Confidentiality Agreement shall survive the termination of this Agreement (other than any standstill provisions or restrictions on equity financing sources thereof, which shall each terminate upon the execution of this Agreement). Subject to Section 8.5(a), all other representations, warranties, covenants and agreements in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the consummation of the Merger or the termination of this Agreement. This Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

9.2 Modification or Amendment. This Agreement may be amended, modified or supplemented in writing by the parties hereto, by action of the board of directors, general partner or manager, as the case may be, of the respective parties; provided, however, that after adoption of this Agreement by the stockholders of the Company at the Company Stockholders Meeting, no amendment, modification or supplement may be made which by law or in accordance with the rules and regulations of NYSE requires the further approval of the stockholders of the Company without such further approval. Notwithstanding the foregoing, no amendments or modifications to the provisions which the Lender is expressly made third-party beneficiaries pursuant to Section 9.8 shall be permitted in a manner adverse to any Debt Financing Source party to the Debt Commitment Letter without the prior written consent of such Debt Financing Source party to the Debt Commitment Letter.

9.3 Waiver. (a) Any provision of this Agreement may be waived prior to the Effective Time if, and only if, such waiver is in writing and signed by the party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise herein provided, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

9.4 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by attachment to electronic mail in portable document format (PDF)), each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

9.5 Governing Law and Venue; Waiver of Jury Trial. (a) THIS AGREEMENT AND ANY DISPUTES ARISING UNDER OR RELATING TO THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. Notwithstanding the foregoing, (i) the matters pertaining to the MGCL or MRL contained in ARTICLE I, ARTICLE II, ARTICLE III and ARTICLE IV, including matters relating to the filing of the Articles of Merger and the effects of the Merger, shall be governed by the MGCL and MRL and all matters relating to the duties of the board of directors of the Company shall be governed by and construed in accordance with the Laws of the State of Maryland without regard to the conflicts of law principles thereof to the extent that such principles would direct a matter to another jurisdiction and (ii) except as set forth in the Debt Commitment Letter, any dispute arising under or related to this Agreement, the Debt Commitment Letter, the Debt Financing or the transactions contemplated hereby or thereby that involves any Debt Financing Related Party shall be governed by, and construed in accordance with, the Laws of the State of New York without regard to the conflicts of law principles thereof.

(b) Subject to Section 9.5(c), each of the parties (1) irrevocably submits exclusively to the jurisdiction of the Chancery Courts of the State of Delaware (the “Chancery Court”) or, if the Chancery Court declines jurisdiction, any other Delaware state court, and the federal courts of the United States of America, in each case, located in New Castle County in the State of Delaware (collectively, “Chosen Courts”) in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (2) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (3) agrees that it will not bring any Proceeding by or before any Governmental Entity relating to this Agreement or any of the transactions contemplated hereby in any court other than the Chosen Courts, (4) waives any objection that it may now or hereafter have to the venue of any such Proceeding in the Chosen Courts or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same and (5) consents to service being made through the notice procedures set forth in Section 9.6. Each of the Company, Parent and Merger Sub hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 9.6 shall be effective service of process for any Proceeding in connection with this Agreement or the transactions contemplated hereby.

(c) Notwithstanding anything herein to the contrary, each of the parties irrevocably agrees that any Proceeding involving any Debt Financing Related Party arising out of or relating to this Agreement, the Debt Commitment Letter or the Debt Financing shall be brought and determined in any state or federal court sitting in the State of New York in the Borough of Manhattan and any appellate court thereof. Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such Proceeding involving any Debt Financing Related Party arising out of or relating to this Agreement, the Debt Commitment Letter or the Debt Financing and the transactions contemplated hereby or thereby. Each of the parties agrees not to commence any Proceeding involving any Debt Financing Related Party relating thereto except in the courts described above in New York, other than Proceedings in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in New York as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding involving any Debt Financing Related Party arising out of or relating to this Agreement, the Debt Commitment Letter or the Debt Financing or the transactions contemplated hereby or thereby, (i) any claim that it is not personally subject to the jurisdiction of the courts in New York as described herein for any reason, (ii) that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the Proceeding in any such court is brought in an inconvenient forum, (B) the venue of such Proceeding is improper or (C) this Agreement, the Debt Commitment Letter, the Debt Financing, or the subject matter hereof or thereof, may not be enforced in or by such courts.

(d) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE COMPANY (ON BEHALF OF ITSELF AND ITS SUBSIDIARIES) AND EACH OF THE OTHER PARTIES HERETO WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING RELATED TO ANY DEBT FINANCING OBTAINED BY PARENT OR ANY OF ITS SUBSIDIARIES (INCLUDING MERGER SUB) IN CONNECTION WITH THE MERGER OR THE PERFORMANCE THEREOF OR THE TRANSACTIONS CONTEMPLATED THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

9.6 Notices. Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (a) when delivered, if delivered personally to the intended recipient, (b) upon transmission, if sent by email (provided, that no “bounceback” or notice of non-delivery is received) and (c) one Business Day later, if sent by overnight delivery via a national courier service (providing proof of delivery), and in each case, addressed to a party at the following address for such party:

if to Parent or Merger Sub

Pretium Midway Holdco, LP

c/o Pretium Midway GP, LP

810 7th Avenue, 24th Floor

New York, New York 10019

Attn: Legal & Compliance

E-mail: legal@pretium.com

with copies to (which shall not constitute notice):

Sidley Austin LLP

1501 K Street, N.W.

Washington, D.C. 20005

Attention: Karen Dewis

Email:       kdewis@sidley.com

if to the Company

Front Yard Residential Corporation

5100 Tamarind Reef

Christiansted, United States Virgin Islands 00820

Attention: Michael Lubin

Email:       frontyardresidential@altisourceamc.com

with copies to (which shall not constitute notice):

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Michael J. Aiello

                 Sachin Kohli

Email:      michael.aiello@weil.com

                 sachin.kohli@weil.com

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

9.7 Entire Agreement. This Agreement (including any exhibits hereto) and the Company Disclosure Letter, the Confidentiality Agreement, dated August 25, 2020, between the Company and an affiliate of Parent (the “Confidentiality Agreement”), and the Exclusivity Agreement, dated September 26, 2020 (as amended), between the Company and an affiliate of Parent, constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

9.8 No Third-Party Beneficiaries. This Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, other than (a) as provided in Section 6.11 (Indemnification; Directors’ and Officers’ Insurance), and the penultimate sentence of Section 6.21 (Certain Tax Matters), (b) the right of the Company’s stockholders to receive the Merger Consideration after the Closing, (c) the right of the holders of awards under the Company Stock Plans to receive such consideration as provided for in Section 4.5 after the Closing, (d) Section 8.5(f) (Liability of Parent Related Parties), Section 8.5(g) (Liability of Company Related Parties), Section 9.2 (Modification or Amendment), Section 9.5 (Governing Law and Venue; Waiver of Jury Trial) and Section 9.7 (Entire Agreement) which, to the extent applicable to the Company Related Parties and/or Parent Related Parties (as applicable) are intended to benefit and be enforceable by the Company Related Parties and/or Parent Related Parties (as applicable), (e) the right of the Company on behalf of the Company stockholders to pursue damages in accordance with Section 8.5 and (f) the rights of the Debt Financing Related Parties as provided in Sections 8.5(h), 9.2, 9.5(a), 9.5(c), 9.5(d), this Section 9.8 and Sections 9.12 and 9.13(b). The third-party beneficiary rights referenced in clause (e) of the preceding sentence may be exercised only by the Company (on behalf of the Company stockholders as their agent) through actions expressly approved by the board of directors of the Company, and no Company stockholder, whether purporting to act in its capacity as a stockholder or purporting to assert any right (derivatively or otherwise) on behalf of the Company, shall have any right or ability to exercise or cause the exercise of any such right.

9.9 Obligations of Parent and of the Company. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Company to cause such Subsidiary to take such action.

9.10 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision negotiated in good faith by the parties hereto shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not, subject to clause (a) above, be affected by such invalidity or unenforceability, except as a result of such substitution, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

9.11 Interpretation.

(a) The table of contents and the Article, Section and paragraph headings or captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” when used in this Agreement is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

(b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

9.12 Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of each of the other parties hereto, and any assignment without such consent shall be null and void; provided, that upon and following the Effective Time (i) Parent and Merger Sub may collaterally assign any or all of its rights or obligations hereunder to any Debt Financing Sources and (ii) Parent and Merger Sub may assign any or all of its rights or obligations hereunder to another Parent Party; provided, further, that, in each case, (A) no assignment shall relieve the assigning party of any of its obligations hereunder and (B) no such assignment shall affect the obligations of any Person who has committed to provide Equity Financing under any Equity Commitment Letter or the Guarantor under the Limited Guarantee.

9.13 Specific Performance.

(a) The parties hereto acknowledge and agree that irreparable damage would occur and that the parties would not have any adequate remedy at Law in the event that any of the obligations, undertakings, covenants or agreements of the parties to this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the Company, on the one hand, and Parent, on the other hand, shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement by the other party, and to enforce specifically the terms and provisions of this Agreement (including Section 6.5, and including to cause Parent and Merger Sub to consummate the Merger and the Closing and to make the payments contemplated by this Agreement, including ARTICLE I and ARTICLE IV) by a decree of specific performance, in accordance with Section 9.5 of this Agreement, without the necessity of proving actual harm or damages or posting a bond or other security therefor, this being in addition to any other remedy to which such party is entitled at law or in equity, and each party agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance or other equitable remedy is not an appropriate remedy for any reason at law or in equity. Without limitation of the foregoing, the parties hereby further acknowledge and agree that prior to the Closing, the Company shall be entitled to seek specific performance to enforce specifically the terms and provisions of, and to prevent or cure breaches of the covenants required to be performed by Parent and Merger Sub under this Agreement (including Section 6.5, and including to cause Parent and Merger Sub to consummate the Merger and the Closing and to make the payments contemplated by this Agreement, including ARTICLE I and ARTICLE IV) in addition to any other remedy to which the Company is entitled at law or in equity, including the Company’s right to terminate this Agreement pursuant to ARTICLE VIII and seek money damages in accordance therewith. Parent shall cause Merger Sub to perform its obligations under this Agreement.

(b) For the avoidance of doubt, in no event shall the exercise of the Company’s or any of its Subsidiaries’ right to seek specific performance pursuant to this Section 9.13 reduce, restrict or otherwise limit the Company’s right to terminate this Agreement pursuant to ARTICLE VIII and/or seek payment of the Parent Termination Fee, Company Expenses and the Parent Burdensome Condition Termination Fee. Notwithstanding anything to the contrary contained herein, while the Company may pursue both a grant of specific performance and payment of the Parent Termination Fee and Company Expenses, in no event shall the Company or any of its Affiliates be entitled to both, on the one hand, a grant of specific performance and, on the other hand, payment of the Parent Termination Fee and Company Expenses.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

FRONT YARD RESIDENTIAL CORPORATION

By:	/s/ George G. Ellison
Name: George G. Ellison
Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

PRETIUM MIDWAY HOLDCO, LP

By:	Pretium Midway GP, LP, a Delaware limited partnership, its general partner

	By:	Pretium REO GP, LLP, a Delaware limited liability partnership, its general partner

		By:	/s/ Jon Ezrow
Name: Jon Ezrow
Title: Authorized Signatory

MIDWAY ACQUISITIONCO REIT

By:	/s/ Jon Ezrow
Name: Jon Ezrow
Title: Authorized Signatory

[Signature Page to Agreement and Plan of Merger]

Exhibit 10.1

FRONT YARD RESIDENTIAL CORPORATION

AMENDED AND RESTATED CHANGE IN CONTROL SEVERANCE AGREEMENT

THIS AMENDED AND RESTATED CHANGE IN CONTROL SEVERANCE AGREEMENT (the “Agreement”) is dated as of October 19, 2020 (the “Effective Date”), by and between Front Yard Residential Corporation, a Maryland corporation (the “Company”), and Rene Dittrich (the “Executive”).

RECITALS

WHEREAS, as of the Effective Date, Altisource Asset Management Corporation, a United States Virgin Islands corporation (the “Manager”), serves as the external manager of the Company pursuant to the Asset Management Agreement (as defined below);

WHEREAS, the Executive is an employee of the Manager or one of its subsidiaries, and in such capacity provides management services to the Company;

WHEREAS, the Company and the Executive previously entered into the Change in Control Severance Agreement dated May 24, 2018, as amended on January 14, 2019 (the “Original Agreement”) in recognition of the value of the Executive to the Company and to ensure the Company of the Executive’s continued attention and dedication to duty, and to ensure the availability of the Executive’s continued service, including in the event of a Change in Control of the Company;

WHEREAS, pursuant to the Termination and Transition Agreement dated as of August 13, 2020 by and between the Company, Front Yard Residential, L.P., a Delaware limited partnership (“FYR LP”), and the Manager (such agreement, the “Termination Agreement”), the Asset Management Agreement will be terminated effective as of the Termination Date (as such term is defined in the Termination Agreement), and in connection therewith the employment of the Executive with the Manager or its subsidiaries (as applicable) will be terminated and Executive will commence employment with the Company or one of its subsidiaries; and

WHEREAS, in order to fulfill the above purposes, and recognizing that the Executive shall be entitled to rely on various benefits, the Compensation Committee of the Board of Directors of the Company has determined that it is appropriate and in the best interests of the Company to amend and restate the Original Agreement to reflect the aforementioned transfer of Executive’s employment, the termination of the Asset Management Agreement, and the other actions contemplated by the Termination Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

1. Term. This Agreement shall have an initial three-year term beginning on the Effective Date and shall renew thereafter for successive one-year terms, unless the Company provides written notice to the Executive at least 90 days prior to any then-applicable expiration date of its intent not to renew the Agreement. If, however, this Agreement is in effect at the time of a Change in Control (as defined below), then it shall not terminate prior to the second anniversary of such Change in Control; provided, that if a Qualifying Termination should occur during such period, this Agreement shall terminate when the Company’s payment obligations hereunder are satisfied. Notwithstanding the foregoing, this Agreement shall automatically terminate upon a termination of Executive’s employment with the Employer other than as a result of a Qualifying Termination.

2. Definitions. All capitalized terms used but not otherwise defined herein shall have the meaning set forth below:

(a) “Affiliate” means, with respect to a Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

(b) “Asset Management Agreement” means that certain Amended and Restated Asset Management Agreement dated May 7, 2019, between the Manager, the Company, and FYR LP, as may be amended from time to time.

(c) “Base Salary” means the Executive’s annual base salary in effect on the Termination Date, disregarding any reduction in anticipation of, or following, a Change in Control.

(d) “Cause” means gross or willful neglect of duty that is not corrected after 30 days’ written notice thereof; misconduct, malfeasance, fraud or dishonesty that materially and adversely affects the Company or the Employer or their respective reputations in the industry (in the reasonable determination of the Company); or the commission of a felony or a crime involving moral turpitude. All determinations as to Cause shall be made by the Board of Directors of the Company, or a committee thereof, in its reasonable sole discretion.

(e) “Cayman Subsidiary” means AAMC Cayman SEZC Ltd., a Cayman Islands exempted company and indirect subsidiary of the Manager, or any of its successors or assigns.

(f) “Change in Control” means:

(i) The date that a reorganization, merger, consolidation, recapitalization, or similar transaction involving the Company (other than a spinoff, exchange offer or similar transaction to or with the Company’s shareholders) is consummated, unless: (i) at least 50% of the outstanding voting securities of the surviving or resulting entity (including without limitation, an entity which as a result of such transaction owns the Company either directly or through one or more subsidiaries) (“Resulting Entity”) are beneficially owned, directly or indirectly, by the persons who were the beneficial owners of the outstanding voting securities of the Company immediately prior to such transaction in substantially the same proportions as their beneficial ownership, immediately prior to such transaction, of the outstanding voting securities of the Company and (ii) immediately following such transaction no person or persons acting as a group beneficially owns capital stock of the Resulting Entity possessing thirty-five percent (35%) or more of the total voting power of the stock of the Resulting Entity;

(ii) The date that a majority of members of the Company’s Board of Directors is replaced during any twenty-four (24 month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors before the date of the appointment or’ election; provided that no individual shall be considered to be so endorsed if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Securities Exchange Act of 1934) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

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(iii) The date that any one person, or persons acting as a group, other than an employee benefit plan of the Company or one of its Affiliates, or a trust thereof, or any underwriter, acquires (or has or have acquired as of the date of the most recent acquisition by such person or persons) beneficial ownership of stock of the Company possessing thirty-five percent (35%) or more of the total voting power of the stock of the Company; or

(iv) The date that any one person acquires, or persons acting as a group acquire (or has or have acquired as of the date of the most recent acquisition by such person or persons), assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Employer” means FYR LP, Manager, the Cayman Subsidiary or any of their Affiliates, successors or assigns, as applicable, in such entity’s capacity as the legal employer of the Executive at the relevant time.

(i) “Good Reason” means, without the consent of the Executive: (i) a reduction in the Executive’s Base Salary or annual bonus amount1 from the Base Salary or annual bonus amount for the year immediately preceding the year in which the Change of Control occurs, (ii) the notification of the Executive by the Employer that the Employer shall require the Executive to relocate his or her primary place of service with the Employer to a site that is more than 50 miles from both the Executive’s current primary place of service and the Executive’s primary residence, or (iii) a material reduction in the scope of responsibility or authority of the Executive, including, without limitation, the Executive no longer having responsibility to manage the primary assets owned by the Company immediately prior to a Change in Control; provided, however, that no act or omission described above shall be treated as “Good Reason” under this Agreement unless (a) the Executive delivers to the Employer a written statement of the basis for Executive’s belief that Good Reason exists within 120 days following the date such basis first arises, (b) the Employer fails to cure the grounds constituting Good Reason within 30 days following Executive’s delivery of such written statement, and (c) Executive actually resigns within 90 days of such failure to cure.

(j) “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder, and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

[1]	“Bonus amount” shall include the cash bonus and preferred stock dividend, if any, paid to Executive.

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(k) “Protection Period” means the period commencing upon the date of public announcement that the Company has entered into a definitive agreement the consummation of which would result in a Change in Control, and expiring on the second anniversary of the consummation date of the Change in Control; provided that if such definitive transaction agreement is terminated pursuant to its terms prior to consummation of the Change in Control, the Protection Period shall expire on the date of such termination.

(l) “Qualifying Termination” means the occurrence of any of the following during the Protection Period:

(i) A termination of the Executive’s employment by the Employer without Cause; or

(ii) Executive’s resignation from the Employer with Good Reason.

Notwithstanding the foregoing, the termination of Executive’s employment with the Manager in connection with the termination of the Asset Management Agreement and contemporaneous re-hire by the Company or one of its subsidiaries or Affiliates (as contemplated by this Agreement) shall not constitute or serve as the basis for a “Qualifying Termination” hereunder.

(m) “Termination Date” means the date that Executive experiences a Qualifying Termination.

3. Severance Benefits.

(a) Components. Subject to Section 5, if the Executive experiences a Qualifying Termination, the Company shall provide Executive with the following payments and benefits:

(i) Salary Payment. An amount equal to 1.5 times Executive’s Base Salary (the “Salary Payment”);

(ii) Bonus Payment. An amount equal to 1.5 times the Executive’s annual bonus amount2 for the year immediately preceding the year in which the Change of Control occurs (the “Bonus Payment”);

(iii) Prorated Bonus Payment. An amount equal to the product of (A) Executive’s annual bonus amount3 for the year immediately preceding year in which the Change of Control occurs and (B) a fraction, the numerator of which is the number of days from January 1 through the Termination Date, and the denominator of which is 365 (such amount, the “Prorated

Bonus Payment”);

[2]	“Bonus amount” shall include the cash bonus and preferred stock dividend, if any, paid to Executive.
[3]	“Bonus amount” shall include the cash bonus and preferred stock dividend, if any, paid to Executive.

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(iv) Medical Benefits. An amount equal to 18 times the monthly premium (if any) paid by Employer for medical, dental and vision insurance coverage for the Executive and his eligible dependents immediately prior to the Qualifying Termination (the “Medical Benefits”);

(v) Equity Acceleration. Immediate vesting, lapse of restriction and full exercisability with respect to all equity or equity-based awards granted to the Executive under any Company equity plans (the “ Equity Acceleration”);

(vi) Prior-Year Bonus. To the extent not paid as of the Termination Date, the annual bonus (if any) earned by the Executive for the year immediately preceding the year in which the Executive’s Termination Date occurs determined in good faith on a basis consistent with the Employer’s annual incentive compensation program as in effect immediately prior to the Change of Control, and payable on the later of (i) the payment date determined pursuant to Section 3(b) below and (ii) the date that such bonus would have been paid had the Executive remained employed; and

(vii) Accrued Benefits. All base salary earned or accrued but unpaid through the Termination Date; reimbursement for any and all monies advanced in connection with the Executive’s service for reasonable and necessary business expenses incurred by the Executive through the Termination Date; and all other payments and benefits to which the Executive may be entitled following Executive’s Qualifying Termination under the terms and conditions of any then-existing employee compensation or benefit plan, program, policy or arrangement of the Employer (collectively, the “Accrued Benefits”).

(b) Timing. Except as otherwise required by law or set forth above, any amounts payable hereunder shall be made in a lump-sum payment in cash on the 60th day following the Termination Date, provided that if the Qualifying Termination occurs prior to the Change in Control, such lump-sum cash payment will instead be made on the 60th day following the Change in Control (provided only in such case that such Change in Control is also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder)) (the “Payment Date”).

(c) Offset. Notwithstanding anything herein to the contrary, the amount of all payments under Section 3(a) hereof shall be reduced (but not below zero) by the value of any comparable severance benefits, but excluding any equity or equity-based severance benefits, to which Executive may be entitled from the Company, the Manager or any of their respective Affiliates pursuant to any plan, agreement, contract or other arrangement, including, without limitation, any payments made to the Executive prior to the Change in Control pursuant to an employment agreement between the Executive and FYR LP.

4. Minimum Base Salary and Prior Annual Bonus until 2022. If the Executive experiences a Qualifying Termination at any time prior to January 1, 2022, (a) for all purposes under Sections 2(i), 3(a)(i) and 3(a)(vii), the “Base Salary” will be deemed to be $280,500, (b) for all purposes under Sections 2(i), 3(a)(ii) and 3(a)(iii), the Executive’s annual bonus amount for the year immediately preceding the year in which the Change in Control occurs will be deemed to be $238,000, in both cases, only if such dollar amount is higher than the “Base Salary” amount or annual bonus amount (as applicable) that would otherwise be applicable pursuant to such sections.

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5. Release of Claims and Covenant Not to Sue. The Company’s obligation to provide the Salary Payment, Bonus Payment, Prorated Bonus Payment, Medical Benefits and Equity Acceleration (the “Severance Benefits”) shall be subject to and contingent upon (a) the Executive’s execution and delivery to the Company of a general release of claims and covenant not to sue substantially in the form attached hereto as Exhibit A (the “Release Agreement”) on or within 21 days following the Termination Date, and (b) such Release Agreement becoming effective and irrevocable within 29 days following the Termination Date in accordance with its terms. For the avoidance of doubt, the Executive shall forfeit the Severance Benefits if the Release Agreement has not been timely executed and delivered to the Company and become effective and irrevocable. The parties agree that, except as set forth in Section 5 hereof or as otherwise required by law, the Executive shall not be entitled to receive any compensation or benefits after the Te1mination Date.

6. Section 280G Reduction. In the event that it is determined that any payments or benefits provided hereunder, together with any payments or benefits to be provided under any other plan, program, arrangement or agreement, would constitute “parachute payments” within the meaning of Section 280G of the Code and would, but for this Section 6, be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any similar tax under state or local law or any interest or penalties with respect to such taxes (the “Excise Tax”), then the amounts of any such payments or benefits under the Plan and such other arrangements shall be either (i) paid in full or (ii) reduced to the minimum extent necessary to ensure that no portion of the payments or benefits is subject to the Excise Tax, whichever of the foregoing (i) or (i) results in the Executive’s receipt on an after-tax basis of the greatest amount of payments and benefits after taking into account the applicable federal, state, local and foreign income, employment and excise taxes (including the Excise Tax). Any such reduction shall be made by the Company in its sole discretion consistent with the requirements of Section 409A and shall include prompt repayment by Executive of any payments or benefits that are determined to be subject to such reduction and that have previously been paid or provided to Executive. Any determination required under this Section 6 shall be made in writing in good faith by a nationally recognized public accounting firm selected by the Company, whose determination shall be final and binding. The Company and the Executive shall provide the accounting firm with such information and documents as the accounting firm may reasonably request in order to make a determination under this Section 6.

7. General Provisions.

(a) Withholding. The Company shall be entitled to deduct or withhold, or require the Executive to remit to the Company, the minimum statutory amount necessary to satisfy federal, state or local taxes required by law or regulation to be withheld with respect to any payment or benefit provided hereunder.

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(b) Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when delivered personally, delivered by certified or registered mail, postage prepaid, return receipt requested, or delivered by overnight courier (provided that a written acknowledgment of receipt is obtained by the overnight courier) to any party concerned at the address indicated below or to such changed address as such party may subsequently give such notice of:

If to Company:	Front Yard Residential Corporation c/o Front Yard Residential, L.P. 4201 Congress Street, Suite 475 Charlotte, North Carolina 28209 Attention: General Counsel

If to Executive, at Executive’s then-current primary mailing address as indicated in the Company’s records.

(c) Successors and Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the Company and any successor of or to the Company, including, without limitation, any purchaser of all or substantially all of the assets or equity interests of the Company. This Agreement shall inure to the benefit of and be enforceable by Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees and/or legatees.

(d) Waiver. No provision of this Agreement may be modified, amended or waived unless such modification, amendment or waiver is agreed to in writing signed by the Executive and the Company. No waiver by any party hereto at any time of any breach by any other party hereto shall be deemed a waiver of similar or dissimilar provisions at the same or at any prior or subsequent time.

(e) Entire Agreement; Interaction with Other Agreements. This Agreement shall supersede any and all prior understandings, representations or presentations, whether written or oral, relating to the subject matter hereof.

(f) Governing Law. Any dispute, controversy or claim of whatever nature arising out of or relating to this Agreement or breach thereof shall be governed by and interpreted under the laws of the State of Maryland without regard to conflict-of-law or choice-of-law principles.

(g) Section 409A.

(i) The parties agree that this Agreement shall be interpreted to comply with or be exempt from Section 409A of the Code and the regulations and guidance promulgated thereunder to the extent applicable (collectively, “Section 409A”), and all provisions of this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. In no event whatsoever will the Company or the Manager be liable for any additional tax, interest or penalties that may be imposed on Executive under Section 409A or any damages for failing to comply with Section 409A.

(ii) A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits considered “nonqualified deferred compensation” under Section 409A upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references

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to a “termination,” “termination of employment” or like terms shall mean “separation from service.” If Executive is deemed on the date of termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then with regard to any payment or the provision of any benefit that is considered nonqualified deferred compensation under Section 409A payable on account of a “separation from service,” no such payment or benefit shall be made or provided prior to the earlier of (A) the expiration of the six-month period measured from the date of such “separation from service” of Executive, and (B) the date of Executive’s death (the “Delay Period”). All payments and benefits delayed pursuant to this Section 7(g)(ii) (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed on the first business day following the expiration of the Delay Period to Executive in a lump sum without interest, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.

(iii) For purposes of Section 409A, Executive’s right to receive any installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments. Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within 10 business days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company. All expenses or other reimbursements as provided herein shall be payable in accordance with the Company’s policies in effect from time to time, but in any event shall be made on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by Executive; no such reimbursement or expenses eligible for reimbursement in any taxable year shall in any way affect the expenses eligible for reimbursement in any other taxable year; and Executive’s right to reimbursement or in-kind benefits shall not be subject to liquidation or exchanged for any other benefit.

(h) Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

FRONT YARD RESIDENTIAL CORPORATION

By:	/s/ Michael G. Lubin
Name: Michael G. Lubin
Title: Secretary

EXECUTIVE

/s/ Rene Dittrich
Name: Rene Dittrich

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Exhibit 10.2

FRONT YARD RESIDENTIAL CORPORATION

AMENDED AND RESTATED CHANGE IN CONTROL SEVERANCE AGREEMENT

THIS AMENDED AND RESTATED CHANGE IN CONTROL SEVERANCE AGREEMENT (the “Agreement”) is dated as of October 19, 2020 (the “Effective Date”), by and between Front Yard Residential Corporation, a Maryland corporation (the “Company”), and George G. Ellison (the “Executive”).

RECITALS

WHEREAS, as of the Effective Date, Altisource Asset Management Corporation, a United States Virgin Islands corporation (the “Manager”), serves as the external manager of the Company pursuant to the Asset Management Agreement (as defined below);

WHEREAS, the Executive is an employee of the Manager or one of its subsidiaries, and in such capacity provides management services to the Company;

WHEREAS, the Company and the Executive previously entered into the Change in Control Severance Agreement dated May 26, 2017, as amended on January 14, 2019 (the “Original Agreement”) in recognition of the value of the Executive to the Company and to ensure the Company of the Executive’s continued attention and dedication to duty, and to ensure the availability of the Executive’s continued service, including in the event of a Change in Control of the Company;

WHEREAS, pursuant to the Termination and Transition Agreement dated as of August 13, 2020 by and between the Company, Front Yard Residential, L.P., a Delaware limited partnership (“FYR LP”), and the Manager (such agreement, the “Termination Agreement”), the Asset Management Agreement will be terminated effective as of the Termination Date (as such term is defined in the Termination Agreement), and in connection therewith the employment of the Executive with the Manager or its subsidiaries (as applicable) will be terminated and Executive will commence employment with the Company or one of its subsidiaries; and

WHEREAS, in order to fulfill the above purposes, and recognizing that the Executive shall be entitled to rely on various benefits, the Compensation Committee of the Board of Directors of the Company has determined that it is appropriate and in the best interests of the Company to amend and restate the Original Agreement to reflect the aforementioned transfer of Executive’s employment, the termination of the Asset Management Agreement, and the other actions contemplated by the Termination Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

1. Term. This Agreement shall have an initial three-year term beginning on the Effective Date and shall renew thereafter for successive one-year terms, unless the Company provides written notice to the Executive at least 90 days prior to any then-applicable expiration date of its intent not to renew the Agreement. If, however, this Agreement is in effect at the time of a Change in Control (as defined below), then it shall not terminate prior to the second anniversary of such Change in Control; provided, that if a Qualifying Termination should occur during such period, this Agreement shall terminate when the Company’s payment obligations hereunder are satisfied. Notwithstanding the foregoing, this Agreement shall automatically terminate upon a termination of Executive’s employment with the Employer other than as a result of a Qualifying Termination.

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2. Definitions. All capitalized terms used but not otherwise defined herein shall have the meaning set forth below:

(a) “Affiliate” means, with respect to a Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

(b) “Asset Management Agreement” means that certain Amended and Restated Asset Management Agreement dated May 7, 2019, between the Manager, the Company, and FYR LP, as may be amended from time to time.

(c) “Base Salary” means the Executive’s annual base salary in effect on the Termination Date, disregarding any reduction in anticipation of, or following, a Change in Control.

(d) “Cause” means gross or willful neglect of duty that is not corrected after 30 days’ written notice thereof; misconduct, malfeasance, fraud or dishonesty that materially and adversely affects the Company or the Employer or their respective reputations in the industry (in the reasonable determination of the Company); or the commission of a felony or a crime involving moral turpitude. All determinations as to Cause shall be made by the Board of Directors of the Company, or a committee thereof, in its reasonable sole discretion.

(e) “Cayman Subsidiary” means AAMC Cayman SEZC Ltd., a Cayman Islands exempted company and indirect subsidiary of the Manager, or any of its successors or assigns.

(f) “Change in Control” means:

(i) The date that a reorganization, merger, consolidation, recapitalization, or similar transaction involving the Company (other than a spinoff, exchange offer or similar transaction to or with the Company’s shareholders) is consummated, unless: (i) at least 50% of the outstanding voting securities of the surviving or resulting entity (including without limitation, an entity which as a result of such transaction owns the Company either directly or through one or more subsidiaries) (“Resulting Entity”) are beneficially owned, directly or indirectly, by the persons who were the beneficial owners of the outstanding voting securities of the Company immediately prior to such transaction in substantially the same proportions as their beneficial ownership, immediately prior to such transaction, of the outstanding voting securities of the Company and (ii) immediately following such transaction no person or persons acting as a group beneficially owns capital stock of the Resulting Entity possessing thirty-five percent (35%) or more of the total voting power of the stock of the Resulting Entity;

(ii) The date that a majority of members of the Company’s Board of Directors is replaced during any twenty-four (24 month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors before the date of the appointment or’ election; provided that no individual shall be considered to be so endorsed if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Securities Exchange Act of 1934) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

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(iii) The date that any one person, or persons acting as a group, other than an employee benefit plan of the Company or one of its Affiliates, or a trust thereof, or any underwriter, acquires (or has or have acquired as of the date of the most recent acquisition by such person or persons) beneficial ownership of stock of the Company possessing thirty-five percent (35%) or more of the total voting power of the stock of the Company; or

(iv) The date that any one person acquires, or persons acting as a group acquire (or has or have acquired as of the date of the most recent acquisition by such person or persons), assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Employer” means FYR LP, Manager, the Cayman Subsidiary or any of their Affiliates, successors or assigns, as applicable, in such entity’s capacity as the legal employer of the Executive at the relevant time.

(i) “Good Reason” means, without the consent of the Executive: (i) a reduction in the Executive’s Base Salary or annual bonus amount1 from the Base Salary or annual bonus amount for the year immediately preceding the year in which the Change of Control occurs, (ii) the notification of the Executive by the Employer that the Employer shall require the Executive to relocate his or her primary place of service with the Employer to a site that is more than 50 miles from both the Executive’s current primary place of service and the Executive’s primary residence, or (iii) a material reduction in the scope of responsibility or authority of the Executive, including, without limitation, the Executive no longer having responsibility to manage the primary assets owned by the Company immediately prior to a Change in Control; provided, however, that no act or omission described above shall be treated as “Good Reason” under this Agreement unless (a) the Executive delivers to the Employer a written statement of the basis for Executive’s belief that Good Reason exists within 120 days following the date such basis first arises, (b) the Employer fails to cure the grounds constituting Good Reason within 30 days following Executive’s delivery of such written statement, and (c) Executive actually resigns within 90 days of such failure to cure.

(j) “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder, and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

[1]	“Bonus amount” shall include the cash bonus and preferred stock dividend, if any, paid to Executive.

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(k) “Protection Period” means the period commencing upon the date of public announcement that the Company has entered into a definitive agreement the consummation of which would result in a Change in Control, and expiring on the second anniversary of the consummation date of the Change in Control; provided that if such definitive transaction agreement is terminated pursuant to its terms prior to consummation of the Change in Control, the Protection Period shall expire on the date of such termination.

(l) “Qualifying Termination” means the occurrence of any of the following during the Protection Period:

(i) A termination of the Executive’s employment by the Employer without Cause; or

(ii) Executive’s resignation from the Employer with Good Reason.

Notwithstanding the foregoing, the termination of Executive’s employment with the Manager in connection with the termination of the Asset Management Agreement and contemporaneous re-hire by the Company or one of its subsidiaries or Affiliates (as contemplated by this Agreement) shall not constitute or serve as the basis for a “Qualifying Termination” hereunder.

(m) “Termination Date” means the date that Executive experiences a Qualifying Termination.

3. Severance Benefits.

(a) Components. Subject to Section 5, if the Executive experiences a Qualifying Termination, the Company shall provide Executive with the following payments and benefits:

(i) Salary Payment. An amount equal to 2.0 times Executive’s Base Salary (the “Salary Payment”);

(ii) Bonus Payment. An amount equal to 2.0 times the Executive’s annual bonus amount2 for the year immediately preceding the year in which the Change of Control occurs (the “Bonus Payment”);

(iii) Prorated Bonus Payment. An amount equal to the product of (A) Executive’s annual bonus amount3 for the year immediately preceding year in which the Change of Control occurs and (B) a fraction, the numerator of which is the number of days from January 1 through the Termination Date, and the denominator of which is 365 (such amount, the “Prorated Bonus Payment”);

[2]	“Bonus amount” shall include the cash bonus and preferred stock dividend, if any, paid to Executive.
[3]	“Bonus amount” shall include the cash bonus and preferred stock dividend, if any, paid to Executive.

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(iv) Medical Benefits. An amount equal to 18 times the monthly premium (if any) paid by Employer for medical, dental and vision insurance coverage for the Executive and his eligible dependents immediately prior to the Qualifying Termination (the “Medical Benefits”);

(v) Equity Acceleration. Immediate vesting, lapse of restriction and full exercisability with respect to all equity or equity-based awards granted to the Executive under any Company equity plans (the “ Equity Acceleration”);

(vi) Prior-Year Bonus. To the extent not paid as of the Termination Date, the annual bonus (if any) earned by the Executive for the year immediately preceding the year in which the Executive’s Termination Date occurs determined in good faith on a basis consistent with the Employer’s annual incentive compensation program as in effect immediately prior to the Change of Control, and payable on the later of (i) the payment date determined pursuant to Section 3(b) below and (ii) the date that such bonus would have been paid had the Executive remained employed; and

(vii) Accrued Benefits. All base salary earned or accrued but unpaid through the Termination Date; reimbursement for any and all monies advanced in connection with the Executive’s service for reasonable and necessary business expenses incurred by the Executive through the Termination Date; and all other payments and benefits to which the Executive may be entitled following Executive’s Qualifying Termination under the terms and conditions of any then-existing employee compensation or benefit plan, program, policy or arrangement of the Employer (collectively, the “Accrued Benefits”).

(b) Timing. Except as otherwise required by law or set forth above, any amounts payable hereunder shall be made in a lump-sum payment in cash on the 60th day following the Termination Date, provided that if the Qualifying Termination occurs prior to the Change in Control, such lump-sum cash payment will instead be made on the 60th day following the Change in Control (provided only in such case that such Change in Control is also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder)) (the “Payment Date”).

(c) Offset. Notwithstanding anything herein to the contrary, the amount of all payments under Section 3(a) hereof shall be reduced (but not below zero) by the value of any comparable severance benefits, but excluding any equity or equity-based severance benefits, to which Executive may be entitled from the Company, the Manager or any of their respective Affiliates pursuant to any plan, agreement, contract or other arrangement, including, without limitation, any payments made to the Executive prior to the Change in Control pursuant to an employment agreement between the Executive and FYR LP.

4. Minimum Base Salary and Prior Annual Bonus until 2022. If the Executive experiences a Qualifying Termination at any time prior to January 1, 2022, (a) for all purposes under Sections 2(i), 3(a)(i) and 3(a)(vii), the “Base Salary” will be deemed to be $475,000, (b) for all purposes under Sections 2(i), 3(a)(ii) and 3(a)(iii), the Executive’s annual bonus amount for the year immediately preceding the year in which the Change in Control occurs will be deemed to be $947,500, in both cases, only if such dollar amount is higher than the “Base Salary” amount or annual bonus amount (as applicable) that would otherwise be applicable pursuant to such sections.

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5. Release of Claims and Covenant Not to Sue. The Company’s obligation to provide the Salary Payment, Bonus Payment, Prorated Bonus Payment, Medical Benefits and Equity Acceleration (the “Severance Benefits”) shall be subject to and contingent upon (a) the Executive’s execution and delivery to the Company of a general release of claims and covenant not to sue substantially in the form attached hereto as Exhibit A (the “Release Agreement”) on or within 21 days following the Termination Date, and (b) such Release Agreement becoming effective and irrevocable within 29 days following the Termination Date in accordance with its terms. For the avoidance of doubt, the Executive shall forfeit the Severance Benefits if the Release Agreement has not been timely executed and delivered to the Company and become effective and irrevocable. The parties agree that, except as set forth in Section 5 hereof or as otherwise required by law, the Executive shall not be entitled to receive any compensation or benefits after the Te1mination Date.

6. Section 280G Reduction. In the event that it is determined that any payments or benefits provided hereunder, together with any payments or benefits to be provided under any other plan, program, arrangement or agreement, would constitute “parachute payments” within the meaning of Section 280G of the Code and would, but for this Section 6, be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any similar tax under state or local law or any interest or penalties with respect to such taxes (the “Excise Tax”), then the amounts of any such payments or benefits under the Plan and such other arrangements shall be either (i) paid in full or (ii) reduced to the minimum extent necessary to ensure that no portion of the payments or benefits is subject to the Excise Tax, whichever of the foregoing (i) or (i) results in the Executive’s receipt on an after-tax basis of the greatest amount of payments and benefits after taking into account the applicable federal, state, local and foreign income, employment and excise taxes (including the Excise Tax). Any such reduction shall be made by the Company in its sole discretion consistent with the requirements of Section 409A and shall include prompt repayment by Executive of any payments or benefits that are determined to be subject to such reduction and that have previously been paid or provided to Executive. Any determination required under this Section 6 shall be made in writing in good faith by a nationally recognized public accounting firm selected by the Company, whose determination shall be final and binding. The Company and the Executive shall provide the accounting firm with such information and documents as the accounting firm may reasonably request in order to make a determination under this Section 6.

7. General Provisions.

(a) Withholding. The Company shall be entitled to deduct or withhold, or require the Executive to remit to the Company, the minimum statutory amount necessary to satisfy federal, state or local taxes required by law or regulation to be withheld with respect to any payment or benefit provided hereunder.

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(b) Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when delivered personally, delivered by certified or registered mail, postage prepaid, return receipt requested, or delivered by overnight courier (provided that a written acknowledgment of receipt is obtained by the overnight courier) to any party concerned at the address indicated below or to such changed address as such party may subsequently give such notice of:

If to Company:	Front Yard Residential Corporation c/o Front Yard Residential, L.P. 4201 Congress Street, Suite 475 Charlotte, North Carolina 28209 Attention: General Counsel

If to Executive, at Executive’s then-current primary mailing address as indicated in the Company’s records.

(c) Successors and Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the Company and any successor of or to the Company, including, without limitation, any purchaser of all or substantially all of the assets or equity interests of the Company. This Agreement shall inure to the benefit of and be enforceable by Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees and/or legatees.

(d) Waiver. No provision of this Agreement may be modified, amended or waived unless such modification, amendment or waiver is agreed to in writing signed by the Executive and the Company. No waiver by any party hereto at any time of any breach by any other party hereto shall be deemed a waiver of similar or dissimilar provisions at the same or at any prior or subsequent time.

(e) Entire Agreement; Interaction with Other Agreements. This Agreement shall supersede any and all prior understandings, representations or presentations, whether written or oral, relating to the subject matter hereof.

(f) Governing Law. Any dispute, controversy or claim of whatever nature arising out of or relating to this Agreement or breach thereof shall be governed by and interpreted under the laws of the State of Maryland without regard to conflict-of-law or choice-of-law principles.

(g) Section 409A.

(i) The parties agree that this Agreement shall be interpreted to comply with or be exempt from Section 409A of the Code and the regulations and guidance promulgated thereunder to the extent applicable (collectively, “Section 409A”), and all provisions of this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. In no event whatsoever will the Company or the Manager be liable for any additional tax, interest or penalties that may be imposed on Executive under Section 409A or any damages for failing to comply with Section 409A.

(ii) A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits considered “nonqualified deferred compensation” under Section 409A upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references

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to a “termination,” “termination of employment” or like terms shall mean “separation from service.” If Executive is deemed on the date of termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then with regard to any payment or the provision of any benefit that is considered nonqualified deferred compensation under Section 409A payable on account of a “separation from service,” no such payment or benefit shall be made or provided prior to the earlier of (A) the expiration of the six-month period measured from the date of such “separation from service” of Executive, and (B) the date of Executive’s death (the “Delay Period”). All payments and benefits delayed pursuant to this Section 7(g)(ii) (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed on the first business day following the expiration of the Delay Period to Executive in a lump sum without interest, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.

(iii) For purposes of Section 409A, Executive’s right to receive any installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments. Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within 10 business days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company. All expenses or other reimbursements as provided herein shall be payable in accordance with the Company’s policies in effect from time to time, but in any event shall be made on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by Executive; no such reimbursement or expenses eligible for reimbursement in any taxable year shall in any way affect the expenses eligible for reimbursement in any other taxable year; and Executive’s right to reimbursement or in-kind benefits shall not be subject to liquidation or exchanged for any other benefit.

(h) Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

FRONT YARD RESIDENTIAL CORPORATION

By:	/s/ Michael G. Lubin
Name: Michael G. Lubin
Title: Secretary

EXECUTIVE

/s/ George G. Ellison
Name: George G. Ellison

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Exhibit 10.3

FRONT YARD RESIDENTIAL CORPORATION

AMENDED AND RESTATED CHANGE IN CONTROL SEVERANCE AGREEMENT

THIS AMENDED AND RESTATED CHANGE IN CONTROL SEVERANCE AGREEMENT (the “Agreement”) is dated as of October 19, 2020 (the “Effective Date”), by and between Front Yard Residential Corporation, a Maryland corporation (the “Company”), and Stephen H. Gray (the “Executive”).

RECITALS

WHEREAS, as of the Effective Date, Altisource Asset Management Corporation, a United States Virgin Islands corporation (the “Manager”), serves as the external manager of the Company pursuant to the Asset Management Agreement (as defined below);

WHEREAS, the Executive is an employee of the Manager or one of its subsidiaries, and in such capacity provides management services to the Company;

WHEREAS, the Company and the Executive previously entered into the Change in Control Severance Agreement dated May 26, 2017, as amended on January 14, 2019 (the “Original Agreement”) in recognition of the value of the Executive to the Company and to ensure the Company of the Executive’s continued attention and dedication to duty, and to ensure the availability of the Executive’s continued service, including in the event of a Change in Control of the Company;

WHEREAS, pursuant to the Termination and Transition Agreement dated as of August 13, 2020 by and between the Company, Front Yard Residential, L.P., a Delaware limited partnership (“FYR LP”), and the Manager (such agreement, the “Termination Agreement”), the Asset Management Agreement will be terminated effective as of the Termination Date (as such term is defined in the Termination Agreement), and in connection therewith the employment of the Executive with the Manager or its subsidiaries (as applicable) will be terminated and Executive will commence employment with the Company or one of its subsidiaries; and

WHEREAS, in order to fulfill the above purposes, and recognizing that the Executive shall be entitled to rely on various benefits, the Compensation Committee of the Board of Directors of the Company has determined that it is appropriate and in the best interests of the Company to amend and restate the Original Agreement to reflect the aforementioned transfer of Executive’s employment, the termination of the Asset Management Agreement, and the other actions contemplated by the Termination Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

1. Term. This Agreement shall have an initial three-year term beginning on the Effective Date and shall renew thereafter for successive one-year terms, unless the Company provides written notice to the Executive at least 90 days prior to any then-applicable expiration date of its intent not to renew the Agreement. If, however, this Agreement is in effect at the time of a Change in Control (as defined below), then it shall not terminate prior to the second anniversary of such Change in Control; provided, that if a Qualifying Termination should occur during such period, this Agreement shall terminate when the Company’s payment obligations hereunder are satisfied. Notwithstanding the foregoing, this Agreement shall automatically terminate upon a termination of Executive’s employment with the Employer other than as a result of a Qualifying Termination.

2. Definitions. All capitalized terms used but not otherwise defined herein shall have the meaning set forth below:

(a) “Affiliate” means, with respect to a Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

(b) “Asset Management Agreement” means that certain Amended and Restated Asset Management Agreement dated May 7, 2019, between the Manager, the Company, and FYR LP, as may be amended from time to time.

(c) “Base Salary” means the Executive’s annual base salary in effect on the Termination Date, disregarding any reduction in anticipation of, or following, a Change in Control.

(d) “Cause” means gross or willful neglect of duty that is not corrected after 30 days’ written notice thereof; misconduct, malfeasance, fraud or dishonesty that materially and adversely affects the Company or the Employer or their respective reputations in the industry (in the reasonable determination of the Company); or the commission of a felony or a crime involving moral turpitude. All determinations as to Cause shall be made by the Board of Directors of the Company, or a committee thereof, in its reasonable sole discretion.

(e) “Cayman Subsidiary” means AAMC Cayman SEZC Ltd., a Cayman Islands exempted company and indirect subsidiary of the Manager, or any of its successors or assigns.

(f) “Change in Control” means:

(i) The date that a reorganization, merger, consolidation, recapitalization, or similar transaction involving the Company (other than a spinoff, exchange offer or similar transaction to or with the Company’s shareholders) is consummated, unless: (i) at least 50% of the outstanding voting securities of the surviving or resulting entity (including without limitation, an entity which as a result of such transaction owns the Company either directly or through one or more subsidiaries) (“Resulting Entity”) are beneficially owned, directly or indirectly, by the persons who were the beneficial owners of the outstanding voting securities of the Company immediately prior to such transaction in substantially the same proportions as their beneficial ownership, immediately prior to such transaction, of the outstanding voting securities of the Company and (ii) immediately following such transaction no person or persons acting as a group beneficially owns capital stock of the Resulting Entity possessing thirty-five percent (35%) or more of the total voting power of the stock of the Resulting Entity;

(ii) The date that a majority of members of the Company’s Board of Directors is replaced during any twenty-four (24 month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors before the date of the appointment or’ election; provided that no individual shall be considered to be so endorsed if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Securities Exchange Act of 1934) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

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(iii) The date that any one person, or persons acting as a group, other than an employee benefit plan of the Company or one of its Affiliates, or a trust thereof, or any underwriter, acquires (or has or have acquired as of the date of the most recent acquisition by such person or persons) beneficial ownership of stock of the Company possessing thirty-five percent (35%) or more of the total voting power of the stock of the Company; or

(iv) The date that any one person acquires, or persons acting as a group acquire (or has or have acquired as of the date of the most recent acquisition by such person or persons), assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Employer” means FYR LP, Manager, the Cayman Subsidiary or any of their Affiliates, successors or assigns, as applicable, in such entity’s capacity as the legal employer of the Executive at the relevant time.

(i) “Good Reason” means, without the consent of the Executive: (i) a reduction in the Executive’s Base Salary or annual bonus amount1 from the Base Salary or annual bonus amount for the year immediately preceding the year in which the Change of Control occurs, (ii) the notification of the Executive by the Employer that the Employer shall require the Executive to relocate his or her primary place of service with the Employer to a site that is more than 50 miles from both the Executive’s current primary place of service and the Executive’s primary residence, or (iii) a material reduction in the scope of responsibility or authority of the Executive, including, without limitation, the Executive no longer having responsibility to manage the primary assets owned by the Company immediately prior to a Change in Control; provided, however, that no act or omission described above shall be treated as “Good Reason” under this Agreement unless (a) the Executive delivers to the Employer a written statement of the basis for Executive’s belief that Good Reason exists within 120 days following the date such basis first arises, (b) the Employer fails to cure the grounds constituting Good Reason within 30 days following Executive’s delivery of such written statement, and (c) Executive actually resigns within 90 days of such failure to cure.

(j) “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder, and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

[1]	“Bonus amount” shall include the cash bonus and preferred stock dividend, if any, paid to Executive.

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(k) “Protection Period” means the period commencing upon the date of public announcement that the Company has entered into a definitive agreement the consummation of which would result in a Change in Control, and expiring on the second anniversary of the consummation date of the Change in Control; provided that if such definitive transaction agreement is terminated pursuant to its terms prior to consummation of the Change in Control, the Protection Period shall expire on the date of such termination.

(l) “Qualifying Termination” means the occurrence of any of the following during the Protection Period:

(i) A termination of the Executive’s employment by the Employer without Cause; or

(ii) Executive’s resignation from the Employer with Good Reason.

Notwithstanding the foregoing, the termination of Executive’s employment with the Manager in connection with the termination of the Asset Management Agreement and contemporaneous re-hire by the Company or one of its subsidiaries or Affiliates (as contemplated by this Agreement) shall not constitute or serve as the basis for a “Qualifying Termination” hereunder.

(m) “Termination Date” means the date that Executive experiences a Qualifying Termination.

3. Severance Benefits.

(a) Components. Subject to Section 5, if the Executive experiences a Qualifying Termination, the Company shall provide Executive with the following payments and benefits:

(i) Salary Payment. An amount equal to 1.5 times Executive’s Base Salary (the “Salary Payment”);

(ii) Bonus Payment. An amount equal to 1.5 times the Executive’s annual bonus amount2 for the year immediately preceding the year in which the Change of Control occurs (the “Bonus Payment”);

(iii) Prorated Bonus Payment. An amount equal to the product of (A) Executive’s annual bonus amount3 for the year immediately preceding year in which the Change of Control occurs and (B) a fraction, the numerator of which is the number of days from January 1 through the Termination Date, and the denominator of which is 365 (such amount, the “Prorated Bonus Payment”);

[2]	“Bonus amount” shall include the cash bonus and preferred stock dividend, if any, paid to Executive.
[3]	“Bonus amount” shall include the cash bonus and preferred stock dividend, if any, paid to Executive.

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(iv) Medical Benefits. An amount equal to 18 times the monthly premium (if any) paid by Employer for medical, dental and vision insurance coverage for the Executive and his eligible dependents immediately prior to the Qualifying Termination (the “Medical Benefits”);

(v) Equity Acceleration. Immediate vesting, lapse of restriction and full exercisability with respect to all equity or equity-based awards granted to the Executive under any Company equity plans (the “ Equity Acceleration”);

(vi) Prior-Year Bonus. To the extent not paid as of the Termination Date, the annual bonus (if any) earned by the Executive for the year immediately preceding the year in which the Executive’s Termination Date occurs determined in good faith on a basis consistent with the Employer’s annual incentive compensation program as in effect immediately prior to the Change of Control, and payable on the later of (i) the payment date determined pursuant to Section 3(b) below and (ii) the date that such bonus would have been paid had the Executive remained employed; and

(vii) Accrued Benefits. All base salary earned or accrued but unpaid through the Termination Date; reimbursement for any and all monies advanced in connection with the Executive’s service for reasonable and necessary business expenses incurred by the Executive through the Termination Date; and all other payments and benefits to which the Executive may be entitled following Executive’s Qualifying Termination under the terms and conditions of any then-existing employee compensation or benefit plan, program, policy or arrangement of the Employer (collectively, the “Accrued Benefits”).

(b) Timing. Except as otherwise required by law or set forth above, any amounts payable hereunder shall be made in a lump-sum payment in cash on the 60th day following the Termination Date, provided that if the Qualifying Termination occurs prior to the Change in Control, such lump-sum cash payment will instead be made on the 60th day following the Change in Control (provided only in such case that such Change in Control is also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder)) (the “Payment Date”).

(c) Offset. Notwithstanding anything herein to the contrary, the amount of all payments under Section 3(a) hereof shall be reduced (but not below zero) by the value of any comparable severance benefits, but excluding any equity or equity-based severance benefits, to which Executive may be entitled from the Company, the Manager or any of their respective Affiliates pursuant to any plan, agreement, contract or other arrangement, including, without limitation, any payments made to the Executive prior to the Change in Control pursuant to an employment agreement between the Executive and FYR LP.

4. Minimum Base Salary and Prior Annual Bonus until 2022. If the Executive experiences a Qualifying Termination at any time prior to January 1, 2022, (a) for all purposes under Sections 2(i), 3(a)(i) and 3(a)(vii), the “Base Salary” will be deemed to be $385,000, (b) for all purposes under Sections 2(i), 3(a)(ii) and 3(a)(iii), the Executive’s annual bonus amount for the year immediately preceding the year in which the Change in Control occurs will be deemed to be $465,000, in both cases, only if such dollar amount is higher than the “Base Salary” amount or annual bonus amount (as applicable) that would otherwise be applicable pursuant to such sections.

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5. Release of Claims and Covenant Not to Sue. The Company’s obligation to provide the Salary Payment, Bonus Payment, Prorated Bonus Payment, Medical Benefits and Equity Acceleration (the “Severance Benefits”) shall be subject to and contingent upon (a) the Executive’s execution and delivery to the Company of a general release of claims and covenant not to sue substantially in the form attached hereto as Exhibit A (the “Release Agreement”) on or within 21 days following the Termination Date, and (b) such Release Agreement becoming effective and irrevocable within 29 days following the Termination Date in accordance with its terms. For the avoidance of doubt, the Executive shall forfeit the Severance Benefits if the Release Agreement has not been timely executed and delivered to the Company and become effective and irrevocable. The parties agree that, except as set forth in Section 5 hereof or as otherwise required by law, the Executive shall not be entitled to receive any compensation or benefits after the Te1mination Date.

6. Section 280G Reduction. In the event that it is determined that any payments or benefits provided hereunder, together with any payments or benefits to be provided under any other plan, program, arrangement or agreement, would constitute “parachute payments” within the meaning of Section 280G of the Code and would, but for this Section 6, be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any similar tax under state or local law or any interest or penalties with respect to such taxes (the “Excise Tax”), then the amounts of any such payments or benefits under the Plan and such other arrangements shall be either (i) paid in full or (ii) reduced to the minimum extent necessary to ensure that no portion of the payments or benefits is subject to the Excise Tax, whichever of the foregoing (i) or (i) results in the Executive’s receipt on an after-tax basis of the greatest amount of payments and benefits after taking into account the applicable federal, state, local and foreign income, employment and excise taxes (including the Excise Tax). Any such reduction shall be made by the Company in its sole discretion consistent with the requirements of Section 409A and shall include prompt repayment by Executive of any payments or benefits that are determined to be subject to such reduction and that have previously been paid or provided to Executive. Any determination required under this Section 6 shall be made in writing in good faith by a nationally recognized public accounting firm selected by the Company, whose determination shall be final and binding. The Company and the Executive shall provide the accounting firm with such information and documents as the accounting firm may reasonably request in order to make a determination under this Section 6.

7. General Provisions.

(a) Withholding. The Company shall be entitled to deduct or withhold, or require the Executive to remit to the Company, the minimum statutory amount necessary to satisfy federal, state or local taxes required by law or regulation to be withheld with respect to any payment or benefit provided hereunder.

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(b) Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when delivered personally, delivered by certified or registered mail, postage prepaid, return receipt requested, or delivered by overnight courier (provided that a written acknowledgment of receipt is obtained by the overnight courier) to any party concerned at the address indicated below or to such changed address as such party may subsequently give such notice of:

If to Company:	Front Yard Residential Corporation c/o Front Yard Residential, L.P. 4201 Congress Street, Suite 475 Charlotte, North Carolina 28209 Attention: General Counsel

If to Executive, at Executive’s then-current primary mailing address as indicated in the Company’s records.

(c) Successors and Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the Company and any successor of or to the Company, including, without limitation, any purchaser of all or substantially all of the assets or equity interests of the Company. This Agreement shall inure to the benefit of and be enforceable by Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees and/or legatees.

(d) Waiver. No provision of this Agreement may be modified, amended or waived unless such modification, amendment or waiver is agreed to in writing signed by the Executive and the Company. No waiver by any party hereto at any time of any breach by any other party hereto shall be deemed a waiver of similar or dissimilar provisions at the same or at any prior or subsequent time.

(e) Entire Agreement; Interaction with Other Agreements. This Agreement shall supersede any and all prior understandings, representations or presentations, whether written or oral, relating to the subject matter hereof.

(f) Governing Law. Any dispute, controversy or claim of whatever nature arising out of or relating to this Agreement or breach thereof shall be governed by and interpreted under the laws of the State of Maryland without regard to conflict-of-law or choice-of-law principles.

(g) Section 409A.

(i) The parties agree that this Agreement shall be interpreted to comply with or be exempt from Section 409A of the Code and the regulations and guidance promulgated thereunder to the extent applicable (collectively, “Section 409A”), and all provisions of this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. In no event whatsoever will the Company or the Manager be liable for any additional tax, interest or penalties that may be imposed on Executive under Section 409A or any damages for failing to comply with Section 409A.

(ii) A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits considered “nonqualified deferred compensation” under Section 409A upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references

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to a “termination,” “termination of employment” or like terms shall mean “separation from service.” If Executive is deemed on the date of termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then with regard to any payment or the provision of any benefit that is considered nonqualified deferred compensation under Section 409A payable on account of a “separation from service,” no such payment or benefit shall be made or provided prior to the earlier of (A) the expiration of the six-month period measured from the date of such “separation from service” of Executive, and (B) the date of Executive’s death (the “Delay Period”). All payments and benefits delayed pursuant to this Section 7(g)(ii) (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed on the first business day following the expiration of the Delay Period to Executive in a lump sum without interest, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.

(iii) For purposes of Section 409A, Executive’s right to receive any installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments. Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within 10 business days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company. All expenses or other reimbursements as provided herein shall be payable in accordance with the Company’s policies in effect from time to time, but in any event shall be made on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by Executive; no such reimbursement or expenses eligible for reimbursement in any taxable year shall in any way affect the expenses eligible for reimbursement in any other taxable year; and Executive’s right to reimbursement or in-kind benefits shall not be subject to liquidation or exchanged for any other benefit.

(h) Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

FRONT YARD RESIDENTIAL CORPORATION

By:	/s/ Michael G. Lubin
Name: Michael G. Lubin
Title: Secretary

EXECUTIVE

/s/ Stephen H. Gray
Name: Stephen H. Gray

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Exhibit 10.4

FRONT YARD RESIDENTIAL CORPORATION

AMENDED AND RESTATED CHANGE IN CONTROL SEVERANCE AGREEMENT

THIS AMENDED AND RESTATED CHANGE IN CONTROL SEVERANCE AGREEMENT (the “Agreement”) is dated as of October 19, 2020 (the “Effective Date”), by and between Front Yard Residential Corporation, a Maryland corporation (the “Company”), and Robin N. Lowe (the “Executive”).

RECITALS

WHEREAS, as of the Effective Date, Altisource Asset Management Corporation, a United States Virgin Islands corporation (the “Manager”), serves as the external manager of the Company pursuant to the Asset Management Agreement (as defined below);

WHEREAS, the Executive is an employee of the Manager or one of its subsidiaries, and in such capacity provides management services to the Company;

WHEREAS, the Company and the Executive previously entered into the Change in Control Severance Agreement dated May 26, 2017, as amended on January 14, 2019 (the “Original Agreement”) in recognition of the value of the Executive to the Company and to ensure the Company of the Executive’s continued attention and dedication to duty, and to ensure the availability of the Executive’s continued service, including in the event of a Change in Control of the Company;

WHEREAS, pursuant to the Termination and Transition Agreement dated as of August 13, 2020 by and between the Company, Front Yard Residential, L.P., a Delaware limited partnership (“FYR LP”), and the Manager (such agreement, the “Termination Agreement”), the Asset Management Agreement will be terminated effective as of the Termination Date (as such term is defined in the Termination Agreement), and in connection therewith the employment of the Executive with the Manager or its subsidiaries (as applicable) will be terminated and Executive will commence employment with the Company or one of its subsidiaries; and

WHEREAS, in order to fulfill the above purposes, and recognizing that the Executive shall be entitled to rely on various benefits, the Compensation Committee of the Board of Directors of the Company has determined that it is appropriate and in the best interests of the Company to amend and restate the Original Agreement to reflect the aforementioned transfer of Executive’s employment, the termination of the Asset Management Agreement, and the other actions contemplated by the Termination Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

1. Term. This Agreement shall have an initial three-year term beginning on the Effective Date and shall renew thereafter for successive one-year terms, unless the Company provides written notice to the Executive at least 90 days prior to any then-applicable expiration date of its intent not to renew the Agreement. If, however, this Agreement is in effect at the time of a Change in Control (as defined below), then it shall not terminate prior to the second anniversary of such Change in Control; provided, that if a Qualifying Termination should occur during such period, this Agreement shall terminate when the Company’s payment obligations hereunder are satisfied. Notwithstanding the foregoing, this Agreement shall automatically terminate upon a termination of Executive’s employment with the Employer other than as a result of a Qualifying Termination.

2. Definitions. All capitalized terms used but not otherwise defined herein shall have the meaning set forth below:

(a) “Affiliate” means, with respect to a Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

(b) “Asset Management Agreement” means that certain Amended and Restated Asset Management Agreement dated May 7, 2019, between the Manager, the Company, and FYR LP, as may be amended from time to time.

(c) “Base Salary” means the Executive’s annual base salary in effect on the Termination Date, disregarding any reduction in anticipation of, or following, a Change in Control.

(d) “Cause” means gross or willful neglect of duty that is not corrected after 30 days’ written notice thereof; misconduct, malfeasance, fraud or dishonesty that materially and adversely affects the Company or the Employer or their respective reputations in the industry (in the reasonable determination of the Company); or the commission of a felony or a crime involving moral turpitude. All determinations as to Cause shall be made by the Board of Directors of the Company, or a committee thereof, in its reasonable sole discretion.

(e) “Cayman Subsidiary” means AAMC Cayman SEZC Ltd., a Cayman Islands exempted company and indirect subsidiary of the Manager, or any of its successors or assigns.

(f) “Change in Control” means:

(i) The date that a reorganization, merger, consolidation, recapitalization, or similar transaction involving the Company (other than a spinoff, exchange offer or similar transaction to or with the Company’s shareholders) is consummated, unless: (i) at least 50% of the outstanding voting securities of the surviving or resulting entity (including without limitation, an entity which as a result of such transaction owns the Company either directly or through one or more subsidiaries) (“Resulting Entity”) are beneficially owned, directly or indirectly, by the persons who were the beneficial owners of the outstanding voting securities of the Company immediately prior to such transaction in substantially the same proportions as their beneficial ownership, immediately prior to such transaction, of the outstanding voting securities of the Company and (ii) immediately following such transaction no person or persons acting as a group beneficially owns capital stock of the Resulting Entity possessing thirty-five percent (35%) or more of the total voting power of the stock of the Resulting Entity;

(ii) The date that a majority of members of the Company’s Board of Directors is replaced during any twenty-four (24 month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors before the date of the appointment or’ election; provided that no individual shall be considered to be so endorsed if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Securities Exchange Act of 1934) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

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(iii) The date that any one person, or persons acting as a group, other than an employee benefit plan of the Company or one of its Affiliates, or a trust thereof, or any underwriter, acquires (or has or have acquired as of the date of the most recent acquisition by such person or persons) beneficial ownership of stock of the Company possessing thirty-five percent (35%) or more of the total voting power of the stock of the Company; or

(iv) The date that any one person acquires, or persons acting as a group acquire (or has or have acquired as of the date of the most recent acquisition by such person or persons), assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Employer” means FYR LP, Manager, the Cayman Subsidiary or any of their Affiliates, successors or assigns, as applicable, in such entity’s capacity as the legal employer of the Executive at the relevant time.

(i) “Good Reason” means, without the consent of the Executive: (i) a reduction in the Executive’s Base Salary or annual bonus amount1 from the Base Salary or annual bonus amount for the year immediately preceding the year in which the Change of Control occurs, (ii) the notification of the Executive by the Employer that the Employer shall require the Executive to relocate his or her primary place of service with the Employer to a site that is more than 50 miles from both the Executive’s current primary place of service and the Executive’s primary residence, or (iii) a material reduction in the scope of responsibility or authority of the Executive, including, without limitation, the Executive no longer having responsibility to manage the primary assets owned by the Company immediately prior to a Change in Control; provided, however, that no act or omission described above shall be treated as “Good Reason” under this Agreement unless (a) the Executive delivers to the Employer a written statement of the basis for Executive’s belief that Good Reason exists within 120 days following the date such basis first arises, (b) the Employer fails to cure the grounds constituting Good Reason within 30 days following Executive’s delivery of such written statement, and (c) Executive actually resigns within 90 days of such failure to cure.

(j) “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder, and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

[1]	“Bonus amount” shall include the cash bonus and preferred stock dividend, if any, paid to Executive.

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(k) “Protection Period” means the period commencing upon the date of public announcement that the Company has entered into a definitive agreement the consummation of which would result in a Change in Control, and expiring on the second anniversary of the consummation date of the Change in Control; provided that if such definitive transaction agreement is terminated pursuant to its terms prior to consummation of the Change in Control, the Protection Period shall expire on the date of such termination.

(l) “Qualifying Termination” means the occurrence of any of the following during the Protection Period:

(i) A termination of the Executive’s employment by the Employer without

Cause; or

(ii) Executive’s resignation from the Employer with Good Reason.

Notwithstanding the foregoing, the termination of Executive’s employment with the Manager in connection with the termination of the Asset Management Agreement and contemporaneous re-hire by the Company or one of its subsidiaries or Affiliates (as contemplated by this Agreement) shall not constitute or serve as the basis for a “Qualifying Termination” hereunder.

(m) “Termination Date” means the date that Executive experiences a Qualifying Termination.

3. Severance Benefits.

(a) Components. Subject to Section 5, if the Executive experiences a Qualifying Termination, the Company shall provide Executive with the following payments and benefits:

(i) Salary Payment. An amount equal to 1.5 times Executive’s Base Salary (the “Salary Payment”);

(ii) Bonus Payment. An amount equal to 1.5 times the Executive’s annual bonus amount2 for the year immediately preceding the year in which the Change of Control occurs (the “Bonus Payment”);

(iii) Prorated Bonus Payment. An amount equal to the product of (A) Executive’s annual bonus amount3 for the year immediately preceding year in which the Change of Control occurs and (B) a fraction, the numerator of which is the number of days from January 1 through the Termination Date, and the denominator of which is 365 (such amount, the “Prorated Bonus Payment”);

[2]	“Bonus amount” shall include the cash bonus and preferred stock dividend, if any, paid to Executive.
[3]	“Bonus amount” shall include the cash bonus and preferred stock dividend, if any, paid to Executive.

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(iv) Medical Benefits. An amount equal to 18 times the monthly premium (if any) paid by Employer for medical, dental and vision insurance coverage for the Executive and his eligible dependents immediately prior to the Qualifying Termination (the “Medical Benefits”);

(v) Equity Acceleration. Immediate vesting, lapse of restriction and full exercisability with respect to all equity or equity-based awards granted to the Executive under any Company equity plans (the “ Equity Acceleration”);

(vi) Prior-Year Bonus. To the extent not paid as of the Termination Date, the annual bonus (if any) earned by the Executive for the year immediately preceding the year in which the Executive’s Termination Date occurs determined in good faith on a basis consistent with the Employer’s annual incentive compensation program as in effect immediately prior to the Change of Control, and payable on the later of (i) the payment date determined pursuant to Section 3(b) below and (ii) the date that such bonus would have been paid had the Executive remained employed; and

(vii) Accrued Benefits. All base salary earned or accrued but unpaid through the Termination Date; reimbursement for any and all monies advanced in connection with the Executive’s service for reasonable and necessary business expenses incurred by the Executive through the Termination Date; and all other payments and benefits to which the Executive may be entitled following Executive’s Qualifying Termination under the terms and conditions of any then-existing employee compensation or benefit plan, program, policy or arrangement of the Employer (collectively, the “Accrued Benefits”).

(b) Timing. Except as otherwise required by law or set forth above, any amounts payable hereunder shall be made in a lump-sum payment in cash on the 60th day following the Termination Date, provided that if the Qualifying Termination occurs prior to the Change in Control, such lump-sum cash payment will instead be made on the 60th day following the Change in Control (provided only in such case that such Change in Control is also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder)) (the “Payment Date”).

(c) Offset. Notwithstanding anything herein to the contrary, the amount of all payments under Section 3(a) hereof shall be reduced (but not below zero) by the value of any comparable severance benefits, but excluding any equity or equity-based severance benefits, to which Executive may be entitled from the Company, the Manager or any of their respective Affiliates pursuant to any plan, agreement, contract or other arrangement, including, without limitation, any payments made to the Executive prior to the Change in Control pursuant to an employment agreement between the Executive and FYR LP.

4. Minimum Base Salary and Prior Annual Bonus until 2022. If the Executive experiences a Qualifying Termination at any time prior to January 1, 2022, (a) for all purposes under Sections 2(i), 3(a)(i) and 3(a)(vii), the “Base Salary” will be deemed to be $475,000, (b) for all purposes under Sections 2(i), 3(a)(ii) and 3(a)(iii), the Executive’s annual bonus amount for the year immediately preceding the year in which the Change in Control occurs will be deemed to be $350,000, in both cases, only if such dollar amount is higher than the “Base Salary” amount or annual bonus amount (as applicable) that would otherwise be applicable pursuant to such sections.

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5. Release of Claims and Covenant Not to Sue. The Company’s obligation to provide the Salary Payment, Bonus Payment, Prorated Bonus Payment, Medical Benefits and Equity Acceleration (the “Severance Benefits”) shall be subject to and contingent upon (a) the Executive’s execution and delivery to the Company of a general release of claims and covenant not to sue substantially in the form attached hereto as Exhibit A (the “Release Agreement”) on or within 21 days following the Termination Date, and (b) such Release Agreement becoming effective and irrevocable within 29 days following the Termination Date in accordance with its terms. For the avoidance of doubt, the Executive shall forfeit the Severance Benefits if the Release Agreement has not been timely executed and delivered to the Company and become effective and irrevocable. The parties agree that, except as set forth in Section 5 hereof or as otherwise required by law, the Executive shall not be entitled to receive any compensation or benefits after the Te1mination Date.

6. Section 280G Reduction. In the event that it is determined that any payments or benefits provided hereunder, together with any payments or benefits to be provided under any other plan, program, arrangement or agreement, would constitute “parachute payments” within the meaning of Section 280G of the Code and would, but for this Section 6, be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any similar tax under state or local law or any interest or penalties with respect to such taxes (the “Excise Tax”), then the amounts of any such payments or benefits under the Plan and such other arrangements shall be either (i) paid in full or (ii) reduced to the minimum extent necessary to ensure that no portion of the payments or benefits is subject to the Excise Tax, whichever of the foregoing (i) or (i) results in the Executive’s receipt on an after-tax basis of the greatest amount of payments and benefits after taking into account the applicable federal, state, local and foreign income, employment and excise taxes (including the Excise Tax). Any such reduction shall be made by the Company in its sole discretion consistent with the requirements of Section 409A and shall include prompt repayment by Executive of any payments or benefits that are determined to be subject to such reduction and that have previously been paid or provided to Executive. Any determination required under this Section 6 shall be made in writing in good faith by a nationally recognized public accounting firm selected by the Company, whose determination shall be final and binding. The Company and the Executive shall provide the accounting firm with such information and documents as the accounting firm may reasonably request in order to make a determination under this Section 6.

7. General Provisions.

(a) Withholding. The Company shall be entitled to deduct or withhold, or require the Executive to remit to the Company, the minimum statutory amount necessary to satisfy federal, state or local taxes required by law or regulation to be withheld with respect to any payment or benefit provided hereunder.

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(b) Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when delivered personally, delivered by certified or registered mail, postage prepaid, return receipt requested, or delivered by overnight courier (provided that a written acknowledgment of receipt is obtained by the overnight courier) to any party concerned at the address indicated below or to such changed address as such party may subsequently give such notice of:

If to Company:	Front Yard Residential Corporation c/o Front Yard Residential, L.P. 4201 Congress Street, Suite 475 Charlotte, North Carolina 28209 Attention: General Counsel

If to Executive, at Executive’s then-current primary mailing address as indicated in the Company’s records.

(c) Successors and Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the Company and any successor of or to the Company, including, without limitation, any purchaser of all or substantially all of the assets or equity interests of the Company. This Agreement shall inure to the benefit of and be enforceable by Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees and/or legatees.

(d) Waiver. No provision of this Agreement may be modified, amended or waived unless such modification, amendment or waiver is agreed to in writing signed by the Executive and the Company. No waiver by any party hereto at any time of any breach by any other party hereto shall be deemed a waiver of similar or dissimilar provisions at the same or at any prior or subsequent time.

(e) Entire Agreement; Interaction with Other Agreements. This Agreement shall supersede any and all prior understandings, representations or presentations, whether written or oral, relating to the subject matter hereof.

(f) Governing Law. Any dispute, controversy or claim of whatever nature arising out of or relating to this Agreement or breach thereof shall be governed by and interpreted under the laws of the State of Maryland without regard to conflict-of-law or choice-of-law principles.

(g) Section 409A.

(i) The parties agree that this Agreement shall be interpreted to comply with or be exempt from Section 409A of the Code and the regulations and guidance promulgated thereunder to the extent applicable (collectively, “Section 409A”), and all provisions of this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. In no event whatsoever will the Company or the Manager be liable for any additional tax, interest or penalties that may be imposed on Executive under Section 409A or any damages for failing to comply with Section 409A.

(ii) A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits considered “nonqualified deferred compensation” under Section 409A upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references

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to a “termination,” “termination of employment” or like terms shall mean “separation from service.” If Executive is deemed on the date of termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then with regard to any payment or the provision of any benefit that is considered nonqualified deferred compensation under Section 409A payable on account of a “separation from service,” no such payment or benefit shall be made or provided prior to the earlier of (A) the expiration of the six-month period measured from the date of such “separation from service” of Executive, and (B) the date of Executive’s death (the “Delay Period”). All payments and benefits delayed pursuant to this Section 7(g)(ii) (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed on the first business day following the expiration of the Delay Period to Executive in a lump sum without interest, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.

(iii) For purposes of Section 409A, Executive’s right to receive any installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments. Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within 10 business days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company. All expenses or other reimbursements as provided herein shall be payable in accordance with the Company’s policies in effect from time to time, but in any event shall be made on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by Executive; no such reimbursement or expenses eligible for reimbursement in any taxable year shall in any way affect the expenses eligible for reimbursement in any other taxable year; and Executive’s right to reimbursement or in-kind benefits shall not be subject to liquidation or exchanged for any other benefit.

(h) Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

FRONT YARD RESIDENTIAL CORPORATION

By:	/s/ Michael G. Lubin
Name: Michael G. Lubin
Title: Secretary

EXECUTIVE

/s/ Robin N. Lowe
Name: Robin N. Lowe

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Exhibit 10.5

FRONT YARD RESIDENTIAL CORPORATION

AMENDED AND RESTATED CHANGE IN CONTROL SEVERANCE AGREEMENT

THIS AMENDED AND RESTATED CHANGE IN CONTROL SEVERANCE AGREEMENT (the “Agreement”) is dated as of October 19, 2020 (the “Effective Date”), by and between Front Yard Residential Corporation, a Maryland corporation (the “Company”), and Michael G. Lubin (the “Executive”).

RECITALS

WHEREAS, as of the Effective Date, Altisource Asset Management Corporation, a United States Virgin Islands corporation (the “Manager”), serves as the external manager of the Company pursuant to the Asset Management Agreement (as defined below);

WHEREAS, the Executive is an employee of the Manager or one of its subsidiaries, and in such capacity provides management services to the Company;

WHEREAS, the Company and the Executive previously entered into the Change in Control Severance Agreement dated May 26, 2017, as amended on January 14, 2019 (the “Original Agreement”) in recognition of the value of the Executive to the Company and to ensure the Company of the Executive’s continued attention and dedication to duty, and to ensure the availability of the Executive’s continued service, including in the event of a Change in Control of the Company;

WHEREAS, pursuant to the Termination and Transition Agreement dated as of August 13, 2020 by and between the Company, Front Yard Residential, L.P., a Delaware limited partnership (“FYR LP”), and the Manager (such agreement, the “Termination Agreement”), the Asset Management Agreement will be terminated effective as of the Termination Date (as such term is defined in the Termination Agreement), and in connection therewith the employment of the Executive with the Manager or its subsidiaries (as applicable) will be terminated and Executive will commence employment with the Company or one of its subsidiaries; and

WHEREAS, in order to fulfill the above purposes, and recognizing that the Executive shall be entitled to rely on various benefits, the Compensation Committee of the Board of Directors of the Company has determined that it is appropriate and in the best interests of the Company to amend and restate the Original Agreement to reflect the aforementioned transfer of Executive’s employment, the termination of the Asset Management Agreement, and the other actions contemplated by the Termination Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

1. Term. This Agreement shall have an initial three-year term beginning on the Effective Date and shall renew thereafter for successive one-year terms, unless the Company provides written notice to the Executive at least 90 days prior to any then-applicable expiration date of its intent not to renew the Agreement. If, however, this Agreement is in effect at the time of a Change in Control (as defined below), then it shall not terminate prior to the second anniversary of such Change in Control; provided, that if a Qualifying Termination should occur during such period, this Agreement shall terminate when the Company’s payment obligations hereunder are satisfied. Notwithstanding the foregoing, this Agreement shall automatically terminate upon a termination of Executive’s employment with the Employer other than as a result of a Qualifying Termination.

2. Definitions. All capitalized terms used but not otherwise defined herein shall have the meaning set forth below:

(a) “Affiliate” means, with respect to a Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

(b) “Asset Management Agreement” means that certain Amended and Restated Asset Management Agreement dated May 7, 2019, between the Manager, the Company, and FYR LP, as may be amended from time to time.

(c) “Base Salary” means the Executive’s annual base salary in effect on the Termination Date, disregarding any reduction in anticipation of, or following, a Change in Control.

(d) “Cause” means gross or willful neglect of duty that is not corrected after 30 days’ written notice thereof; misconduct, malfeasance, fraud or dishonesty that materially and adversely affects the Company or the Employer or their respective reputations in the industry (in the reasonable determination of the Company); or the commission of a felony or a crime involving moral turpitude. All determinations as to Cause shall be made by the Board of Directors of the Company, or a committee thereof, in its reasonable sole discretion.

(e) “Cayman Subsidiary” means AAMC Cayman SEZC Ltd., a Cayman Islands exempted company and indirect subsidiary of the Manager, or any of its successors or assigns.

(f) “Change in Control” means:

(i) The date that a reorganization, merger, consolidation, recapitalization, or similar transaction involving the Company (other than a spinoff, exchange offer or similar transaction to or with the Company’s shareholders) is consummated, unless: (i) at least 50% of the outstanding voting securities of the surviving or resulting entity (including without limitation, an entity which as a result of such transaction owns the Company either directly or through one or more subsidiaries) (“Resulting Entity”) are beneficially owned, directly or indirectly, by the persons who were the beneficial owners of the outstanding voting securities of the Company immediately prior to such transaction in substantially the same proportions as their beneficial ownership, immediately prior to such transaction, of the outstanding voting securities of the Company and (ii) immediately following such transaction no person or persons acting as a group beneficially owns capital stock of the Resulting Entity possessing thirty-five percent (35%) or more of the total voting power of the stock of the Resulting Entity;

(ii) The date that a majority of members of the Company’s Board of Directors is replaced during any twenty-four (24 month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors before the date of the appointment or’ election; provided that no individual shall be considered to be so endorsed if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Securities Exchange Act of 1934) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

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(iii) The date that any one person, or persons acting as a group, other than an employee benefit plan of the Company or one of its Affiliates, or a trust thereof, or any underwriter, acquires (or has or have acquired as of the date of the most recent acquisition by such person or persons) beneficial ownership of stock of the Company possessing thirty-five percent (35%) or more of the total voting power of the stock of the Company; or

(iv) The date that any one person acquires, or persons acting as a group acquire (or has or have acquired as of the date of the most recent acquisition by such person or persons), assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Employer” means FYR LP, Manager, the Cayman Subsidiary or any of their Affiliates, successors or assigns, as applicable, in such entity’s capacity as the legal employer of the Executive at the relevant time.

(i) “Good Reason” means, without the consent of the Executive: (i) a reduction in the Executive’s Base Salary or annual bonus amount1 from the Base Salary or annual bonus amount for the year immediately preceding the year in which the Change of Control occurs, (ii) the notification of the Executive by the Employer that the Employer shall require the Executive to relocate his or her primary place of service with the Employer to a site that is more than 50 miles from both the Executive’s current primary place of service and the Executive’s primary residence, or (iii) a material reduction in the scope of responsibility or authority of the Executive, including, without limitation, the Executive no longer having responsibility to manage the primary assets owned by the Company immediately prior to a Change in Control; provided, however, that no act or omission described above shall be treated as “Good Reason” under this Agreement unless (a) the Executive delivers to the Employer a written statement of the basis for Executive’s belief that Good Reason exists within 120 days following the date such basis first arises, (b) the Employer fails to cure the grounds constituting Good Reason within 30 days following Executive’s delivery of such written statement, and (c) Executive actually resigns within 90 days of such failure to cure.

(j) “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder, and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

[1]	“Bonus amount” shall include the cash bonus and preferred stock dividend, if any, paid to Executive.

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(k) “Protection Period” means the period commencing upon the date of public announcement that the Company has entered into a definitive agreement the consummation of which would result in a Change in Control, and expiring on the second anniversary of the consummation date of the Change in Control; provided that if such definitive transaction agreement is terminated pursuant to its terms prior to consummation of the Change in Control, the Protection Period shall expire on the date of such termination.

(l) “Qualifying Termination” means the occurrence of any of the following during the Protection Period:

(i) A termination of the Executive’s employment by the Employer without Cause; or

(ii) Executive’s resignation from the Employer with Good Reason.

Notwithstanding the foregoing, the termination of Executive’s employment with the Manager in connection with the termination of the Asset Management Agreement and contemporaneous re-hire by the Company or one of its subsidiaries or Affiliates (as contemplated by this Agreement) shall not constitute or serve as the basis for a “Qualifying Termination” hereunder.

(m) “Termination Date” means the date that Executive experiences a Qualifying Termination.

3. Severance Benefits.

(a) Components. Subject to Section 5, if the Executive experiences a Qualifying Termination, the Company shall provide Executive with the following payments and benefits:

(i) Salary Payment. An amount equal to 1.5 times Executive’s Base Salary (the “Salary Payment”);

(ii) Bonus Payment. An amount equal to 1.5 times the Executive’s annual bonus amount2 for the year immediately preceding the year in which the Change of Control occurs (the “Bonus Payment”);

(iii) Prorated Bonus Payment. An amount equal to the product of (A) Executive’s annual bonus amount3 for the year immediately preceding year in which the Change of Control occurs and (B) a fraction, the numerator of which is the number of days from January 1 through the Termination Date, and the denominator of which is 365 (such amount, the “Prorated

Bonus Payment”);

[2]	“Bonus amount” shall include the cash bonus and preferred stock dividend, if any, paid to Executive.
[3]	“Bonus amount” shall include the cash bonus and preferred stock dividend, if any, paid to Executive.

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(iv) Medical Benefits. An amount equal to 18 times the monthly premium (if any) paid by Employer for medical, dental and vision insurance coverage for the Executive and his eligible dependents immediately prior to the Qualifying Termination (the “Medical Benefits”);

(v) Equity Acceleration. Immediate vesting, lapse of restriction and full exercisability with respect to all equity or equity-based awards granted to the Executive under any Company equity plans (the “ Equity Acceleration”);

(vi) Prior-Year Bonus. To the extent not paid as of the Termination Date, the annual bonus (if any) earned by the Executive for the year immediately preceding the year in which the Executive’s Termination Date occurs determined in good faith on a basis consistent with the Employer’s annual incentive compensation program as in effect immediately prior to the Change of Control, and payable on the later of (i) the payment date determined pursuant to Section 3(b) below and (ii) the date that such bonus would have been paid had the Executive remained employed; and

(vii) Accrued Benefits. All base salary earned or accrued but unpaid through the Termination Date; reimbursement for any and all monies advanced in connection with the Executive’s service for reasonable and necessary business expenses incurred by the Executive through the Termination Date; and all other payments and benefits to which the Executive may be entitled following Executive’s Qualifying Termination under the terms and conditions of any then-existing employee compensation or benefit plan, program, policy or arrangement of the Employer (collectively, the “Accrued Benefits”).

(b) Timing. Except as otherwise required by law or set forth above, any amounts payable hereunder shall be made in a lump-sum payment in cash on the 60th day following the Termination Date, provided that if the Qualifying Termination occurs prior to the Change in Control, such lump-sum cash payment will instead be made on the 60th day following the Change in Control (provided only in such case that such Change in Control is also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder)) (the “Payment Date”).

(c) Offset. Notwithstanding anything herein to the contrary, the amount of all payments under Section 3(a) hereof shall be reduced (but not below zero) by the value of any comparable severance benefits, but excluding any equity or equity-based severance benefits, to which Executive may be entitled from the Company, the Manager or any of their respective Affiliates pursuant to any plan, agreement, contract or other arrangement, including, without limitation, any payments made to the Executive prior to the Change in Control pursuant to an employment agreement between the Executive and FYR LP.

4. Minimum Base Salary and Prior Annual Bonus until 2022. If the Executive experiences a Qualifying Termination at any time prior to January 1, 2022, (a) for all purposes under Sections 2(i), 3(a)(i) and 3(a)(vii), the “Base Salary” will be deemed to be $350,000, (b) for all purposes under Sections 2(i), 3(a)(ii) and 3(a)(iii), the Executive’s annual bonus amount for the year immediately preceding the year in which the Change in Control occurs will be deemed to be $350,000, in both cases, only if such dollar amount is higher than the “Base Salary” amount or annual bonus amount (as applicable) that would otherwise be applicable pursuant to such sections.

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5. Release of Claims and Covenant Not to Sue. The Company’s obligation to provide the Salary Payment, Bonus Payment, Prorated Bonus Payment, Medical Benefits and Equity Acceleration (the “Severance Benefits”) shall be subject to and contingent upon (a) the Executive’s execution and delivery to the Company of a general release of claims and covenant not to sue substantially in the form attached hereto as Exhibit A (the “Release Agreement”) on or within 21 days following the Termination Date, and (b) such Release Agreement becoming effective and irrevocable within 29 days following the Termination Date in accordance with its terms. For the avoidance of doubt, the Executive shall forfeit the Severance Benefits if the Release Agreement has not been timely executed and delivered to the Company and become effective and irrevocable. The parties agree that, except as set forth in Section 5 hereof or as otherwise required by law, the Executive shall not be entitled to receive any compensation or benefits after the Te1mination Date.

6. Section 280G Reduction. In the event that it is determined that any payments or benefits provided hereunder, together with any payments or benefits to be provided under any other plan, program, arrangement or agreement, would constitute “parachute payments” within the meaning of Section 280G of the Code and would, but for this Section 6, be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any similar tax under state or local law or any interest or penalties with respect to such taxes (the “Excise Tax”), then the amounts of any such payments or benefits under the Plan and such other arrangements shall be either (i) paid in full or (ii) reduced to the minimum extent necessary to ensure that no portion of the payments or benefits is subject to the Excise Tax, whichever of the foregoing (i) or (i) results in the Executive’s receipt on an after-tax basis of the greatest amount of payments and benefits after taking into account the applicable federal, state, local and foreign income, employment and excise taxes (including the Excise Tax). Any such reduction shall be made by the Company in its sole discretion consistent with the requirements of Section 409A and shall include prompt repayment by Executive of any payments or benefits that are determined to be subject to such reduction and that have previously been paid or provided to Executive. Any determination required under this Section 6 shall be made in writing in good faith by a nationally recognized public accounting firm selected by the Company, whose determination shall be final and binding. The Company and the Executive shall provide the accounting firm with such information and documents as the accounting firm may reasonably request in order to make a determination under this Section 6.

7. General Provisions.

(a) Withholding. The Company shall be entitled to deduct or withhold, or require the Executive to remit to the Company, the minimum statutory amount necessary to satisfy federal, state or local taxes required by law or regulation to be withheld with respect to any payment or benefit provided hereunder.

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(b) Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when delivered personally, delivered by certified or registered mail, postage prepaid, return receipt requested, or delivered by overnight courier (provided that a written acknowledgment of receipt is obtained by the overnight courier) to any party concerned at the address indicated below or to such changed address as such party may subsequently give such notice of:

If to Company:	Front Yard Residential Corporation c/o Front Yard Residential, L.P. 4201 Congress Street, Suite 475 Charlotte, North Carolina 28209 Attention: General Counsel

If to Executive, at Executive’s then-current primary mailing address as indicated in the Company’s records.

(c) Successors and Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the Company and any successor of or to the Company, including, without limitation, any purchaser of all or substantially all of the assets or equity interests of the Company. This Agreement shall inure to the benefit of and be enforceable by Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees and/or legatees.

(d) Waiver. No provision of this Agreement may be modified, amended or waived unless such modification, amendment or waiver is agreed to in writing signed by the Executive and the Company. No waiver by any party hereto at any time of any breach by any other party hereto shall be deemed a waiver of similar or dissimilar provisions at the same or at any prior or subsequent time.

(e) Entire Agreement; Interaction with Other Agreements. This Agreement shall supersede any and all prior understandings, representations or presentations, whether written or oral, relating to the subject matter hereof.

(f) Governing Law. Any dispute, controversy or claim of whatever nature arising out of or relating to this Agreement or breach thereof shall be governed by and interpreted under the laws of the State of Maryland without regard to conflict-of-law or choice-of-law principles.

(g) Section 409A.

(i) The parties agree that this Agreement shall be interpreted to comply with or be exempt from Section 409A of the Code and the regulations and guidance promulgated thereunder to the extent applicable (collectively, “Section 409A”), and all provisions of this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. In no event whatsoever will the Company or the Manager be liable for any additional tax, interest or penalties that may be imposed on Executive under Section 409A or any damages for failing to comply with Section 409A.

(ii) A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits considered “nonqualified deferred compensation” under Section 409A upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references

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to a “termination,” “termination of employment” or like terms shall mean “separation from service.” If Executive is deemed on the date of termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then with regard to any payment or the provision of any benefit that is considered nonqualified deferred compensation under Section 409A payable on account of a “separation from service,” no such payment or benefit shall be made or provided prior to the earlier of (A) the expiration of the six-month period measured from the date of such “separation from service” of Executive, and (B) the date of Executive’s death (the “Delay Period”). All payments and benefits delayed pursuant to this Section 7(g)(ii) (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed on the first business day following the expiration of the Delay Period to Executive in a lump sum without interest, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.

(iii) For purposes of Section 409A, Executive’s right to receive any installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments. Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within 10 business days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company. All expenses or other reimbursements as provided herein shall be payable in accordance with the Company’s policies in effect from time to time, but in any event shall be made on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by Executive; no such reimbursement or expenses eligible for reimbursement in any taxable year shall in any way affect the expenses eligible for reimbursement in any other taxable year; and Executive’s right to reimbursement or in-kind benefits shall not be subject to liquidation or exchanged for any other benefit.

(h) Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

FRONT YARD RESIDENTIAL CORPORATION

By:	/s/ George G. Ellison
Name: George G. Ellison
Title: Chief Executive Officer

EXECUTIVE

/s/ Michael G. Lubin
Name: Michael G. Lubin

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